===============================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        PENNSYLVANIA ENTERPRISES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:


     -------------------------------------------------------------------------

[PEI LOGO]

                                          One PEI Center
                                          Wilkes-Barre, Pennsylvania 18711-0601
                                          Telephone: (570) 829-8843

                                          September 17, 1999

Dear Fellow Stockholder:

   It is our pleasure to extend to you a cordial invitation to attend a Special Meeting of Stockholders of Pennsylvania Enterprises, Inc.

   You may have read that your Board of Directors and the Board of Directors of Southern Union Company have agreed on a merger. The enclosed proxy statement asks for your approval of that merger and provides you with detailed information about it. Please read this entire document carefully. You may obtain additional information about PEI and Southern Union from documents filed with the Securities and Exchange Commission.

   YOUR BOARD OF DIRECTORS HAS CONCLUDED THAT THE MERGER IS IN THE BEST INTEREST OF PEI'S STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER.

   We are again offering you the option to vote by telephone or by the traditional proxy card. Telephone voting is quick, easy, and immediate. This method of voting is described on your proxy card.

   Your vote is important. The merger cannot be completed without the approval of a majority of the outstanding shares of PEI common stock. Whether or not you expect to attend the Special Meeting, please vote by telephone or sign and date the enclosed proxy and return it promptly by mail in the enclosed envelope which requires no postage if mailed in the United States.

   The Special Meeting will be held at The Plaza Hotel, Fifth Avenue at Central Park South, New York, New York, beginning at 10:00 a.m. (Eastern Time), on Tuesday, October 19, 1999. On behalf of your Board of Directors, thank you for your continued support and interest in Pennsylvania Enterprises, Inc.

Sincerely,



/s/ Ronald W. Simms                       /s/ Thomas F. Karam
Ronald W. Simms                           Thomas F. Karam
Chairman of the Board                     President and
                                          Chief Executive Officer

[PEI LOGO]

                                          One PEI Center
                                          Wilkes-Barre, Pennsylvania 18711-0601
                                          Telephone: (570) 829-8843

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

   NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Pennsylvania Enterprises, Inc. will be held at The Plaza Hotel, Fifth Avenue at Central Park South, New York, New York, on Tuesday, October 19, 1999, beginning at 10:00 a.m. (Eastern Time), for the following purposes:

  (1) To approve and adopt the Agreement of Merger between Southern Union Company and PEI; and

  (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on September 3, 1999, as the record date for the determination of holders of PEI common stock entitled to notice of and to vote at the meeting.

   If you plan to attend the meeting and are a stockholder of record, please mark your proxy card in the appropriate space, or if voting by telephone, so indicate during the telephone voting process. An admission ticket will be mailed to you prior to the meeting date. However, if your shares are not registered in your own name, please advise the stockholder of record (your bank, broker, etc.) that you wish to attend. That firm will provide you with evidence of your ownership which will enable you to gain admittance to the meeting.

   Whether you plan to attend the meeting or not, please vote by telephone or sign and date the enclosed proxy and return it promptly by mail in the enclosed envelope. No postage is required if mailed in the United States.

                                          By order of the Board of Directors,

                                          /s/Donna M. Abdalla
                                          Donna M. Abdalla
                                          Secretary

Wilkes-Barre, Pennsylvania
September 17, 1999

                                   IMPORTANT

 Pennsylvania law requires that the holders of a majority of PEI's outstanding common stock be present in person or by proxy at the Special Meeting in order to constitute a quorum. Stockholders can help avoid the necessity and expense of follow-up letters to assure that a quorum is present at the Special Meeting by promptly returning the enclosed proxy or voting by telephone. Broker non-votes, abstentions, and withhold authority votes all count for the purpose of determining a quorum. In the absence of a quorum, the Special Meeting will be adjourned until a time announced at such meeting. At the adjourned meeting, the stockholders in attendance, although less than a quorum, will nevertheless constitute a quorum to act on all the matters included in this proxy statement, if the adjournment has been at least fifteen days.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE MERGER....................................   1
WHERE YOU CAN FIND MORE INFORMATION.......................................   3
SUMMARY...................................................................   5
  The Companies...........................................................   5
  The Merger..............................................................   5
  The PEI Special Meeting.................................................   7
  The Southern Union Annual Meeting.......................................   8
  Summary of Other Selected Information...................................   8
  Selected Historical Financial Information...............................  11
RISK FACTORS AND OTHER CONSIDERATIONS.....................................  15
  The Amount of Consideration and the Portion Paid in Stock and Cash that
   Stockholders Receive May Vary as a Result of Fluctuations in Southern
   Union's Stock Price....................................................  15
  The Combined Company May Not Realize Benefits of Integrating Our
   Companies..............................................................  15
  Approvals May Not be Obtained or May Contain Unacceptable Restrictions..  15
  Future Acquisitions May Not Achieve Favorable Financial Results, May
   Dilute Your Percentage Ownership in Southern Union or Require
   Substantial Expenditures...............................................  16
  A Different Set of Factors and Conditions Affect Southern Union Stock
   and Could Have a Negative Impact on Its Stock Price....................  16
  Competition Within the Natural Gas Industry is Intense..................  16
  The Terms of Merger-Related Financings May Adversely Affect the Combined
   Company................................................................  17
FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE...........................  17
COMPARATIVE DIVIDENDS AND MARKET PRICES...................................  18
  Southern Union..........................................................  18
  PEI.....................................................................  19
  Historical Equivalent Per Share Market Values...........................  20
COMPARATIVE PER SHARE DATA................................................  20
THE PEI SPECIAL MEETING...................................................  22
  Purpose, Time and Place.................................................  22
  Record Date; Voting Power; Vote Required................................  22
  Share Ownership of Management...........................................  22
  Voting of Proxies.......................................................  22
  Revocability of Proxies.................................................  22
  Solicitation of Proxies.................................................  23
THE SOUTHERN UNION ANNUAL MEETING.........................................  23
  Proposals to be Voted Upon..............................................  23
  Date, Place and Time; Record Date.......................................  25
  Lindemann Proxy; Management Vote........................................  25
  Quorum; Required Vote...................................................  25

                                                                           Page
                                                                           ----
THE MERGER................................................................  26
  PEI Background of the Merger............................................  26
  PEI Reasons for the Merger; Recommendation of PEI's Board of Directors..  28
  Opinion of PEI's Financial Advisor......................................  29
  Southern Union Background of the Merger.................................  32
  Southern Union Reasons for the Merger...................................  34
  Recommendation of the Southern Union Board..............................  35
  Opinion of Southern Union's Financial Advisor...........................  36
  Potential Conflicts and Interests of Certain Persons in the Merger......  39
  Significant U.S. Federal Income Tax Consequences of the Mergers.........  41
  Regulatory Matters......................................................  43
  Management and Other Information........................................  44
  Accounting Treatment....................................................  44
  Listing of Southern Union Common Stock..................................  44
  Federal Securities Law Consequences.....................................  44
  Rights of Dissenting Stockholders of PEI................................  45
  Merger-Related Financing................................................  48
THE MERGER AGREEMENT......................................................  49
  Structure of the Merger.................................................  49
  Closing; Effective Time.................................................  49
  Subsidiary Mergers......................................................  49
  Merger Consideration....................................................  49
  Exchange of PEI Common Stock Certificates for Merger Consideration......  50
  Representations and Warranties..........................................  51
  Covenants and Other Agreements..........................................  52
  No Solicitation by PEI..................................................  55
  Conditions to the Completion of the Merger..............................  57
  Indemnification and Insurance for PEI Officers and Directors............  58
  Amendments..............................................................  58
  Termination of the Merger Agreement.....................................  58
  Termination Fees and Expenses...........................................  59
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS...............  61
THE COMPANIES.............................................................  65
  Southern Union..........................................................  65
  PEI.....................................................................  70
DESCRIPTION OF SOUTHERN UNION CAPITAL STOCK...............................  72
  General.................................................................  72
  Proposed Changes to Southern Union's Capitalization.....................  72
  Southern Union Common Stock.............................................  72
  Southern Union Cumulative Preferred Stock...............................  73
  Transfer Agent and Registrar............................................  75
COMPARISON OF PEI AND SOUTHERN UNION STOCKHOLDER RIGHTS...................  76
PRINCIPAL STOCKHOLDERS....................................................  86
  Beneficial Owners of More Than 5% of Southern Union's Outstanding
   Securities.............................................................  86
  Southern Union Management Ownership.....................................  88
  Beneficial Owners of More Than 5% of PEI's Common Stock.................  89
  PEI Management Ownership................................................  90

                                                                            Page
                                                                            ----
LEGAL MATTERS..............................................................  92
EXPERTS....................................................................  92
OTHER BUSINESS.............................................................  92

APPENDICES

 APPENDIX A Agreement of Merger
 APPENDIX B Opinion of Legg Mason Wood Walker, Incorporated
 APPENDIX C Opinion of Donaldson, Lufkin & Jenrette Securities Corporation
 APPENDIX D Dissenters Rights Provisions of the Pennsylvania Business
            Corporation Law of 1988, as amended

[PEI LOGO]

The accompanying proxy, to be mailed to PEI stockholders together with the Notice of Special Meeting and this proxy statement/prospectus on or about September 17, 1999, is solicited by PEI in connection with the Special Meeting to be held on October 19, 1999.

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: What will happen to PEI as a result of the merger?

A: If the merger is completed, PEI will merge into Southern Union, PEI's utility operations will become a division of Southern Union, and PEI's non-regulated subsidiaries will become subsidiaries of Southern Union. Immediately after that merger is completed, Honesdale Gas Company, a wholly-owned subsidiary of PG Energy Inc., a subsidiary of PEI, will be merged into PG Energy and then PG Energy will be merged into Southern Union.

Q: What do I need to do now?

A: You should carefully read and consider the information contained in this document. You should vote by telephone or complete and sign your proxy and return it in the enclosed return envelope as soon as possible so that your shares may be represented at the PEI special meeting. Failing to vote in person or by telephone or proxy will have the same effect as a vote against the merger agreement.

Q: What is the required vote to approve and adopt the merger agreement?

A: The merger agreement must be approved and adopted by the holders of a majority of shares of PEI common stock entitled to vote at the PEI special meeting. The merger agreement must also be approved and adopted by the holders of a majority of shares of Southern Union common stock entitled to vote at the Southern Union Annual Meeting of Stockholders to be held on October 19, 1999. In addition, the issuance of shares of Southern Union common stock pursuant to the merger agreement must be approved by a majority of the votes cast on this proposal at the Southern Union meeting, provided that the total vote cast represents a majority of the shares of Southern Union common stock outstanding and entitled to vote at the meeting.

Q: Who is entitled to vote?

A: Stockholders as of the close of business on the record date, September 3, 1999 are entitled to vote at the PEI special meeting.

Q: Can I change my vote after I have voted by telephone or mailed in my signed proxy card?

A: You may change your vote at any time before the vote takes place at the PEI special meeting. To do so, you can attend the PEI special meeting and vote in person.

   If you voted by telephone, the latest telephone voting instructions will supersede any previous telephone instructions.

   Or, if you voted by proxy, you can complete a new proxy card or send a written notice stating you would like to revoke your proxy. These should be sent to: PEI, One PEI Center, Wilkes-Barre, Pennsylvania 18711-0601,
   Attention: Secretary. This notice must reach the Secretary before the proxy is voted.

Q: My shares are held in "street name." Will my broker vote my shares on the merger?

A: A broker will vote your shares on the merger agreement only if you provide your broker with instructions on how to vote. You should follow the directions provided by your broker(s) regarding how to instruct brokers to vote the shares.

Q: Am I entitled to dissenters rights?

A: Yes, if you meet the requirements of Pennsylvania law.

Q: Should I send in my certificates now?

A: No. After the merger is completed, Southern Union will send written instructions to you for exchanging your stock certificates. You should not send in your stock certificates with your proxy.

Q: Who can help answer my questions?

A: If you have any questions about the merger or if you need additional copies of this document or the enclosed proxy, you should contact PEI's Investor Relations Department at (570) 829-8843, or D. F. King & Co. Inc., 77 Water Street, New York, New York 10005, telephone toll free 1-800-949-2583.

Q: When is the merger expected to be completed?

A: PEI and Southern Union are working as quickly as possible and hope to complete the merger in the last quarter of 1999.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Any reports, statements or other information that the companies have filed may be read and copied at the SEC's public reference rooms at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. Southern Union's and PEI's SEC filings should also be available to the public from commercial retrieval services and at the Internet web site maintained by the SEC at http://www.sec.gov.

   In addition, materials and information concerning Southern Union and PEI can be inspected at the New York Stock Exchange, Inc., 20 Broad Street, 7th Floor, New York, New York 10005, where Southern Union common stock and PEI common stock are listed.

   The SEC allows us to "incorporate by reference" information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/ prospectus, except for any additional information superseded by information contained directly in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that were previously filed with the SEC by Southern Union (SEC File No. 1-6407) and PEI (SEC File No. 0-7812). These documents contain important information about Southern Union and PEI and their financial condition.

Regarding Southern Union

  . Southern Union's Annual Report on Form 10-K for the fiscal year ended June 30, 1999.

Regarding PEI

  . PEI's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and the amendment thereto.

  .  PEI's Quarterly Report on Form 10-Q for the quarter ended March 31,
     1999.

  .  PEI's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

   Southern Union and PEI may be required by the SEC to file other documents pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the time this proxy statement/prospectus is sent and the date the PEI special meeting is held. These other documents will be deemed to be incorporated by reference in this proxy statement/prospectus and to be a part of it from the date they are filed with the SEC.

   PEI may have sent you some of the documents regarding PEI that are incorporated by reference, but you can obtain any of them through PEI, the SEC or the SEC's Internet web site as previously described. Likewise, you can obtain the document regarding Southern Union that is incorporated by reference through Southern Union, the SEC or the SEC's Internet web site as previously described. Documents incorporated by reference as exhibits to this proxy statement/prospectus are available from Southern Union and PEI without charge. You may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

     SOUTHERN UNION                                     PEI
   Attention: George Yankowski            Attention: Richard N. Marshall
   Director--Investor Relations           Treasurer and Assistant Secretary
   504 Lavaca Street, Eighth Floor        One PEI Center
   Austin, Texas 78701                    Wilkes-Barre, Pennsylvania 18711-0601
   (512) 477-5852                         (570) 829-8843

   If you would like to request documents from Southern Union or PEI, please do so promptly in order to receive them before the PEI special meeting.

   All information contained in or incorporated by reference in this proxy statement/prospectus with respect to Southern Union has been provided by Southern Union. All information contained in or incorporated by reference in this proxy statement/prospectus with respect to PEI has been provided by PEI. Neither Southern Union nor PEI assumes any responsibility for the accuracy or completeness of the information provided by the other party.

   You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus to vote on the merger agreement. Neither Southern Union nor PEI has authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated September 17, 1999. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date, and neither the mailing of this proxy statement/prospectus to stockholders nor the completion of the merger shall create any implication to the contrary.

                                    SUMMARY

   This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the other documents we have referred you to. See "Where You Can Find More Information" on page 3. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary. ("We" and "our" as used in this document refer to Southern Union and PEI.)

                                 The Companies

Southern Union (see page 65)

   Southern Union is a publicly owned international energy company headquartered in Austin, Texas, that primarily engages in the distribution of natural gas and is one of the fifteen largest distributors in the nation. Southern Union serves more than 1 million customers through its three natural gas divisions in Texas, Missouri and Florida, its propane distribution subsidiaries, and its equity ownership in a natural gas distribution company serving Piedras-Negras, Mexico. Through its subsidiaries, Southern Union also markets natural gas to end users and operates natural gas pipeline systems.

PEI (see page 70)

   PEI is a publicly owned holding company headquartered in Wilkes-Barre, Pennsylvania, that is primarily engaged in the distribution of natural gas. PEI has both regulated and non-regulated subsidiaries. Through its regulated subsidiaries, PEI provides natural gas to more than 152,000 customers in northeastern and central Pennsylvania. Through its non-regulated subsidiaries, PEI markets natural gas, propane, electricity, fuel oil and other energy-related products and services to end-users and generates and sells electricity on a wholesale basis. PEI's non-regulated subsidiaries also provide pipeline construction, maintenance and rehabilitation services for utilities, primarily natural gas distribution companies, and one of the subsidiaries is currently developing an industrial park on land it owns.

                                   The Merger

Summary (see page 49)

   We are asking you to approve and adopt the merger agreement that provides for the merger of PEI into Southern Union. PEI's utility operations will become a division of Southern Union, and PEI's non-regulated subsidiaries will become subsidiaries of Southern Union. When we speak about the "merger" and the "merger agreement" in this proxy statement/prospectus, we mean the merger of PEI into Southern Union and the agreement that sets forth the details of that merger.

   There are two other mergers that are part of the Southern Union/PEI transaction. Immediately after the Southern Union/PEI merger is completed, Honesdale Gas Company, a wholly-owned subsidiary of PG Energy Inc., a subsidiary of PEI, will be merged into PG Energy and then PG Energy will be merged into Southern Union. We call these mergers the "subsidiary mergers." The merger and the subsidiary mergers are sometimes referred to as the "mergers."

   The merger agreement is attached at the back of this proxy statement/prospectus as Appendix A. We encourage you to read the merger agreement since it is the legal document that governs the merger.

   The merger will become effective following the approval of the merger agreement by the stockholders of Southern Union and PEI and the satisfaction or waiver of all other conditions to the merger. These include approval of the public utility commissions of Pennsylvania, Missouri, and Florida and the Federal Energy Regulatory Commission.

What Holders of PEI Common Stock Will Receive in the Merger (see page 49)

   In the merger, each share of PEI common stock you own will be converted into that number of whole shares of Southern Union common stock having a value of $32.00, plus $3.00 in cash, except as described below. The exact number of shares of Southern Union common stock and the amount of cash you will receive for each share of PEI common stock that you own will depend on the average price of Southern Union common stock on the New York Stock Exchange for the ten trading day period beginning on the twelfth trading day and ending on the third trading day before the closing of the merger (counting from and including the trading day immediately preceding the closing).

   If the average price of Southern Union's common stock during this ten trading day period is:

  . Above $22.70625, the number of shares of Southern Union common stock will be fixed at 1.40930 for each share of PEI common stock and PEI stockholders will also receive $3 in cash per share.

  . Between $19.4625 and $22.70625, the number of shares of Southern Union common stock will be adjusted so that each share of PEI's common stock will be exchanged for Southern Union common stock having a value of $32 per share, plus $3 per share in cash.

  . Below $19.4625 but not less than $17.30, the number of shares of Southern Union common stock will be fixed at 1.64419 for each share of PEI common stock. The amount of the cash consideration will be increased so that PEI stockholders will receive cash sufficient to maintain the aggregate value of $35 per share. Excluding any cash payments made to you instead of issuing Southern Union fractional shares, the maximum amount of cash payable to you in connection with the merger is $6.55 per share of PEI common stock.

  . Below $17.30, PEI has the option to terminate the merger agreement. If PEI does not terminate the merger agreement, you will receive 1.64419 shares of Southern Union common stock plus $6.55 in cash per share of PEI common stock.

Certain Federal Income Tax Consequences (see page 41)

   A PEI stockholder will generally recognize capital gain for U.S. federal income tax purposes with respect to the Southern Union common stock and cash received in the merger in an amount equal to the lesser of (i) the amount of cash received and the (ii) excess of the amount of cash and the fair market value of Southern Union common stock received in the merger over the tax basis of the PEI common stock surrendered. No loss will be recognized by PEI stockholders.

   The mergers will not result in the recognition of gain or loss to Southern Union, PEI or the PEI subsidiaries that are parties to the mergers.

   Since the tax consequences of the merger may vary depending upon the particular circumstances of each PEI stockholder, stockholders should consult their own tax advisors as to the federal (and any state, local or foreign) tax consequences of the merger in light of their particular circumstances.

Recommendation to PEI Common Stockholders (see page 28)

   The PEI board of directors believes that the merger is in the best interest of PEI stockholders and recommends that holders of PEI common stock vote "FOR" the approval and adoption of the merger agreement. The reasons for the board's recommendation are set forth on pages 28 to 29.

Fairness Opinion of PEI's Financial Advisor (see page 29)

   In deciding to approve the merger, the PEI board of directors considered an opinion from its financial advisor Legg Mason Wood Walker, Incorporated to the effect that, as of the date of the merger agreement, the consideration to be received by PEI stockholders was fair to the stockholders from a financial point of view. This opinion is attached as Appendix B to this proxy statement/prospectus. We encourage you to read this opinion.

Recommendation to Southern Union Stockholders (see page 35)

   The Southern Union board of directors believes that the merger is in the best interests of Southern Union stockholders and unanimously recommends that holders of Southern Union common stock vote "FOR" approval and adoption of the merger agreement and the issuance of shares of Southern Union common stock in the merger. The reasons for the board's recommendation are set forth on pages 34 to 35.

Fairness Opinion of Southern Union's Financial Advisor (see page 36)

   In deciding to approve the merger, the Southern Union board of directors considered an opinion from its financial advisor, Donaldson, Lufkin & Jenrette Securities Corporation, to the effect that the merger consideration to be paid by Southern Union pursuant to the merger agreement was fair to Southern Union, from a financial point of view. This opinion is attached as Appendix C to this proxy statement/prospectus. We encourage you to read this opinion.

                            The PEI Special Meeting

   The PEI special meeting will be held at 10:00 a.m. (Eastern Time) on Tuesday, October 19, 1999 at The Plaza Hotel, Fifth Avenue at Central Park South, New York, New York. At the meeting, holders of PEI common stock will be asked to approve and adopt the merger agreement.

PEI Record Date; Voting Rights (see page 22)

   If you owned shares of PEI common stock as of the close of business on September 3, 1999, you are entitled to vote on the merger agreement.

   On that date, there were 10,855,815 shares of PEI common stock outstanding. Holders of PEI common stock will have one vote at the PEI special meeting for each share of PEI common stock they own on that date.

   At the close of business on September 3, 1999, directors and officers of PEI beneficially owned and were entitled to vote approximately 1,455,921 shares of PEI common stock, which represented approximately 13.41% of the shares of PEI common stock outstanding on that date. Each of them has indicated his or her present intention to vote, or cause to be voted, the PEI common stock owned by him or her for the proposal to approve and adopt the merger agreement.

Quorum; Required Vote (see page 22)

   A majority of the shares of PEI common stock outstanding and entitled to vote on the PEI record date must be present in person or by proxy at the PEI special meeting or voted by telephone in order for a quorum to be present.

   If you hold your shares of PEI common stock through a broker or nominee, you must instruct your broker on how you would like to vote or these shares will not be voted, although they will be counted as present. Similarly, a properly executed proxy marked "ABSTAIN" will be counted as present but will not be counted as a vote cast. Accordingly, abstentions and broker non-votes will have the effect of a vote "AGAINST" the approval and adoption of the merger agreement.

                       The Southern Union Annual Meeting

Date and Purpose (see page 23)

   The Southern Union annual meeting will be held at 2:00 p.m. (Eastern Time) on October 19, 1999 at The Plaza Hotel, Fifth Avenue at Central Park South, New York, New York. At the Southern Union annual meeting, holders of Southern Union common stock will be asked to approve and adopt the merger agreement, the issuance of shares of Southern Union common stock pursuant to the merger agreement and other matters.

Southern Union Record Date; Voting Rights (see page 25)

   If a Southern Union stockholder owned shares of Southern Union common stock as of the close of business on September 3, 1999, such Southern Union stockholder will be entitled to vote on the approval and adoption of the merger agreement and the stock issuance.

   On that date, there were 31,235,697 shares of Southern Union common stock outstanding. Holders of Southern Union common stock will have one vote on the merger agreement and stock issuance at the Southern Union annual meeting for each share of Southern Union common stock they own on that date.

   George L. Lindemann, the Chairman of the Southern Union board and Southern Union's Chief Executive Officer, and four other members of Mr. Lindemann's family granted PEI an irrevocable proxy to vote the shares of Southern Union common stock they own for the approval and adoption by the stockholders of Southern Union of the merger agreement and the completion of the transactions contemplated by the merger agreement. As of September 3, 1999, the shares of Southern Union common stock beneficially owned by Mr. Lindemann and the members of his family who granted a proxy to PEI represented approximately 40% of the outstanding shares of Southern Union common stock entitled to vote on these matters. Other directors and officers beneficially owned approximately 2,493,546 shares of Southern Union common stock, or approximately 8% of the shares of Southern Union common stock outstanding on September 3, 1999. These persons have indicated that they intend to vote their shares of Southern Union common stock for approval and adoption of the merger agreement and the stock issuance.

Quorum; Required Vote (see page 25)

   A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the adoption of proposals at the Southern Union annual meeting. If a Southern Union stockholder submits a properly executed proxy card, then such stockholder will be considered part of the quorum. If a Southern Union stockholder is present or represented by a proxy at the Southern Union annual meeting and the stockholder abstains, the stockholder's abstention will have the same effect as a vote AGAINST the proposals to approve and adopt the merger agreement and the stock issuance. Abstentions may have the effect of a vote AGAINST the approval and adoption of the merger agreement. Broker non-votes will be counted as part of the voting power present at the Southern Union annual meeting.

                     Summary of Other Selected Information

Potential Conflicts and Interests of Officers and Directors in the Merger (see page 39)

   PEI officers and the PEI board have interests in the merger that may be different from, or in addition to, the interest of PEI stockholders generally and represent conflicts of interest. For example, the merger will constitute a "change in control" of PEI and this will entitle certain officers of PEI to receive severance benefits if the officer is terminated without cause or terminates his or her own employment as a result of certain adverse actions by Southern Union. In addition, Thomas F. Karam, President and Chief Executive Officer, has an employment agreement with PEI that provides for severance benefits. He may agree to forego these benefits and enter into an employment agreement with Southern Union.

   Officers and directors hold options to purchase PEI common stock, and directors hold stock units in a deferred compensation plan. These options will become immediately exercisable and the stock units will become immediately payable in cash upon PEI stockholder approval of the merger agreement.

   Southern Union has agreed to elect three members of the PEI board (to be selected before the completion of the merger) to serve on the Southern Union board for at least three years.

   For six years after the merger, Southern Union has also agreed to indemnify, and use its reasonable best efforts to provide liability insurance for present and former officers and directors of PEI against acts and omissions occurring before the merger under certain circumstances.

   The PEI board was aware of these interests and considered them in approving the merger agreement.

Regulatory Approvals (see page 43)

   Approvals from the public utility commissions of Pennsylvania, Missouri and Florida and from the Federal Energy Regulatory Commission, as well as the expiration or earlier termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, are required in order to complete the merger. Southern Union and PEI were granted early termination of the Hart-Scott-Rodino waiting period on August 20, 1999. As of the date of this proxy statement/prospectus, none of the other required regulatory approvals have been obtained.

Conditions to the Merger (see page 57)

   Completion of the merger depends on the satisfaction of certain conditions, including:

  .  Approval by Southern Union and PEI stockholders.

  . All required governmental approvals obtained without material adverse conditions.

  .  No court or administrative order issued to prevent the merger.

  . Effectiveness of the registration statement in which this proxy statement/prospectus is included.

  . Listing on the NYSE of the Southern Union common stock being issued in the merger to PEI stockholders.

  .  The receipt of certain third-party consents and approvals.

Amendment of the Merger Agreement (see page 58)

   Southern Union and PEI may amend any of the terms of the merger agreement.

Termination of the Merger Agreement and Termination Fees (see page 58 and page
59)

   PEI and Southern Union may terminate the merger agreement by mutual written consent without completing the merger. The merger agreement may also be terminated by either PEI or Southern Union if the merger is not completed by June 7, 2000 (which date may be extended to December 7, 2000 to obtain governmental approvals), by PEI if the average trading price of Southern Union common stock used to determine the number of shares of Southern Union common stock to be received by PEI stockholders in the merger is lower than $17.30, or by either or both parties in certain other circumstances.

   Also, the merger agreement may be terminated by PEI if it signs an agreement for a business combination with another party under certain circumstances or by Southern Union if the PEI board fails to recommend approval of the merger agreement to the PEI stockholders or PEI fails to cause its utility subsidiary to redeem or repurchase all of its outstanding shares of preferred stock. In either of these events, PEI may be required to pay Southern Union a termination fee of $10 million.

Comparative Stockholder Rights (see page 76)

   When the merger is completed, holders of PEI common stock who do not exercise their statutory dissenters rights will be stockholders of Southern Union, and their rights will be governed by Delaware law and Southern Union's restated certificate of incorporation and bylaws (instead of Pennsylvania law and PEI's restated articles of incorporation and bylaws). Certain differences between the rights of holders of Southern Union common stock and those of holders of PEI common stock are summarized on pages 76 to 85.

Accounting Treatment (see page 44)

   The merger will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles.

Statutory Dissenters Rights (see page 45)

   Holders of PEI common stock who refrain from voting in favor of the merger and comply with all of the provisions of the Pennsylvania Business Corporation Law with respect to dissenters rights will be entitled to dissent from the merger and demand payment of the "fair value" of their shares as provided by Pennsylvania law. Holders of PEI common stock who do not follow the requirements of Pennsylvania law with respect to dissenters rights will only be entitled to receive the merger consideration.

Comparative Per Share Common Stock Market Price Information (see page 20)

   Southern Union and PEI common stock are both listed on the NYSE. On May 5, 1999, the day on which the PEI board authorized PEI's representatives to negotiate a merger agreement with Southern Union based on its indication of interest, Southern Union common stock closed at $22.25 and PEI common stock closed at $25.625. On June 4, 1999, the last full trading day prior to the public announcement of the merger, Southern Union common stock closed at $21.625 and PEI common stock closed at $29.6875. On September 3, 1999, the day used to determine the exchange ratio for the Unaudited Pro Forma Combined Condensed Financial Statements and the related notes thereto included under "Unaudited Pro Forma Combined Condensed Financial Statements," Southern Union common stock closed at $21.375 and PEI common stock closed at $31.375. Southern Union's common stock prices reflect the historical trading prices on the respective date and are not restated to give effect to any stock dividends declared.

Listing of Southern Union Common Stock (see page 44)

   Southern Union will list the shares of its common stock to be issued in the merger on the NYSE.

                   Selected Historical Financial Information

   The summary below sets forth selected historical financial and market data and selected unaudited pro forma combined condensed financial data. The financial data should be read in conjunction with the documents incorporated by reference and the historical financial statements and the related notes of Southern Union and PEI, incorporated by reference, and in conjunction with the Unaudited Pro Forma Combined Condensed Financial Statements and the related notes thereto included under "Unaudited Pro Forma Combined Condensed Financial Statements."

Selected Historical Consolidated Financial Information of Southern Union

   The following table shows selected historical financial data for Southern Union as of and for the years ended June 30, 1999, 1998, 1997, 1996 and 1995. The selected historical financial data for each year has been derived from Southern Union's audited historical financial statements for that year. The information should be read in connection with, and is qualified in its entirety by reference to, Southern Union's financial statements and notes thereto incorporated by reference. See "Where You Can Find More Information."

                                             Year Ended June 30,
                               ------------------------------------------------
                               1999(a)(b) 1998(a)(b)  1997(a)  1996(a)   1995
                               ---------- ---------- -------- -------- --------
                               (dollars in thousands, except per share amounts)
Total operating revenues.....  $  605,231 $  669,304 $717,031 $620,391 $479,983
Earnings from continuing
 operations (c)..............      10,445     12,229   19,032   20,839   16,069
Diluted earnings per share
 (d).........................        0.32       0.39     0.62     0.68     0.54
Total assets.................   1,087,348  1,047,764  990,403  964,460  992,597
Common stockholders' equity..     301,058    296,834  267,462  245,915  225,664
Short-term debt and capital
 lease obligation............       2,066      1,777      687      615      770
Long-term debt and capital
 lease obligation, excluding
 current portion.............     390,931    406,407  386,157  385,394  462,503
Company obligated mandatorily
 redeemable preferred
 securities of subsidiary
 trust.......................     100,000    100,000  100,000  100,000  100,000

--------
(a) Certain Texas and Oklahoma Panhandle distribution operations and Western Gas Interstate, exclusive of the Del Norte interconnect, were sold on May 1, 1996.
(b) On December 31, 1997, Southern Union acquired Atlantic Utilities Corporation and subsidiaries for shares of Southern Union common stock valued at $18,041,000 and cash of $4,436,000.
(c) As of June 30, 1998, Missouri Gas Energy (a division of Southern Union) wrote off $8,163,000 pre-tax in previously recorded regulatory assets as a result of announced rate orders and court rulings.
(d) Earnings per share for all periods presented were computed based on the weighted average number of shares of Southern Union common stock and Southern Union common stock equivalents outstanding during the year adjusted for (i) the 5% stock dividends distributed on August 6, 1999, December 9, 1998, December 10, 1997, December 10, 1996 and November 27, 1995, and (ii) the 50% stock dividend distributed on July 13, 1998 and the 33 1/3% stock dividend distributed on March 11, 1996.

Selected Historical Consolidated Financial Information of PEI

   The following table shows selected historical financial data for PEI as of and for the years ended December 31, 1998, 1997, 1996, 1995 and 1994 and as of and for the six months ended June 30, 1999 and 1998. The selected historical financial data for each year has been derived from PEI's audited historical financial statements for that year. The selected historical financial data for the six months ended June 30, 1999 and 1998 has been derived from PEI's unaudited interim financial statements. The information should be read in connection with, and is qualified in its entirety by reference to, PEI's financial statements and notes thereto incorporated by reference. See "Where You Can Find More Information."

                                                                               Six Months Ended
                                    Year Ended December 31,                        June 30,
                          ------------------------------------------------  -----------------------
                                                                               1999        1998
                            1998      1997    1996(1)   1995(1)   1994(1)   (unaudited) (unaudited)
                          --------  --------  --------  --------  --------  ----------- -----------
                                    (thousands of dollars, except per share amounts)
INCOME STATEMENT
 INFORMATION:
 Operating revenues.....  $207,332  $228,046  $184,480  $161,935  $177,097   $150,959    $112,760
 Operating expenses
  (2)...................   189,133   206,491   166,220   140,984   156,465    136,832     102,655
                          --------  --------  --------  --------  --------   --------    --------
 Operating income.......  $ 18,199  $ 21,555  $ 18,260  $ 20,951  $ 20,632   $ 14,127    $ 10,105
                          ========  ========  ========  ========  ========   ========    ========
 Income (loss) from:
 Continuing operations
  (3)...................  $  8,701  $ 13,142  $  9,794  $  5,884  $  6,952   $  8,661    $  5,790
 Discontinued operations
  (2)...................       --        --       (363)   (3,834)   10,504        --          --
                          --------  --------  --------  --------  --------   --------    --------
 Income before
  subsidiary's preferred
  stock dividends and
  extraordinary loss....     8,701    13,142     9,431     2,050    17,456      8,661       5,790
 Subsidiary's preferred
  stock dividends (3)...    (1,191)   (1,312)   (1,730)   (2,763)   (4,639)      (104)       (642)
 Extraordinary loss
  (2)...................       --        --     (1,117)      --        --         --          --
                          --------  --------  --------  --------  --------   --------    --------
 Net income (loss)......  $  7,510  $ 11,830  $  6,584  $   (713) $ 12,817   $  8,557    $  5,148
                          ========  ========  ========  ========  ========   ========    ========
COMMON STOCK
 INFORMATION:
 Weighted basic average
  number of shares
  outstanding in
  thousands (4).........     9,997     9,661    10,222    11,459    10,913     10,709       9,827
                          ========  ========  ========  ========  ========   ========    ========
 Basic earnings (loss)
  per share of common
  stock: (4)
 Continuing operations
  (3)...................  $    .75  $   1.22  $    .79  $    .27  $    .21   $    .80    $    .52
 Discontinued operations
  (2)...................       --        --       (.04)     (.33)      .96        --          --
 Discount (premium) on
  repurchase/redemption
  of subsidiary's
  preferred stock.......      (.10)      .08      (.13)      --       (.09)       --         (.10)
 Extraordinary loss
  (2)...................       --        --       (.11)      --        --         --          --
                          --------  --------  --------  --------  --------   --------    --------
 Earnings (loss) per
  share of common
  stock.................  $    .65  $   1.30  $    .51  $  (.06)  $   1.08   $    .80    $    .52
                          ========  ========  ========  ========  ========   ========    ========
 Weighted diluted
  average number of
  shares outstanding in
  thousands (4).........    10,074     9,736    10,243    11,464    10,915     10,799       9,917
                          ========  ========  ========  ========  ========   ========    ========
 Diluted earnings (loss)
  per share of common
  stock: (4)
 Continuing operations
  (3)...................  $    .75  $   1.22  $    .79  $    .27  $    .21   $    .79    $    .52
 Discontinued operations
  (2)...................       --        --       (.04)     (.33)      .96        --          --
 Discount (premium) on
  repurchase/redemption
  of subsidiary's
  preferred stock.......      (.10)      .08      (.13)      --       (.09)       --          --
 Extraordinary loss
  (2)...................       --        --       (.11)      --        --         --          --
                          --------  --------  --------  --------  --------   --------    --------
 Earnings (loss) per
  share of common
  stock.................  $    .65  $   1.30  $    .51  $   (.06) $   1.08   $    .79    $    .52
                          ========  ========  ========  ========  ========   ========    ========
 Cash dividends per
  share of common
  stock (4).............  $   1.20  $   1.19  $   1.10  $   1.10  $   1.10   $    .60    $    .60
                          ========  ========  ========  ========  ========   ========    ========

                                                                          Six Months Ended
                                    Year Ended December 31,                   June 30,
                          -------------------------------------------- -----------------------
                                                                          1999        1998
                            1998     1997     1996     1995     1994   (unaudited) (unaudited)
                          -------- -------- -------- -------- -------- ----------- -----------
                                                 (thousands of dollars)
CAPITALIZATION AT END
 OF PERIOD:
 Common shareholders'
  investment............  $132,326 $122,105 $117,651 $162,739 $172,012  $143,900    $126,786
 Preferred stock of PG
  Energy:
 Not subject to
  mandatory redemption,
  net...................     4,831   15,864   18,851   33,615   33,615     4,745      15,864
 Subject to mandatory
  redemption............       240      640      739    1,680    1,760       160         560
 Long-term debt.........    98,000  127,000   75,000  106,706  220,705    95,000     109,000
                          -------- -------- -------- -------- --------  --------    --------
 Total capitalization...  $235,397 $265,609 $212,241 $304,740 $428,092  $243,805    $252,210
                          ======== ======== ======== ======== ========  ========    ========
TOTAL ASSETS AT END OF
 PERIOD:
 Continuing operations..  $426,202 $388,830 $366,810 $319,968 $321,236  $408,588    $381,999
 Discontinued
  operations, net (5)...       --       --       --   204,250  203,196       --          --
                          -------- -------- -------- -------- --------  --------    --------
 Total..................  $426,202 $388,830 $366,810 $524,218 $524,432  $408,588    $381,999
                          ======== ======== ======== ======== ========  ========    ========

--------
(1) The discontinued operations represent the water utility operations of PG Energy which were sold to Pennsylvania-American Water Company on February 16, 1996.
(2) Including provision for income taxes.
(3) None of PEI's interest charges and none of PG Energy's preferred stock dividends was allocated to the discontinued operations through the February 16, 1996 date of disposition. Prior to that time interest charges relating to indebtedness of PG Energy were allocated to the discontinued operations based on the relationship of the gross water utility plant of the discontinued operations to the total of PG Energy's gross gas and water utility plant. This was the same method as was utilized by PG Energy and the Pennsylvania Public Utility Commission in establishing the revenue requirements of its utility operations.
(4) Reflects a two-for-one stock split of PEI common stock effective March 20, 1997, as more fully discussed in Note 4 of the Notes to the 1998 Consolidated Financial Statements of PEI incorporated by reference.
(5) Net of (i) liabilities assumed by Pennsylvania-American Water Company, (ii) estimated liability for income taxes on sale of discontinued operations,
    (iii) with respect to the year ended December 31, 1995, the anticipated income from the discontinued operations during the phase-out period for financial statement purposes of April 1, 1995, through February 15, 1996, and (iv) with respect to the years 1994 and 1993, other net assets of the discontinued operations (which were written off as of March 31, 1995).

Selected Unaudited Pro Forma Combined Condensed Financial Data

   The following selected unaudited pro forma combined condensed financial data presents the combined financial data of Southern Union and PEI, including their respective subsidiaries, after giving effect to the merger, assuming the merger had been effective for the period indicated and assuming the purchase method of accounting. The selected unaudited pro forma combined condensed financial data as of and for the year ended June 30, 1999 were derived from and should be read in conjunction with the Unaudited Pro Forma Combined Condensed Balance Sheet and the Unaudited Pro Forma Combined Condensed Statement of Operations, including the notes thereto, which are included in this proxy statement/prospectus on pages 61 to 64, and other filings with the SEC by each of Southern Union and PEI. The selected unaudited pro forma combined condensed financial data should also be read in conjunction with the historical financial statements of both Southern Union and PEI which are incorporated by reference. See "Where You Can Find More Information." The selected unaudited pro forma combined condensed financial data is presented for purposes of illustration only in accordance with the assumptions stated in the notes to the financial information set forth below and is not necessarily indicative of the operating results or the financial position that would have occurred if the merger had been consummated for the period presented nor is it necessarily indicative of the future operating results or financial position of the combined enterprise. The selected unaudited pro forma combined condensed financial data does not contain any adjustments to reflect cost savings or other synergies anticipated as a result of the merger.

                                                            Year Ended
                                                           June 30, 1999
                                                     -------------------------
                                                      (dollars in thousands,
                                                     except per share amounts)
Total operating revenues............................        $  838,836
Earnings from continuing operations (a)(b)(c).......            12,550
Diluted earnings per share (d)(e)...................              0.25
Total assets........................................         1,749,868
Common stockholders' equity (e).....................           648,444
Short-term debt and capital lease obligation
 (b)(f).............................................             2,066
Long-term debt and capital lease obligation,
 excluding current portion (b)......................           594,029
Company-obligated mandatorily redeemable preferred
 securities of subsidiary trust.....................           100,000

--------
(a) As of June 30, 1999, Southern Union incurred pre-tax costs of $3,839,000 associated with various acquisition efforts unrelated to the merger.
(b) As a result of the merger, long-term debt at an estimated annual interest rate of 7.5%, which Southern Union believes would be obtained based on current market rates, would be issued. The long-term debt is assumed to be utilized: to finance the cash portion of the purchase of PEI common stock and settlement of PEI stock options; to refinance certain current debt of PEI; to pay for certain acquisition costs of $5 million related to change of control agreements, the funding of PEI's Director Retirement Plan, Director Deferred Compensation Plan and supplemental retirement benefits and the exercise of certain parachute option payments for certain PEI executives; and payment of various professional fees estimated to total $4 million.
(c) As a result of the merger, the outstanding PG Energy preferred stock will be repurchased prior to closing the merger.
(d) Earnings per share were computed based on the weighted average number of shares of common stock and common stock equivalents outstanding during the period adjusted for the Southern Union common stock to be issued in the merger, the 5% stock dividends distributed on August 6, 1999 and December 9, 1998, and the 50% stock dividend distributed on July 13, 1998.
(e) Reflects the issuance of Southern Union common stock to PEI stockholders at an exchange ratio of 1.5548 based on an average trading price of $20.58125 for Southern Union common stock at the average closing price per share for the ten trading day period ending on the third trading day before September 3, 1999. All PEI stock options are assumed to be settled in cash based on the difference between the total merger consideration per share of $35.00 and the exercise price of such stock options.
(f) Represents Southern Union's historical short-term debt and capital lease obligation as PEI short-term debt is expected to be refinanced upon or soon after the completion of the merger.

                     RISK FACTORS AND OTHER CONSIDERATIONS

   You should consider carefully all the information contained in this proxy statement/prospectus, including the following matters:

The Amount of Consideration and the Portion Paid in Stock and Cash that Stockholders Receive May Vary as a Result of Fluctuations in Southern Union's Stock Price

   The exchange ratio used to determine the stock portion of the merger consideration will be adjusted, and the amount of the cash portion of the merger consideration may be adjusted, based on the average of the closing prices of Southern Union common stock on the NYSE for a period of ten consecutive trading days ending on the third trading day before the merger is completed. The adjustments are designed to ensure that the aggregate value based on this average price of the Southern Union shares and cash to be exchanged for each share of PEI common stock you own will be at least $35 per share (except as explained in the second paragraph below) unless PEI decides to complete the merger if the average price is below $17.30 a share. However, you should be aware of three risks associated with this method of adjusting the merger consideration:

  . First, there may be a significant time delay after you vote at the PEI special meeting until the merger is completed. During that time, the market value of Southern Union common stock may fluctuate significantly. At the time you vote on the merger, you will not know the exact number of shares of Southern Union common stock or the amount of cash that you will receive when the merger is completed.

  . Second, the number of shares of Southern Union common stock you will receive will be based on the closing prices of Southern Union common stock from the twelfth to the third trading day before the merger is completed. The actual market value of the shares when received by you will depend on the market value of a share of Southern Union common stock on that date, which may be less than the value used to determine the number of shares you will receive.

  . Third, the amount of cash payable to you as part of the merger consideration can vary from $3.00 to $6.55 for each share of PEI common stock you own depending on the market prices of Southern Union common stock during the ten trading day period. This does not include any cash payment you may receive instead of a Southern Union fractional share. The cash portion of the merger consideration may be taxable.

You are urged to obtain current market quotations for Southern Union common stock and PEI common stock.

The Combined Company May Not Realize Benefits of Integrating Our Companies

   The combined company will need to combine and integrate the operations of our separate companies into one company. Because of the size and complexity of each of our companies, this will be a difficult process. The combined company could encounter difficulties in the integration process, such as the loss of key employees, customers or suppliers.

   If the combined company cannot integrate Southern Union's business and PEI's business successfully, the combined company may fail to realize the benefits that Southern Union's and PEI's management expect to realize from the merger.

Approvals May Not be Obtained or May Contain Unacceptable Restrictions

   The consummation of the merger is conditioned upon receiving approval from various governmental regulatory authorities. It is possible that some required approvals and consents will not be obtained or that they will be obtainable only with restrictions on the combined company that will not be acceptable or would adversely affect the value of the combined company. See "The Merger--Regulatory Matters." Required approvals include:

  . approval of the merger and the subsidiary mergers by the Pennsylvania Public Utility Commission and the Missouri Public Service Commission;

  . approval by the Florida Public Service Commission of any Southern Union securities issued and long-term debt assumed by Southern Union in connection with the mergers; and

  . approval by the Federal Energy Regulatory Commission of the change in control of PEI's subsidiaries engaged in certain electric operations.

In addition, other filings with, notifications to and authorizations and approvals of various government agencies and third-party consents with respect to the merger must be made or received before the completion of the merger. PEI and Southern Union are seeking to obtain all required approvals and consents, most of which will not be obtained prior to the PEI special meeting.

Future Acquisitions May Not Achieve Favorable Financial Results, May Dilute Your Percentage Ownership in Southern Union or Require Substantial Expenditures

   Southern Union's strategic plan is to increase the scale of its operations and the size of its customer base by pursuing and consummating future business combination transactions. The combined company may not be able to consummate future acquisitions on favorable terms. In addition, future acquisitions may not achieve favorable financial results.

   Future acquisitions may involve the issuance of shares of Southern Union common stock, which could have a dilutive effect on the then current stockholders of Southern Union. Southern Union may not choose or be able to acquire companies or assets associated with the energy industry using its equity as currency. The combined company's leverage might be increased to finance an acquisition or the operations of the combined company. Furthermore, acquisitions may require substantial financial expenditures that will need to be financed through cash flow from operations or future debt and equity offerings by the combined company. Southern Union may not be able to generate sufficient cash flow from operations or obtain debt or equity financing sufficient to fund future acquisitions or the expenditures required because of the acquisitions.

A Different Set of Factors and Conditions Affect Southern Union Stock and Could Have a Negative Impact on Its Stock Price

   Upon completion of the merger, you will become a holder of Southern Union common stock. Southern Union's business and markets are different from that of PEI. For example, PEI, through two of its subsidiaries, markets, generates and sells electricity. Southern Union is not currently engaged in the electricity business. Also, the natural gas business of PEI depends in part on weather and economic conditions in the northeast. Southern Union's gas business depends in part on weather and economic conditions in Texas, Missouri and Florida.

   There is a risk that various factors, conditions and developments which would not affect the price of PEI's stock could negatively affect the price of Southern Union's stock. See "Forward-Looking Statements May Prove Inaccurate" for a summary of many of the key factors that might affect Southern Union and the price at which Southern Union common stock may trade from time to time. See "Comparative Per Share Data."

Competition Within the Natural Gas Industry is Intense

   As a result of the deregulation of the utility industry, the natural gas distribution business has become highly competitive. In a deregulated environment, formerly regulated utility companies that are not responsive to a competitive energy marketplace suffer erosion in market share, revenues and profits as competitors gain access to their service territories.

   Although the merger will result in a larger combined company with a more diverse customer base, several of the combined company's competitors will still have substantially larger financial resources, staffs and facilities than the combined company. There is a risk that the intense competition for natural gas customers may in the future reduce the combined company's earnings from retail natural gas service and have an adverse affect on the stability of the combined company's utility earnings generally.

The Terms of Merger-Related Financings May Adversely Affect the Combined
Company

   Southern Union's management currently anticipates that substantially all of the approximately $35 million to $55 million (assuming the cash portion of the merger consideration is only $3 per share) necessary to fund the cash portion of the merger consideration payable to PEI stockholders and other merger-related transaction costs will be financed through external sources. Additional financing may be required if the average of the closing prices of Southern Union common stock on the NYSE for a period of ten consecutive trading days ending on the third trading day before the merger is completed is below $19.4625, which would cause the cash portion of the merger consideration to be increased. See "The Merger Agreement--Merger Consideration." In addition, Southern Union anticipates refinancing substantially all of the current portion of outstanding debt of PEI and its subsidiaries and the preferred stock of a PEI subsidiary in connection with or soon after the completion of the merger. The terms of such financing or refinancing arrangements may contain covenants that could adversely affect the financial condition and flexibility of the combined company.

   Sources of financing may include commercial and investment banks, institutional lenders and investors, and the public securities markets. Southern Union's management believes that Southern Union will have access to many sources and types of short-term and long-term capital financing.

                FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

   We have each made forward-looking statements in this document (and in documents that are incorporated by reference) that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of Southern Union and PEI. Also, when we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. You should note that many factors, some of which are discussed elsewhere in this document and in the documents that we incorporate by reference, could affect the future financial results of Southern Union or PEI and could cause those results to differ materially from those expressed in our forward-looking statements contained or incorporated by reference in this document. The factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the following:

  .  the timing and extent of changes in commodity prices;

  .  gas sales volumes;

  . weather conditions and other natural phenomena in our service territories;

  . the achievement of operating efficiencies and the purchase and implementation of new technologies for attaining such efficiencies;

  .  impact of relations with labor unions of bargaining-unit employees;

  .  the receipt of timely and adequate rate relief;

  .  the outcome of pending and future litigation;

  . governmental regulations and proceedings affecting the companies, including the restructuring of the natural gas industry in Pennsylvania, Texas, Missouri and Florida;

  .  the impact of any year 2000 disruption; and

  . the nature and impact of any extraordinary transactions such as any acquisition or divestiture of a business unit or any assets.

   These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions, and general economic conditions, including interest rate fluctuations, federal, state and local laws and regulations affecting the retail gas industry or the energy industry generally, and other factors.

                    COMPARATIVE DIVIDENDS AND MARKET PRICES

Southern Union

   Southern Union common stock is listed and principally traded on the NYSE under the symbol "SUG." The table below sets forth the high and low sales prices (adjusted for any stock dividends and stock splits) of Southern Union common stock for the calendar periods indicated as reported in The Wall Street Journal as New York Stock Exchange Composite Transactions. The last day of Southern Union's fiscal year is June 30. Southern Union does not pay its stockholders a cash dividend. It distributes an annual 5% stock dividend that can be sold through its Dividend Sale Plan.

                                                                    Price Range
                                                                   -------------
                                                                    High   Low
                                                                   ------ ------
     1996
     ----
     First quarter................................................ $12.27 $ 9.20
     Second quarter...............................................  13.99  11.11
     Third quarter................................................  15.22  11.04
     Fourth quarter...............................................  14.33  12.10

     1997
     ----
     First quarter................................................ $14.03 $12.23
     Second quarter...............................................  14.54  12.66
     Third quarter................................................  14.11  12.53
     Fourth quarter...............................................  15.61  13.10

     1998
     ----
     First quarter................................................ $14.97 $13.84
     Second quarter...............................................  19.73  14.43
     Third quarter................................................  20.30  14.17
     Fourth quarter...............................................  23.33  17.63

     1999
     ----
     First quarter................................................ $23.21 $16.55
     Second quarter...............................................  21.79  17.62

PEI

   PEI common stock is listed and principally traded on the NYSE under the symbol "PNT." The table below sets forth the dividends declared and the high and low sales price of PEI common stock for the calendar period indicated as reported in The Wall Street Journal as New York Stock Exchange Composite Transactions. The last day of PEI's fiscal year is December 31.

                                                         Price Range
                                                        -------------   Cash
                                                         High   Low   Dividends
                                                        ------ ------ ---------
      1996
      ----
      First quarter (1)................................ $20.00 $18.31   $0.28
      Second quarter (1)...............................  21.31  18.81    0.28
      Third quarter (1)................................  21.44  19.88    0.28
      Fourth quarter (1)...............................  22.94  20.50    0.28

      1997
      ----
      First quarter (1)................................ $24.06 $21.38   $0.29
      Second quarter...................................  27.75  21.25    0.30
      Third quarter....................................  30.50  25.25    0.30
      Fourth quarter...................................  32.75  24.25    0.30

      1998
      ----
      First quarter.................................... $26.56 $23.13   $0.30
      Second quarter...................................  29.00  22.81    0.30
      Third quarter....................................  27.69  21.13    0.30
      Fourth quarter...................................  25.94  21.69    0.30

      1999
      ----
      First quarter.................................... $26.00 $20.25   $0.30
      Second quarter...................................  31.25  23.69    0.30

--------
(1) After restatement for the two-for-one split of PEI common stock effective March 20, 1997.

Historical Equivalent Per Share Market Values

   The following table sets forth the market value of Southern Union common stock (on an historical basis) and the market value of PEI common stock (on an historical and equivalent per share basis) as of May 5, 1999, the day the PEI board authorized PEI's representatives to negotiate a merger agreement with Southern Union based on its indication of interest; as of June 4, 1999, the last business day preceding the day when Southern Union and PEI entered into the merger agreement; and as of September 3, 1999, the day used to determine the exchange ratio for the Unaudited Pro Forma Combined Condensed Financial Statements. The equivalent per share values were based on an exchange ratio valuing Southern Union common stock at the average closing price per share for the ten trading day period ending on the third trading day before each respective date.

                    Southern Union                  PEI
              -------------------------- --------------------------
                                                                    Equivalent
                                                                    per Share
    Date        High     Low    Closing    High     Low    Closing    Value
    ----      -------- -------- -------- -------- -------- -------- ----------
May 5, 1999   $22.2500 $21.7500 $22.2500 $26.0000 $25.5625 $25.6250  $32.3177
June 4, 1999   21.6250  21.2500  21.6250  30.0625  29.2500  29.6875   31.2768
September 3,
 1999          21.5000  21.0000  21.3750  31.5000  31.3750  31.3750   33.2341

   You are encouraged to obtain current market quotations for Southern Union common stock and PEI common stock.

                           COMPARATIVE PER SHARE DATA

   The following tables set forth certain unaudited historical per share data of Southern Union and PEI and the combined per share data on an unaudited pro forma basis after giving effect to the merger assuming the merger had been in effect for the period indicated, using the purchase method of accounting for business combinations and assuming an exchange ratio of 1.5548 shares of Southern Union common stock for each share of PEI common stock and an average trading price of $20.58125 for Southern Union common stock at the average closing price per share for the ten trading day period ending on the third trading day before September 3, 1999. This data should be read in conjunction with the selected financial data and the Unaudited Pro Forma Combined Condensed Financial Statements and notes thereto included elsewhere in this proxy statement/prospectus and the separate historical financial statements of Southern Union and PEI incorporated by reference. The unaudited pro forma combined financial data are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated as of the beginning of the periods presented, nor are they necessarily indicative of the future operating results or financial position of the combined enterprise.

                                                                   Year Ended
                                                                  June 30, 1999
                                                                 ---------------
   SOUTHERN UNION--HISTORICAL
   Earnings per common share:
     Basic......................................................     $ 0.34
     Diluted....................................................       0.32
   Cash dividends declared per share (a)........................        --
   Book value per share at period end...........................       9.74
                                                                 12 Months Ended
                                                                  June 30, 1999
                                                                 ---------------
   PEI--HISTORICAL
   Earnings per common share:
     Basic......................................................     $ 0.95
     Diluted....................................................       0.94
   Cash dividends declared per share............................       1.20
   Book value per share at period end...........................      13.26

                                                                    Year Ended
                                                                   June 30, 1999
                                                                   -------------
   SOUTHERN UNION/PEI--PRO FORMA (b)
   Earnings per common share:
     Basic........................................................    $ 0.26
     Diluted......................................................      0.25
   Cash dividends declared per share (a)..........................       --
   Book value per share at period end.............................     13.57
   PEI--EQUIVALENT PRO FORMA
   Per share data imputed to existing stockholders (c) (d):
     Earnings per common share:
       Basic......................................................    $ 0.40
       Diluted....................................................      0.39
     Cash dividends declared per share............................       --
     Book value per share at period end...........................     21.09

--------
(a) Southern Union for the last six years has distributed and anticipates it will continue to distribute an annual 5% stock dividend.
(b) See "Unaudited Pro Forma Combined Condensed Financial Statements."
(c) Equivalent pro forma share data is calculated by multiplying the respective unaudited pro forma combined data by an assumed exchange ratio of 1.5548 shares of Southern Union common stock for each share of PEI common stock. The assumed exchange ratio is based on an average trading price of $20.58125 for Southern Union common stock, which is the average closing price per share for the ten trading day period ending on the third trading day before September 3, 1999.
(d) Pro forma combined cash dividends declared per share represents the historical dividend policy of Southern Union, which is to distribute an annual 5% stock dividend.

                            THE PEI SPECIAL MEETING

Purpose, Time and Place

   The PEI special meeting will be held at The Plaza Hotel, Fifth Avenue at Central Park South, New York, New York, on Tuesday, October 19, 1999, at 10:00 a.m. (Eastern Time), for the following purposes:

    (1) To approve and adopt the merger agreement; and

    (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

Record Date; Voting Power; Vote Required

   The PEI board has fixed the close of business on September 3, 1999 as the record date for the determination of holders of PEI common stock entitled to notice of and to vote at the meeting. PEI common stock, of which there were 10,855,815 shares outstanding and entitled to vote on September 3, 1999, constitutes the only class of securities of PEI entitled to vote at the PEI special meeting. A majority of the shares of PEI common stock issued and outstanding and entitled to vote on the record date must be present in person or by proxy at the PEI special meeting or voted by telephone in order for a quorum to be present for purposes of transacting business at the PEI special meeting. In the event that a quorum is not present at the PEI special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of PEI common stock on the record date are each entitled to one vote per share on the approval and adoption of the merger agreement at the PEI special meeting. The approval and adoption requires the affirmative vote of a majority of the shares of PEI common stock outstanding on the record date.

Share Ownership of Management

   At the close of business on September 3, 1999, directors and officers of PEI beneficially owned and were entitled to vote approximately 1,455,921 shares of PEI common stock, which represented approximately 13.41% of the shares of PEI common stock outstanding on that date. Each of those directors and officers has indicated his or her present intention to vote, or cause to be voted, the PEI common stock owned by him or her "FOR" the proposal to approve and adopt the merger agreement at the PEI special meeting. See "Principal Stockholders-- Beneficial Owners of More Than 5% of PEI's Common Stock" and "--PEI Management Ownership" for additional information.

Voting of Proxies

   All holders of PEI common stock who are entitled to vote and are represented at the PEI special meeting by properly executed proxies received prior to or at such meeting and not duly and timely revoked will have their shares voted at the meeting in accordance with the instructions indicated on the proxies. If no instructions are indicated, the proxies will be voted "FOR" approval and adoption of the merger agreement.

   If any other matters are properly presented at the PEI special meeting for consideration, the persons named in the enclosed form of proxy, and acting thereunder, will have discretion to vote on such matters in accordance with their best judgment (unless authorization to use such discretion is withheld). PEI is not aware of any matters expected to be presented at the PEI special meeting other than as described in the Notice of Special Meeting.

Revocability of Proxies

   Pennsylvania law provides that a proxy, unless coupled with an interest (for example, a vote pooling or similar arrangement among holders of PEI common stock, or between PEI and holders of PEI common stock, or an unrevoked proxy in favor of an existing or potential creditor of a holder of PEI common stock), is revocable at will by a holder of PEI common stock, notwithstanding any other agreement or provision in the proxy to the contrary. A holder of PEI common stock may revoke a proxy by giving written notice of revocation to the secretary of PEI at PEI's address set forth on page 3 of this proxy statement/prospectus at any time before the proxy is voted. Such revocation shall be effective upon receipt of the written notice by the secretary of PEI. If voting by telephone, the latest telephone voting instructions will supersede any previous telephone instructions.

Solicitation of Proxies

   PEI will bear the costs of this solicitation of proxies. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send material to their principals, and PEI may reimburse them for their expenses in so doing. To the extent necessary in order to ensure a sufficient presence of holders of PEI common stock to constitute a quorum, officers and other employees of PEI and its principal subsidiary, PG Energy, or designated agents may, without additional remuneration, in person or by telephone or telegram, request the return of proxies. In addition, PEI has retained D. F. King & Co., Inc. for assistance in the solicitation of proxies. For its services, D. F. King will receive a fee estimated at $7,500 plus reimbursement for reasonable and customary out-of-pocket expenses.

                       THE SOUTHERN UNION ANNUAL MEETING

   Delaware law requires Southern Union to obtain stockholder approval of the merger agreement because the aggregate number of shares of Southern Union common stock to be issued pursuant to the merger agreement will be greater than 20% of the total number of shares of Southern Union common stock issued and outstanding immediately prior to the completion of the merger. The rules of the NYSE also require Southern Union stockholders to approve the issuance of shares. Southern Union stockholders will be asked to approve the merger agreement, the issuance of shares of Southern Union common stock pursuant to the merger agreement and other matters at Southern Union's 1999 annual meeting of stockholders to be held on October 19, 1999. Southern Union anticipates that the mailing of proxy materials to its stockholders entitled to notice and to vote at the Southern Union annual meeting will begin on or about September 16, 1999.

   This section of the proxy statement/prospectus describes certain aspects of the Southern Union annual meeting. This description does not purport to be complete and it may not include all the information that may interest you. A complete description of the Southern Union annual meeting is contained in Southern Union's definitive proxy statement on Schedule 14A for the 1999 annual meeting of stockholders dated September 17, 1999, a copy of which has been filed with the SEC. The summary of the Southern Union proxy statement set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of the Southern Union proxy statement. For more information on how you can obtain a copy of the Southern Union proxy statement, see "Where You Can Find More Information."

Proposals to be Voted Upon

   The Merger Agreement and the Stock Issuance. In connection with the merger, Southern Union stockholders will be asked to approve (i) the merger agreement and (ii) the issuance of shares of Southern Union common stock (the "stock issuance") pursuant to the merger agreement.

   The Southern Union board, by unanimous vote, has approved the merger agreement and the stock issuance because it believes (i) that the merger will help position Southern Union to become one of the premier natural gas distribution companies in the nation, (ii) that the merger would enhance the competitive position of Southern Union in an industry recently subjected to deregulation and consolidation by increasing its financial flexibility and providing strategic growth opportunities that will benefit Southern Union, its stockholders, customers and employees and (iii) for the other specific financial and strategic reasons described in "The Merger--Southern Union Reasons for the Merger."

   The Southern Union board recommends that Southern Union stockholders vote "FOR" approval of the merger agreement and the stock issuance.

   Changes to Capitalization. Southern Union stockholders will be asked to approve amendments to Southern Union's restated certificate of incorporation, which will change Southern Union's capitalization. These amendments are as follows:

    (i) to increase the number of authorized shares of Southern Union common stock from 50,000,000 to 200,000,000;

    (ii) to repeal the rights, powers, privileges and preferences of Southern Union cumulative preferred stock; and

    (iii) to grant the Southern Union board the authority to issue 6,000,000 shares of preferred stock in series as the Southern Union board deems appropriate and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

   The purpose of these amendments is to ensure that Southern Union will have available for issuance that number of shares of Southern Union common stock which PEI stockholders will be entitled to receive upon completion of the merger and to enhance Southern Union's ability to raise capital through the sale or placement of Southern Union's securities and pursue opportunities for future acquisitions and business combinations.

   The Southern Union board recommends that Southern Union stockholders vote "FOR" the proposed amendments to Southern Union's restated certificate of incorporation, which will change Southern Union's capitalization.

   Increase Maximum Number of Directors. Southern Union stockholders will be asked to approve an amendment to Southern Union's restated certificate of incorporation to increase the maximum number of directors from twelve to fifteen.

   To satisfy its obligations under the merger agreement, Southern Union has decided to increase the maximum number of directors that may serve on the Southern Union board. Southern Union's restated certificate of incorporation provides that no more than 12 persons may constitute the Southern Union board. Ten persons currently serve as directors on the Southern Union board. Under the merger agreement, Southern Union has agreed to nominate and recommend for election to the Southern Union board three individuals to be selected prior to the consummation of the merger by Southern Union from the PEI board. If this proposed amendment is approved by Southern Union stockholders, Southern Union anticipates that the Southern Union board will consist only of thirteen directors after the consummation of the merger even though fifteen directors may be permitted.

   The Southern Union board recommends that Southern Union stockholders vote "FOR" the proposed amendment to Southern Union's restated certificate of incorporation, which will increase the number of directors that may serve on the Southern Union board.

   Re-Election of Directors. Southern Union stockholders will be asked to re-elect three persons to serve as the Class III directors until Southern Union's 2002 annual meeting of stockholders or until their successors are duly elected and qualified. The nominees for re-election are George L. Lindemann, Peter H. Kelley and Dan K. Wassong.

   The Southern Union board recommends that Southern Union stockholders vote "FOR" these directors.

   Proposal of Change to the 1992 Plan. Southern Union stockholders will be asked to approve an amendment to the Southern Union Company 1992 Long-Term Stock Incentive Plan, as amended (the "1992 Plan"), to increase by 3,000,000 the number of shares of Southern Union common stock available for awards under the 1992 Plan.

   As of September 3, 1999, awards covering a total of 2,763,551 shares of Southern Union common stock have been granted out of 3,653,343 available under the 1992 Plan. The proposed increase in the number of shares available for awards will enable Southern Union to continue granting a variety of long-term incentive awards to officers and key employees of Southern Union and its subsidiaries, including those that join Southern Union as a result of the merger. The Southern Union board believes that the use of such long-term incentives is a key component to Southern Union's ability to attract and retain talented people to manage Southern Union and aligns the interests of management and Southern Union stockholders by focusing the attention of management and other employees on the long-term improvement of Southern Union stockholder value.

   The Southern Union board recommends that Southern Union stockholders vote "FOR" the proposed change to the 1992 Plan.

   Other Business. Southern Union stockholders may also be asked to approve and take action on any other business as may properly come before the Southern Union annual meeting, or any adjournment or adjournments thereof. The Southern Union board does not know, as of the date of the mailing of this proxy statement/prospectus, of any other business to be brought before the Southern Union annual meeting.

Date, Place and Time; Record Date

   The Southern Union annual meeting is scheduled to be held on October 19, 1999 at 2:00 p.m. (Eastern Time) at The Plaza Hotel, Fifth Avenue at Central Park South, New York, New York. Holders of record of shares of Southern Union common stock at the close of business on September 3, 1999, the Southern Union record date, will be entitled to receive notice of and vote at the Southern Union annual meeting.

Lindemann Proxy; Management Vote

   George L. Lindemann, the Chairman of the Southern Union board and Southern Union's Chief Executive Officer, and four other members of Mr. Lindemann's family granted PEI an irrevocable proxy to vote the shares of Southern Union common stock they own for the approval and adoption by the stockholders of Southern Union of the merger agreement and the consummation of the transactions contemplated thereby and to prevent any action that would prevent or hinder in any material respect such approval or consummation. See "The Merger Agreement-- Covenants and Other Agreements--The Lindemann Proxy." As of the Southern Union record date, the shares of Southern Union common stock owned by Mr. Lindemann and the members of his family who granted a proxy to PEI to vote their shares of Southern Union common stock and subject to this proxy represented approximately 39% of the outstanding shares of Southern Union common stock entitled to vote on these matters. The other directors and executive officers of Southern Union have indicated that they intend to vote their shares of Southern Union common stock in favor of approval of the merger agreement, the stock issuance and the other proposals. As of September 3, 1999, these persons and their affiliates owned beneficially an aggregate of 2,493,546 shares of Southern Union common stock, or approximately 8% of the shares of Southern Union common stock outstanding.

Quorum; Required Vote

   A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the adoption of proposals at the Southern Union annual meeting. If a Southern Union stockholder submits a properly executed proxy card, then such stockholder will be considered part of the quorum. If a Southern Union stockholder is present or represented by a proxy at the Southern Union annual meeting and the stockholder abstains, the stockholder's abstention will have the same effect as a vote AGAINST the proposals to approve and adopt the merger agreement and the stock issuance. Abstentions may have the effect of a vote AGAINST the approval and adoption of the merger agreement. Broker non-votes will be counted as part of the voting power present at the Southern Union annual meeting.

                                   THE MERGER

   This section of the proxy statement/prospectus, as well as the next section entitled "The Merger Agreement," describe certain aspects of the proposed merger. These sections highlight key information about the merger and the merger agreement but they may not include all the information that you would like to know. The merger agreement is attached as Appendix A to this proxy statement/prospectus. We urge you to read the merger agreement in its entirety.

PEI Background of the Merger

   As part of its long-term planning, the PEI board has periodically reviewed and evaluated various strategic options and alternatives available to maximize the economic return of its stockholders. The PEI board has recognized the need for PEI to be larger in order to respond to the demands of a deregulated energy market and to compete with the larger companies being formed in the consolidation of the energy industry. From time to time, the PEI board has considered acquisitions and has entered into marketing alliances. But these actions have not been sufficient to give PEI the necessary size and scope. As an alternative, the PEI board authorized the exploration of a strategic stock-for-stock merger with companies chosen because of the strengths they would bring to the relationship.

   In late September 1998, John E. Brennan, Vice Chairman of the Southern Union board, and Thomas F. Karam, the President and Chief Executive Officer of PEI at a coincidental meeting discussed, in general terms, their respective companies and whether it would be appropriate to initiate further discussions between representatives of Southern Union and PEI regarding a possible business combination. To follow-up this conversation, on October 5, 1998, Southern Union sent Mr. Karam copies of Southern Union's recently released 1998 Summary Annual Report to Stockholders, Annual Report on Form 10-K for the fiscal year ended June 30, 1998 and Proxy Statement for Southern Union's 1998 annual meeting of stockholders.

   On March 1, 1999, following general conversations between Ronald W. Simms, the Chairman of the PEI board, Mr. Karam and Mr. Brennan, about the energy industry and the philosophies of their two companies, Mr. Karam met with George
L. Lindemann, the Chairman of the Southern Union board and Southern Union's Chief Executive Officer, and Mr. Brennan to discuss the possibility of a strategic relationship between PEI and Southern Union and to arrange for a meeting between Messrs. Simms and Karam and Southern Union management in Austin, Texas. A meeting was held from March 3-4, 1999 at which Southern Union officers and division heads made a detailed presentation about Southern Union.

   Contemporaneously with the discussions between Southern Union and PEI, Messrs. Simms and Karam held meetings and discussions with five other companies they had identified as possible strategic stock-for-stock merger partners. These meetings were similar to the meetings with Southern Union.

   On March 19, 1999, Mr. Karam and Mr. Brennan had a general conversation about the financial terms of a merger.

   On March 24, 1999, at a meeting of the PEI board, Messrs. Simms and Karam described the preliminary discussions they had with possible partners in a strategic stock-for-stock merger. They stated that they believed that a strategic merger with a larger company should, among other things, help PEI to provide all energy alternatives to the consumer, to diversify geographically, to grow aggressively where advisable and to be better able to take advantage of opportunities in the energy industry. In addition, a strategic relationship should not require PEI to significantly reduce employees or other assets in northeastern Pennsylvania and should help improve service to its customers. It was the sense of the meeting that Mr. Simms and Mr. Karam should continue these discussions.

   On April 8, 1999, Messrs. Simms and Karam met with Messrs. Lindemann and Brennan to discuss more specifically a possible strategic relationship. Mr. Lindemann expressed a desire to proceed and make an indication of interest.

   On April 12, 1999, representatives of Southern Union visited PEI's facilities to conduct a limited business investigation of PEI and to discuss the details of a merger with Mr. Karam.

   At the PEI board meeting on April 14, 1999, Messrs. Simms and Karam updated the PEI board on their discussions. They noted the changing competitive landscape in the energy industry where critical mass and complete energy solutions are necessary; the increasing merger activity and formation of larger companies against which PEI must compete; and the capital limitations of PEI. They reviewed PEI's experience with possible acquisitions and marketing alliances.

   The PEI board discussed generally different methods of valuing PEI and compared various financial measurements and ratios of PEI with those of comparable publicly-traded companies. They also reviewed multiples and premiums in recent gas utility mergers.

   PEI's special counsel, Hughes Hubbard & Reed LLP, reviewed the board's fiduciary duties and the standards of conduct it should follow in considering whether to proceed with discussions of a strategic stock-for-stock merger and whether to accept a merger proposal.

   The PEI board then appointed Messrs. Simms and Karam as a Special Committee of the board to continue discussions concerning a possible strategic stock-for-stock merger.

   Following the April 14 board meeting, each of the companies was contacted and asked to make a firm indication of interest by May 1, if they desired to do so.

   On April 19 and 20, 1999, representatives of Southern Union visited PEI to discuss a proposed transaction with the Special Committee and to continue their limited business investigation of PEI.

   By May 1, three of the companies had made an indication of interest. Each company was informed that the indications would be evaluated by the PEI board at its May 5 meeting and that shortly thereafter the Special Committee would contact them.

   At the PEI board meeting on May 5, 1999, the Special Committee updated the PEI board on their discussions with possible merger partners and reviewed the indications of interest. The Southern Union indication of interest was the highest. The Special Committee analyzed Southern Union's indication of interest and compared it with recent gas utility deals in the northeast and mid-Atlantic. The Special Committee and the PEI board then discussed Southern Union, including its financial condition, an assessment of its management and operations and the ability of Southern Union to consummate a merger. The PEI board also considered the Southern Union common stock dividend, the possible effect of Southern Union's bid for Southwest Gas Corporation on a merger with Southern Union and the effect of a merger on PEI's employees and customers. The Special Committee was authorized to negotiate a merger agreement with Southern Union, subject to PEI board approval.

   On May 6, 1999, the Special Committee called Southern Union to express a desire to enter into more substantive discussions and to negotiate a merger agreement.

   Over the course of the next several weeks, the Special Committee and its legal advisors discussed the major terms of the merger with Southern Union.

   On May 24, 1999, the Special Committee again updated the board on the merger discussions. Representatives of Southern Union made a presentation to the PEI board on Southern Union, including its business plan and historical and pro forma financial information, and responded to questions from the PEI board. PEI's special counsel reviewed the major issues relating to the merger agreement for the PEI board.

   From May 25 to June 7, 1999, representatives of PEI and Southern Union and their financial, accounting and legal advisors had numerous communications, including meetings to conduct additional investigation of the other party's business and negotiate the terms of the merger agreement.

   At 7:00 a.m. on June 7, 1999, the PEI board met to consider the merger agreement. PEI's special counsel analyzed the important provisions of the agreement and discussed the mergers.

   The PEI board discussed with counsel a table showing how the merger consideration would be calculated at various trading levels of Southern Union common stock, the treatment of PEI benefit plans, the "fiduciary out," the covenants of Southern Union and the conditions to the closing.

   Legg Mason Wood Walker, Incorporated ("Legg Mason"), PEI's financial advisors, discussed the terms of the transaction between Southern Union and PEI with the PEI board and rendered a written opinion that, as of the date of the merger agreement and the meeting and based upon and subject to certain matters stated in its opinion, the consideration to be received by the stockholders of PEI in the merger was fair to such stockholders from a financial point of view.

   At 9:15 a.m. at the PEI board's request, the NYSE agreed not to open trading in the stock of PEI while the PEI board and its advisors continued discussions of the merger. Likewise, at Southern Union's request, the NYSE agreed not to open trading in the stock of Southern Union while the PEI board continued its discussions.

   The Special Committee then recommended approval of the merger, and the PEI board, after further discussion and for the reasons set forth below under "-- PEI Reasons for the Merger; Recommendation of PEI's Board of Directors," unanimously approved the merger agreement. Representatives of Southern Union were invited into the meeting and the merger agreement was executed. The merger was publicly announced and the stocks of the two companies were permitted to open for trading.

PEI Reasons for the Merger; Recommendation of PEI's Board of Directors

   Recognizing the need for PEI to be larger in order to respond to the demands of a deregulated energy market and to compete with the larger companies being formed in the consolidation of the energy industry, the PEI board has considered acquisitions and considered and entered into marketing alliances. But these actions have not been sufficient to give PEI the necessary size and scope. As an alternative, the PEI board authorized the exploration of a strategic stock-for-stock merger. The PEI board believes that the merger with Southern Union should, among other things, help PEI to provide all energy alternatives to the consumer, to diversify geographically, to grow aggressively where advisable and to be better able to take advantage of opportunities in the energy industry. In addition, this strategic relationship should not require PEI to significantly reduce employees or other assets in northeastern Pennsylvania and should help improve service to its customers.

   In reaching its decision to approve the merger and the merger agreement and to recommend that PEI stockholders adopt the merger agreement, the PEI board consulted with PEI management and its financial and legal advisors and considered a number of factors, including, without limitation, the following material factors:

  . the belief that the merger with Southern Union will result in a combined entity with sufficient size and scope to compete effectively in the deregulated energy market;

  . the merger consideration negotiated with Southern Union, including the collar provision designed to protect PEI stockholders with respect to the value of the consideration to be received by them in the merger, and the implied premium that the merger consideration represents over the recent market price of PEI common stock;

  . the written opinion of Legg Mason, a copy of which is attached as Appendix B to this proxy statement/prospectus, that, subject to the assumptions and limitations contained in that opinion, the consideration to be received in the merger by the stockholders of PEI is fair, from a financial point of view, to the stockholders and the financial presentation made by Legg Mason to the PEI board in connection with delivering this opinion;

  . the benefits to PEI's employees and the communities served by PEI, including the retention of local operations and provisions of Southern Union's benefit plans;

  . the terms and conditions of the merger agreement, including (1) reciprocal representations and warranties, (2) the closing conditions,
     (3) the ability of PEI, under certain circumstances, to provide information to, and enter into negotiations with, third parties with respect to certain unsolicited offers to acquire PEI, and to terminate the merger agreement in order to enter into an agreement with a person making an unsolicited offer which is more favorable to PEI stockholders from a financial point of view than the merger after paying a termination fee to Southern Union and giving Southern Union the opportunity to match any offer made by such a third party and (4) the ability of PEI to terminate the merger agreement if the average trading price of Southern Union common stock for the valuation period ending shortly before the closing falls below $17.30 (see "The Merger Agreement");

  . the structure of the transaction, which is intended to qualify as a "reorganization" for United States federal income tax purposes, so that the stockholders of PEI, as such, will recognize gain only to the extent they receive cash in exchange for their shares of PEI common stock;

  . information concerning the business, financial condition, results of operations and prospects, including, but not limited to, the potential for growth, development and profitability of Southern Union;

  . the projected pro forma ownership of Southern Union by the stockholders of PEI implied by the exchange ratio;

  . the historical market prices and trading information with respect to PEI common stock and Southern Union common stock; and

  .  the likelihood that the merger would be consummated.

   During its deliberations regarding the merger and the merger agreement, the PEI board also analyzed certain risks associated with the merger, including the integration of the two companies and the risk of obtaining the necessary regulatory approvals for the merger. After reviewing these matters, the PEI board determined that the benefits of the merger outweighed any risks entailed in these matters.

   At its meeting on June 7, 1999, the PEI board unanimously approved the terms of the merger agreement and the related transactions, determined that the terms of the merger are in the best interests of PEI and PEI's stockholders and recommended approval and adoption of the merger agreement by PEI's stockholders.

   This discussion of the information and factors considered by the PEI board in making their decision is not intended to be exhaustive but is believed to include all material factors considered in connection with the PEI board's evaluation of the merger. The PEI board did not find it practicable to, and did not, quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the PEI board may have given different weight to different factors. Based on the total mix of information available to them, all directors determined to approve and recommend the merger to PEI stockholders.

   In considering the recommendation of the PEI board with respect to the merger agreement, PEI stockholders should be aware that certain members of the PEI board and PEI employees have interests in the merger that are different than, or in addition to, the interests of stockholders of PEI generally. The PEI board was aware of these interests and considered them, among other matters, in approving the merger agreement. See "The Merger--Potential Conflicts and Interests of Certain Persons in the Merger."

Opinion of PEI's Financial Advisor

   Legg Mason rendered its oral and written opinion to the PEI board at their meeting on June 7, 1999, that, as of that date, and subject to certain assumptions, factors and limitations set forth in such opinion as described below, the merger consideration to be received by PEI stockholders was fair to stockholders from a financial point of view.

   The full text of the written opinion of Legg Mason dated June 7, 1999, which sets forth the assumptions made, matters considered, scope and limitations on the review undertaken, and procedures followed by Legg Mason in connection with the opinion, is attached as Appendix B to this proxy statement/prospectus. Stockholders are urged to read this opinion in its entirety. Legg Mason's opinion is directed only to the consideration to be received by stockholders pursuant to the merger agreement and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the PEI special meeting. Legg Mason's opinion will not be updated prior to or at the closing of the merger. The summary of the opinion of Legg Mason set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. In connection with this engagement, PEI did not request Legg Mason, and Legg Mason did not assist PEI, to determine the exchange ratio provided for in the merger agreement. The exchange ratio was determined through arm's-length negotiations between PEI and Southern Union.

   In connection with its opinion, Legg Mason reviewed, among other things, (a) the merger agreement and certain related documents, (b) the audited consolidated financial statements of PEI as of and for the years ended December 31, 1998, 1997, 1996 and 1995, (c) the unaudited financial statements of PEI as of and for the three-month period ended March 31, 1999, (d) the audited consolidated financial statements of Southern Union as of and for the years ended June 30, 1998, 1997, 1996 and 1995 and (e) the unaudited financial statements of Southern Union as of and for the nine-month period ended March 31, 1999. Legg Mason also had discussions with members of the senior management of PEI and Southern Union regarding the past and current business operations, financial condition and future prospects of their respective companies. In addition, Legg Mason reviewed the reported price and trading activity for the shares of PEI common stock and the shares of Southern Union common stock, compared certain financial and stock market data for PEI and Southern Union with similar information for certain other publicly-traded companies, analyzed publicly available information concerning the terms of certain selected business combinations in the gas distribution utility industry, and performed such other studies and analyses as Legg Mason considered necessary or appropriate.

   Legg Mason relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by them for purposes of their opinion. Legg Mason did not make an independent evaluation or appraisal of the assets and liabilities of PEI or Southern Union or any of their subsidiaries and they were not furnished with any such evaluation or appraisal.

   The following is a summary of the financial analyses Legg Mason utilized in connection with providing its written opinion to the PEI board.

   Stock Trading History. Legg Mason examined the history of the trading price and volume for the shares of PEI common stock. This examination showed that during the four-month period from February 4, 1999 to June 4, 1999, the trading price of PEI common stock ranged from $20.75 per share to $29.69 per share. This examination also showed that over the period from June 4, 1997 to June 4, 1999, the trading price of PEI common stock ranged from $20.75 per share to $31.94 per share. This range may be compared to the merger consideration. Legg Mason also examined the history of the trading price and volume for the shares of Southern Union common stock (not adjusted for the 5% Southern Union stock dividend distributed on August 6, 1999). This examination showed that during the four-month period from February 4, 1999 to June 4, 1999, the trading price of Southern Union common stock ranged from $17.94 per share to $22.81 per share. The closing price of Southern Union common stock on June 4, 1999 was $21.625 per share, which was used as the basis for the exchange rate in the merger agreement. In addition, this examination showed that over the period from June 4, 1997 to June 4, 1999, the trading price of Southern Union common stock ranged from $13.16 per share to $24.38 per share.

   Comparison of Selected Peer Companies. Legg Mason compared selected historical stock market and balance sheet data and financial ratios for PEI to the corresponding data and ratios of the following companies: Colonial Gas Company, Connecticut Energy Corp., CTG Resources, Inc., Laclede Gas Company, North Carolina Natural Gas Corp., NUI Corp., Providence Energy Corp., South Jersey Industries, Inc. and Yankee Energy System, Inc. The multiples of PEI were calculated using a price of $29.69 per share for PEI common stock, the closing price as of June 4, 1999. Such data and ratios included, among other things, equity value as a multiple of latest twelve months ("LTM") earnings per share ("EPS"), projected 1999 earnings per share, projected 2000 earnings per share and stockholders' equity; total market capitalization as a multiple of LTM revenues, of LTM earnings before interest, taxes, depreciation and amortization ("EBITDA") and of LTM earnings before interest and taxes ("EBIT"). Projected earnings per share data was provided by First Call Analysts' Research and FactSet Data Systems. EBITDA (which is not a measure of financial performance under generally accepted accounting principles) is used by investment banking firms as one measure of a company's financial performance. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles), as an indicator of a company's performance or cash flows from operating activities (as determined in accordance with generally accepted accounting principles) or as a measure of liquidity.

   An analysis of equity value as a multiple of LTM earnings per share for the selected peer companies yielded a range of 15.2x to 26.7x with a median of 19.2x as compared to 27.0x for PEI or 31.9x under the terms of the contemplated transaction. An analysis of equity value as a multiple of projected 1999 EPS yielded a range of 14.4x to 21.6x with a median of 17.2x as compared to 22.0x for PEI or 25.9x under the terms of the contemplated transaction. An analysis of equity value as a multiple of projected 2000 EPS yielded a range of 12.4x to 19.1x with a median of 15.4x as compared with 20.5x for PEI or 24.1x under the terms of the contemplated transaction. An analysis of total market capitalization as a multiple of LTM EBITDA yielded a range of 6.2x to 9.6x with a median of 7.6x as compared to 11.8x for PEI or 13.3x under the terms of the contemplated transaction. An analysis of total market capitalization as a multiple of LTM EBIT yielded a range of 8.7x to 14.1x with a median of 11.5x as compared to 16.2x for PEI or 18.2x under the terms of the contemplated transaction.

   Selected Transactions Analysis. Using publicly available information, Legg Mason analyzed the purchase price and implied transaction value multiples paid or announced to be paid in the following selected merger and acquisition transactions in the gas distribution utility industry: Eastern Enterprises/Colonial Gas Co.; Energy East Corp./Connecticut Energy Corp.; Carolina Power and Light/North Carolina Natural Gas; Dominion Resources, Inc./Consolidated Natural Gas; NiSource Inc./Bay State Gas; Eastern Enterprises/Essex County Gas Co.; and Atmos Energy Corp./United Cities Gas Co. (the "Selected Transactions"). Such analysis indicated that for the Selected Transactions, (i) total transaction value as a multiple of LTM revenue ranged from 1.7x to 3.2x with a mean of 2.4x compared to 2.3x for the contemplated transaction, (ii) total transaction value as a multiple of LTM EBITDA ranged from 7.5x to 13.9x with a mean of 9.8x, as compared to 13.3x for the contemplated transaction, (iii) equity value as a multiple of LTM net income ranged from 20.0x to 26.4x with a mean of 21.8x, as compared to 31.9x for the contemplated transaction, and (iv) equity value as a multiple of stockholders' equity ranged from 1.9x to 2.9x with a median of 2.4x as compared to 2.6x for the contemplated transaction.

   No company, transaction, or business used in the comparison with comparable companies or selected transactions analysis as a comparison is identical to PEI or the merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical. Instead, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the comparable companies, selected transactions or the company or transaction to which they are being compared.

   Discounted Cash Flow Analysis. Legg Mason performed a discounted cash flow analysis of PEI. Legg Mason calculated a net present value of estimated free cash flows for the years 2000 through 2004 using discount rates ranging from 6.2% to 8.2%. Legg Mason calculated PEI's terminal values in the year 2004 based on multiples ranging from 10.4x EBIT to 12.7x EBIT. These terminal values were then discounted to present value using discount rates from 6.2% to 8.2%. Using the foregoing terminal values and discounted cash flows for PEI, the equity value ranged from $19.12 to $29.88, as compared to the equity value implied by the exchange ratio of $35.00 per share.

   The preparation of a fairness opinion is a complex process and is not necessarily susceptible to practical analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Legg Mason's opinion. In arriving at its fairness determination, Legg Mason considered the results of all such analyses. The analyses were prepared solely for purposes of Legg Mason providing its opinion to the PEI board as to the fairness of the merger consideration pursuant to the merger agreement to the holders of shares of PEI common stock and do not purport to be appraisals that necessarily reflect the prices at which assets, businesses or securities actually may be sold. Analyses based on forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties, none of PEI, Southern Union, Legg Mason or any other person assumes responsibility if future results are materially different from those forecast.

   As described above, Legg Mason's opinion to the PEI board was one of the many factors taken into consideration by the PEI board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Legg Mason and is qualified by reference to the written opinion of Legg Mason set forth in Appendix B hereto.

   Legg Mason, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. PEI selected Legg Mason as its financial adviser because Legg Mason is a nationally recognized investment banking firm that has substantial experience in transactions similar to the merger.

   Legg Mason has previously rendered certain investment banking and financial advisory services to PEI.

   Legg Mason provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of PEI and/or Southern Union for its own account and for the accounts of customers.

   Pursuant to an engagement letter dated May 27, 1999, PEI engaged Legg Mason to act as its financial advisor in connection with the possible merger of PEI and Southern Union. Pursuant to the terms of the engagement letter, PEI agreed to pay Legg Mason $25,000 upon execution of the engagement letter and $450,000 upon delivery of a written fairness opinion to the board. PEI has agreed to reimburse Legg Mason for its reasonable out-of-pocket expenses, including attorney's fees, and to indemnify Legg Mason against certain liabilities, including certain liabilities under federal securities laws.

Southern Union Background of the Merger

   Since 1990 when a new group of stockholders acquired Southern Union and the Lindemann-led management team took office, Southern Union has carefully monitored developments in the natural gas utility industry and periodically evaluated Southern Union's long-term position and strategic alternatives in view of the trend toward deregulation and consolidation in the gas distribution industry. Since then, the Southern Union board has consistently supported a strategy to build stockholder value. As a result, Southern Union's management has explored and developed strategic plans to respond to the evolving competitive environment. Southern Union's management has concluded that Southern Union's competitive position and growth prospects in this new environment would be significantly enhanced by, among other things, increasing the scale of its operations and the size of its customer base. To achieve this strategic goal, Southern Union has, among other things, analyzed, pursued and attempted to consummate possible business combinations with other natural gas distribution companies.

   In late September 1998, Messrs. Brennan and Karam at a coincidental meeting discussed, in general terms, their respective companies and whether it would be appropriate to initiate further discussions between representatives of Southern Union and PEI regarding a possible business combination. To follow-up this conversation, on October 5, 1998, Southern Union sent Mr. Karam copies of Southern Union's recently released 1998 Summary Annual Report to Stockholders, Annual Report on Form 10-K for the fiscal year ended June 30, 1998 and Proxy Statement for Southern Union's 1998 annual meeting of stockholders.

   On March 1, 1999, following general conversations between Mr. Simms, Mr. Karam and Mr. Brennan, about the energy industry and the philosophies of their two companies, Mr. Karam met with Mr. Lindemann and Mr. Brennan to discuss the possibility of a strategic relationship between PEI and Southern Union and to arrange for a meeting between Messrs. Simms and Karam and Southern Union management in Austin, Texas.

   On March 3, 1999, Mr. Brennan, Peter H. Kelley, the President and Chief Operating Officer of Southern Union, and Ronald J. Endres, the Executive Vice President and Chief Financial Officer of Southern Union, met with Messrs. Simms and Karam. At this meeting, the Southern Union and PEI participants discussed the possibility of a business combination between Southern Union and PEI. On March 4, the parties continued their discussions and throughout the day were joined by various members of Southern Union's senior management team who described various aspects of business and operations of Southern Union, particularly its natural gas distribution divisions in Texas, Missouri and Florida, to PEI's representatives. At the conclusion of the March 4th meeting, Southern Union's representatives indicated their desire to submit a proposal to acquire PEI through a merger or other business combination. Mr. Karam, on behalf of PEI, indicated that PEI would evaluate a Southern Union proposal.

   On March 19, 1999, Mr. Karam and Mr. Brennan had a general conversation about the financial terms of a merger.

   On April 8, 1999, Messrs. Simms and Karam met with Messrs. Lindemann and Brennan to discuss more specifically a possible strategic relationship. Mr. Lindemann expressed a desire to proceed and make an indication of interest.

   On April 12, 1999, representatives of Southern Union visited PEI's facilities to conduct a limited business investigation of PEI and to discuss the details of a merger with Mr. Karam.

   On April 19 and 20, 1999, representatives of Southern Union visited PEI to discuss the proposed transaction with Messrs. Simms and Karam and to continue their business investigation of PEI.

   On May 10, 1999, PEI and Southern Union entered into a Confidentiality Agreement. Shortly thereafter, Southern Union submitted an oral proposal to acquire PEI at a price of $35.00 a share, consisting of shares of Southern Union common stock valued at $32.00 plus $3.00 in cash, with a collar on the share exchange ratios to be determined prior to the execution of a definitive merger agreement.

   During the next ten days, Southern Union discussed the major terms of the merger with Messrs. Simms and Karam and PEI's legal advisors.

   On May 20, 1999, the Southern Union board met, with all members participating by telephone, except for Frank W. Denius, who did not participate in the meeting. Also participating were Mr. Endres and Southern Union's outside legal counsel, Fleischman and Walsh, L.L.P. At the meeting, Southern Union's management and counsel reported on the status of the discussions with PEI and provided the Southern Union board with an overview of transaction issues. The Southern Union board discussed elements of a potential combination with PEI and authorized management to continue the discussions.

   On May 24, 1999, representatives of Southern Union made a presentation to the PEI board on Southern Union, including its business plan and historical pro forma financial information, and responded to questions from the PEI board.

   Messrs. Lindemann, Kelley and Endres met with Messrs. Simms and Karam on May 25, 1999 to negotiate certain financial terms of the merger agreement. They agreed on a collar which fixed the exchange ratio if

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

Southern Union's average trading price as of the closing date was more than 105% of the closing price of a share of Southern Union common stock on the trading day immediately preceding the date the merger agreement was executed or less than 90% of the closing price of a share of Southern Union common stock on the trading day immediately preceding the date the merger agreement was executed. They also agreed that the cash portion of the merger consideration would be more than $3.00 per share if as of the closing date the average trading price of a share of Southern Union common stock was below 90% of the closing price of a share of Southern Union common stock on the trading day immediately preceding the date the merger agreement was executed.

   On May 26, 1999, counsel for both parties met for the first time to begin negotiating the terms of the merger agreement, drafts of which had been exchanged by counsel during the previous two weeks. Over the next twelve days, counsel for both parties exchanged additional drafts of the merger agreement and negotiated its final terms.

   On June 4, 1999, the Southern Union board met with senior members of Southern Union's management, representatives of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), the company retained by Southern Union to render an opinion as to the fairness to Southern Union from a financial point of view of the consideration to be paid by Southern Union in connection with the merger, and its outside legal counsel, Fleischman and Walsh, L.L.P. At the meeting, Southern Union's management reported on the understandings that had been reached with respect to the principal remaining open issues relating to the merger, the results of their financial analysis of PEI and the anticipated results of Southern Union's completion of its due diligence review of PEI and its subsidiaries and made a presentation on the principal reasons for the merger. Southern Union's outside legal counsel described the provisions of the merger agreement and the responsibilities of the directors with respect to their decision on the merger agreement, and DLJ rendered its oral opinion as to the fairness of the transaction from a financial point of view to Southern Union. The Southern Union board discussed and then unanimously approved the merger agreement and unanimously voted to recommend its approval to Southern Union stockholders.

   The next business day, Monday, June 7, 1999, the PEI board met to consider the merger agreement. At the request of Southern Union, the NYSE agreed not to open trading in the stock of Southern Union while the PEI board and its advisors continued discussions of the merger. Likewise, at the request of the PEI board, the NYSE agreed not to open trading in the stock of PEI while the PEI board continued its discussions. After the PEI board approved the merger agreement, the merger agreement was signed by both companies, the merger was publicly announced and the stocks of Southern Union and PEI were permitted to open for trading.

Southern Union Reasons for the Merger

   The board of directors and management of Southern Union believe that the merger will help position Southern Union to become one of the premier natural gas distribution companies in the nation. In addition, the merger will enhance the competitive position of Southern Union in an industry recently subjected to deregulation and consolidation by increasing its financial flexibility and providing strategic growth opportunities that will benefit Southern Union, its stockholders, customers and employees. Southern Union's management believes that some of the specific financial and strategic reasons that make the merger desirable are as follows:

  . Market Diversification in an Attractive Region. The merger allows Southern Union to further diversify its service territory. By operating in diverse geographic areas, Southern Union's earnings will be less susceptible to weather and economic conditions in any one region.

  . Increase Market Float of Southern Union's Equity. Certain members of Mr. Lindemann's family collectively own approximately 39%, certain members of the Bass family collectively own approximately 9%, and officers and directors of Southern Union (other than members of Mr. Lindemann's family) own approximately 5% of the 31,235,697 shares of Southern Union

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

     common stock outstanding on September 3, 1999. As a result of the merger, Southern Union will issue to PEI stockholders between approximately 15.3 million and 17.8 million shares of Southern Union common stock. The issuance of these shares will mean that Southern Union's market float (excluding the shares held by members of Mr. Lindemann's family and other insiders, and certain members of the Bass family) will more than double upon completion of the merger. This relatively large issuance of common stock may increase the investment community's research coverage of Southern Union (currently two analysts) and possibly increase the liquidity of Southern Union common stock.

  . Entry Into the Electricity Industry. In the fourth quarter of 1997, PG Energy Services Inc., a subsidiary of PEI, began marketing electricity and related products and services under the name PG Energy PowerPlus (a trademark of PG Energy Services Inc.), principally in northeastern and central Pennsylvania. In addition, another subsidiary of PEI, PEI Power Corporation, began generating and selling electricity in July 1998, upon completion of modifications to its cogeneration facility that enable it to burn both natural gas and methane. Southern Union is not currently engaged in the business of selling, marketing and generating electricity. As a result of the merger, Southern Union will have the opportunity to expand into a new energy market. If these electricity ventures are successful, Southern Union could transfer this experience to its other markets. See "Risk Factors and Other Considerations--A Different Set of Factors and Conditions Affect Southern Union Stock and Could Have a Negative Impact on Its Stock Price."

  . Southern Union's Ability to Make Other Acquisitions. The increased size, reduced leverage and increased debt capacity resulting from the merger may increase Southern Union's financing capacity so as to improve Southern Union's prospects for completing other significant acquisitions. Increased market float may increase the opportunity for Southern Union to use its stock to acquire attractive assets. Shares of Southern Union common stock have historically traded at multiples in excess of comparable companies.

Recommendation of the Southern Union Board

   At a special meeting held on June 4, 1999, the Southern Union board unanimously approved the merger agreement and the merger. Accordingly, Southern Union's board of directors recommends that Southern Union stockholders vote "FOR" the approval of the merger agreement and stock issuance. In determining to approve, and recommend that Southern Union stockholders approve, the merger agreement and related transactions, and in reaching its determination that the merger is in the best interest of Southern Union, its stockholders, customers and employees, the Southern Union board consulted with and relied upon information and reports prepared or presented by Southern Union's management and Southern Union's legal and financial advisors. The following are the material factors considered by the Southern Union board, some of which contained both positive and negative elements:

  .  the factors described under "--Southern Union Reasons for the Merger";

  .  the terms of the merger agreement described under "The Merger
     Agreement";

  . the likelihood of receipt of timely and satisfactory regulatory approvals for the mergers;

  . the risk of fluctuations in the price of Southern Union common stock prior to the consummation of the merger, including the potential effects of the public announcement of the merger on the trading price of Southern Union common stock;

  .  the risk that the merger would not be consummated;

  . the substantial management time and effort that will be required to consummate the merger and integrate the operations of the two companies, and the risks inherent in such integration;

  . other matters described under "Risk Factors and Other Considerations" and "Forward-Looking Statements May Prove Inaccurate";

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

  . the results of Southern Union's business investigation of PEI and its subsidiaries; and

  . the opinion of DLJ that as of the date of DLJ's fairness opinion and subject to the considerations described therein, the financial terms of the merger are fair, from a financial point of view, to Southern Union (see "The Merger--Opinion of Southern Union's Financial Advisor").

   The foregoing discussion of the information and factors considered by the Southern Union board is not intended to be all-inclusive. In view of the wide variety of factors considered in connection with its evaluation of the proposed merger, the Southern Union board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the foregoing factors. Rather, the Southern Union board based its recommendation on the totality of the information presented to and considered by it.

Opinion of Southern Union's Financial Advisor

   Southern Union retained DLJ to render its opinion to the Southern Union board as to the fairness to Southern Union, from a financial point of view, of the merger consideration to be paid by Southern Union to the PEI stockholders pursuant to the merger agreement.

   On June 6, 1999, DLJ delivered an oral opinion to the Southern Union board, subsequently confirmed in writing as of the same date, to the effect that as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the merger consideration to be paid by Southern Union pursuant to the merger agreement was fair to Southern Union from a financial point of view. As described above under "--Southern Union Reasons for the Merger," the DLJ opinion was only one of many factors taken into consideration by the Southern Union board in making its determination to approve the merger agreement.

   The full text of the DLJ opinion is attached to this proxy statement/prospectus as Appendix C. You are urged to read the DLJ opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review undertaken in arriving at such opinion. The DLJ opinion was prepared for the Southern Union board and is directed only to the fairness to Southern Union, from a financial point of view, of the merger consideration. The DLJ opinion does not:

  . address the relative merits of the merger and the other business strategies considered by Southern Union and does not address the underlying decision to proceed with the merger;

  . constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the merger and related transactions; or

  . constitute an opinion as to the price at which Southern Union common stock will actually trade at any time.

   DLJ was not engaged by Southern Union to act as its financial advisor, or as an advisor to or agent of Southern Union stockholders or any other person, in connection with the merger. Accordingly, DLJ was not requested to, and did not, advise Southern Union with respect to the structure, relative merits or terms of the merger (other than with respect to the fairness opinion summarized herein), nor was DLJ requested, and DLJ did not attempt, to identify potential alternative transactions. The merger consideration was determined in arms-length negotiations between Southern Union and PEI, in which negotiations DLJ did not participate or advise Southern Union.

   In arriving at its opinion, DLJ reviewed, among other things, the June 6, 1999 draft of the merger agreement. DLJ also reviewed certain financial and other information that was publicly available or furnished to it by Southern Union, including information provided during discussions with Southern Union management. Included in the information provided to DLJ were certain financial projections of Southern Union prepared by the management of Southern Union, certain financial projections of PEI prepared by the managements of PEI and Southern Union, and certain pro forma financial projections of Southern Union and PEI prepared by the

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

management of Southern Union. In addition, DLJ compared certain financial and securities data of Southern Union and PEI with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of Southern Union common stock and PEI common stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of rendering its opinion. Southern Union did not impose any restrictions or limitations upon DLJ regarding the investigations made or the procedures followed by DLJ.

   In rendering its opinion, DLJ relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by Southern Union and PEI or their respective representatives, or that was otherwise reviewed by it. DLJ also assumed that the financial projections and estimates of operating synergies were reasonably prepared on bases reflecting the best currently available estimates as to the future operating and financial performance of Southern Union and PEI, respectively. DLJ has not assumed any responsibility for making any independent evaluation or appraisal of the assets or liabilities of Southern Union or PEI, nor did DLJ independently verify the information reviewed by it. DLJ relied on the advice of counsel to Southern Union as to certain legal matters.

   DLJ performed each of the analyses summarized below in order to provide a different perspective on the merger and add to the total mix of information available. However, although the separate analyses are summarized below, DLJ believes that its analyses must be considered as a whole. Selecting portions of the analyses or of the summary set forth below, without considering the analyses as a whole, could create an incomplete or misleading view of the processes underlying the DLJ opinion. In arriving at its opinion, DLJ considered the results of each of these analyses together, in their totality and in light of each of the other analyses. DLJ did not attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of all of the factors and analyses considered in arriving at its opinion.

   Analyses relating to the value of businesses or securities are not appraisals and do not reflect the prices at which the businesses or securities can actually be sold. Stockholders should understand that no company or transaction used in DLJ's analyses as a comparison is directly comparable to Southern Union, PEI or the merger. It should also be understood that analyses based upon projections or forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties, none of Southern Union, PEI or DLJ or any other person assumes responsibility if future results are different from those forecast.

   The DLJ opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to DLJ as of, the date of its opinion. It should be understood that, although subsequent developments may affect its opinion, DLJ does not have any obligation to update, revise or reaffirm its opinion as a result of changes in such conditions or otherwise.

   Set forth below is a description of the material elements of DLJ's presentation to the Southern Union board on June 6, 1999 in connection with the preparation of the DLJ opinion. Unless otherwise indicated, all analyses summarized below are based on the closing price of Southern Union common stock on June 4, 1999 of $21.6250 per share and the closing price per share of PEI common stock on that date of $29.6875. Assuming the average trading price of Southern Union common stock as of the date of the consummation of the merger will be equal to the closing price for the Southern Union common stock on June 4, 1999, the exchange ratio pursuant to the merger agreement would equal 1.48 (i.e., 32.000/21.625 = 1.48). If the average trading price of Southern Union common stock as of the date of the consummation of the merger is $19.46 (i.e., the high end of the collar) or less, the exchange ratio pursuant to the merger agreement would equal 1.64 (i.e., 32.0000/19.4625 = 1.64). It should be understood that DLJ makes no prediction, and there can be no assurance, as to what the average trading price or the exchange ratio will actually be.


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

   Discounted Cash Flow Analysis. DLJ performed a discounted cash flow analysis for the period from calendar year 1999 to calendar year 2003 on the projected, stand-alone operating free cash flows of Southern Union and PEI, assuming the merger had not occurred. Operating free cash flows were calculated as the after-tax operating earnings of Southern Union and PEI, before any cost savings, plus depreciation and amortization, deferred taxes and net changes in working capital and other assets, minus projected capital expenditures. These operating free cash flows estimates were based upon projections provided by management of Southern Union. DLJ calculated terminal values for both Southern Union and PEI by applying a range of estimated EBITDA multiples of 7.5x to 9.5x in 2003. The operating free cash flows and terminal values were then discounted to the present year using a range of discount rates of 7.5% to 9.5%. These discount rates represent an estimated range of the weighted average cost of capital of Southern Union and PEI.

   DLJ analyzed the results of its discounted cash flow analysis and calculated implied exchange ratios, adjusting for the cash to be paid to PEI's stockholders upon consummation of the merger. This analysis produced a range of implied exchange ratios from 1.45x to 1.71x. Such implied exchange ratios are comparable to the exchange ratio at June 4, 1999 of 1.48x (or 1.64x at the high end of the collar).

   Relative Contribution Analysis. DLJ analyzed the relative contributions of Southern Union and PEI to the projected net income and cash net income (net income plus goodwill amortization) of the combined company for the calendar years 1999 through 2003, calculated both before and after allocating any potential cost savings. Net income and cash net income estimates for these future periods were based upon projections provided by management of Southern Union.

   Southern Union's net income and cash net income, assuming no potential cost savings, as a percentage of the combined company ranged from 64.4% to 71.3% and from 66.4% to 72.5%, respectively. Such net income and cash net income contributions, after adjusting for the cash to be paid to PEI's stockholders upon consummation of the merger, would imply a range of exchange ratios from 1.04x to 1.43x and from 0.98x to 1.31x, respectively.

   Southern Union's net income and cash net income, assuming savings from the elimination of duplicative public company cost, as a percentage of the combined company ranged from 56.1% to 63.9% and from 58.3% to 65.4%, respectively. Such net income and cash net income contributions, after adjusting for the cash to be paid to PEI's stockholders upon consummation of the merger, would imply a range of exchange ratios from 1.47x to 2.03x and from 1.37x to 1.86x, respectively. Such implied exchange ratios are comparable to an exchange ratio of 1.48x (or 1.64x at the high end of the collar).

   The results of the relative contribution analysis are not necessarily indicative of the relative contributions that Southern Union and PEI may actually make to the combined company.

   Historical Exchange Ratio Analysis. DLJ analyzed the closing prices of Southern Union common stock and PEI common stock over the three year period prior to June 4, 1999 and calculated implied exchange ratios, adjusting for the cash to be paid to PEI's stockholders upon consummation of the merger. This analysis produced a range of implied exchange ratios from 0.84x to 1.94x. In addition, DLJ calculated the average implied exchange ratio, as adjusted for the cash to be paid to PEI's stockholders upon consummation of the merger, over the three year period prior to June 4, 1999 to be 1.33x. Such implied exchange ratios are comparable to an exchange ratio of 1.48x (or 1.64x at the high end of the collar).

   Combined Company Merger Analysis. DLJ prepared analyses of the financial impact of the merger on the combined company using earnings estimates for Southern Union and PEI provided by Southern Union management for the period from fiscal 1999 through 2003. These analyses assumed cost savings resulting from the elimination of duplicative public company cost. Based on an exchange ratio of 1.48x, this analysis indicated that the merger is expected to have a neutral impact on the combined company's earnings per share in 1999 and 2000, and a marginally dilutive impact on EPS from 2001 to 2003 within a range of 0.5% to 2.7% below Southern Union's stand-alone EPS estimates. (Assuming an exchange ratio of 1.64x at the high end of the

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

collar, this analysis indicated combined company EPS figures for the period from 1999 to 2003 which are within a range of 6.6% to 9.5% below Southern Union's stand-alone EPS estimates).

   DLJ also prepared analyses of the financial impact of the merger on the combined company using estimates of cash earnings per share (i.e., generally, net income plus goodwill amortization, divided by the total number of shares outstanding) ("Cash EPS") for Southern Union and PEI provided by Southern Union management for the period from fiscal 1999 through 2003. These analyses assumed the elimination of duplicative public company cost resulting from the merger. Based on an exchange ratio of 1.48x, this analysis indicated that the merger is expected to be accretive to Cash EPS from 1999 to 2003 within a range of 5.3% to 10.6% above Southern Union's stand-alone Cash EPS estimates. (Assuming an exchange ratio of 1.64x at the high end of the collar, this analysis indicated combined company Cash EPS that is marginally accretive to Cash EPS from 1999 to 2001, within a range of 1.4% to 3.1% above Southern Union's stand-alone Cash EPS estimates, and marginally dilutive to Cash EPS in 2002 and 2003, within a range of 0.7% to 1.6% below Southern Union's stand-alone Cash EPS estimates.)

   Engagement Letter. Pursuant to an engagement letter dated June 4, 1999, Southern Union agreed to pay DLJ a fee of $750,000 upon DLJ's delivery of its opinion. No part of DLJ's fee is contingent upon consummation of the merger. Southern Union also agreed to reimburse DLJ for all of its out-of-pocket expenses (including fees and expenses of counsel retained by DLJ), and to indemnify DLJ and certain related persons and entities against certain liabilities (including liabilities under the federal securities laws), arising out of DLJ's engagement.

   DLJ has performed investment banking and other services for Southern Union in the past and has been paid for such services, including, during the last two years, receipt of a $500,000 retainer for certain services performed in connection with Southern Union's efforts to acquire Southwest Gas Corporation.

   In the ordinary course of business, DLJ may actively trade the securities of both Southern Union and PEI for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. DLJ, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

Potential Conflicts and Interests of Certain Persons in the Merger

   In considering the recommendation of the PEI board with respect to the merger, PEI stockholders should be aware that members of PEI's management and the PEI board have the following interests in the merger that may be different from, or in addition to, the interests of PEI stockholders generally and represent conflicts of interest. The PEI board was aware of these interests and considered them in approving the merger agreement.

   Change in Control Agreements. PEI has severance agreements containing change in control provisions with Vincent A. Bonaddio, Harry E. Dowling, John F. Kell, Jr. and Donna M. Abdalla. These agreements were entered into prior to 1999 and before PEI began to explore the possibility of a strategic stock-for-stock merger.

   These agreements provide that, if during a period of 36 months (the "Employment Period") following a "Change in Control" of PEI (as defined in the agreements and which will be deemed to have occurred for purposes hereof at the effective time), the officer is terminated without cause or terminates his or her own employment as a result of certain adverse actions by PEI or its successors, as more fully set forth in such agreements, such officer shall receive a lump sum severance amount and continuation of certain welfare plan benefits. The lump sum severance payment is an amount equal to two times the highest annual (or annualized) compensation paid to the executive during the three-year period ending before the date of termination. The maximum value of the severance payments which may become payable to these four executive officers in the aggregate under the terms of their agreements is approximately $999,500.

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

   In addition, if an executive is terminated during the applicable Employment Period, the executive will also be provided with continued life insurance, hospitalization and medical plans providing benefits which are substantially comparable to those provided to the executive under benefit plans of PEI in effect immediately prior to the change in control of PEI until the earlier of the third anniversary of the change in control or such time as the executive has obtained new employment and is covered by equivalent benefits.

   The additional lump sum and welfare benefits payable to an individual in event of such a termination are limited to the amounts that may be paid without causing the payments to constitute excess parachute payments within the meaning of Section 280G of the Internal Revenue Code.

   In addition, Mr. Karam has an employment agreement with PEI that provides for severance benefits. He may agree to forego these benefits and enter into an employment agreement with Southern Union.

   Stock Options. Officers of PEI hold options granted under the 1992 Stock Option Plan. In the event of a "Change of Control" (as defined in this plan), all outstanding options become fully exercisable and vested. The approval by the PEI stockholders of the merger agreement would be a "Change of Control" for these purposes.

   Officers and directors of PEI hold options granted under the Stock Incentive Plan. Most of these options are subject to the achievement of specified financial and operational goals for PEI. If these goals are not met, the options will be forfeited. However, in the event of a "Change of Control" (as defined in this plan), all outstanding options not previously forfeited will become fully exercisable and vested. The approval by the PEI stockholders of the merger agreement would be a "Change of Control" for these purposes.

   As of September 3, 1999, there were outstanding options held by directors and officers to purchase 513,350 shares of PEI common stock. To the extent not currently exercisable, all of these options would become exercisable as of the date of PEI stockholder approval of the merger agreement.

   Deferred Compensation Plan. PEI's Directors Deferred Compensation Plan permits outside directors to defer director's fees in the form of stock units. Settlement of the stock units credited to a director's account is made as of the first business day following the director's termination of service as a director. In the event of a "Change of Control" (as defined in this plan), all stock units credited to a director's account will be settled as of the date of the Change of Control for cash equal to the highest price of PEI common stock in any transaction reported on the NYSE, or paid or offered in any transaction related to a Change of Control, at any time during the 90-day period ending with the Change of Control. The approval by the PEI stockholders of the merger agreement would be a "Change of Control" for these purposes.

   As of September 3, 1999, an aggregate of 15,816 stock units were outstanding.

   Director Retirement Plan. PEI's Director Retirement Plan provides retirement benefits to members of PEI's board and PG Energy's board who are not employees of PEI or any subsidiary of PEI. Upon a "Change of Control" (as defined in this plan), eligible directors and former directors who have retired with an entitlement to benefits under this plan (of which there are none) will receive lump sum cash payments based upon years of service. The approval by the PEI stockholders of the merger agreement would be a "Change of Control" for these purposes. Approximately $500,000 will be payable under this plan if the PEI stockholders approve the merger agreement.

   Defense, Indemnification and Insurance for PEI Officers and Directors. For a period of six years after the effective time, Southern Union has agreed to indemnify and hold harmless the present and former officers and directors of PEI and its Subsidiaries in respect of acts or omissions occurring prior to the effective time to the extent provided under PEI's restated articles of incorporation and bylaws in effect on the date hereof; provided, however, that if any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of such claims shall continue until the final disposition of any and all such claims. For six years after the effective time, Southern Union will use its reasonable best efforts to provide officers'

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

and directors' liability insurance in respect of acts or omissions occurring prior to the effective time covering each such person currently covered by PEI's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that in satisfying this obligation, if the annual premiums of such insurance coverage exceed 200% of the previous year's premiums, Southern Union will be obligated to obtain a policy with the best coverage available, in the reasonable judgment of Southern Union's board, for a cost not exceeding such amount. See "The Merger Agreement--Indemnification and Insurance for PEI Officers and Directors."

   Election of PEI Representatives to the Southern Union Board. The merger agreement provides that following the effective time, Southern Union will elect three members of the PEI board (selected prior to the effective time), to serve on the Southern Union board for a term of at least three years from the effective time. See "The Merger Agreement--Covenants and Other Agreements-- Certain Other Covenants and Agreements."

Significant U.S. Federal Income Tax Consequences of the Mergers

   The following discussion is intended only as a summary of the material U.S. federal income tax consequences of the merger to Southern Union, PEI and PEI stockholders and does not purport to be a complete analysis or description of all potential tax effects of the merger. The discussion assumes that holders of PEI common stock hold such stock as "capital assets" within the meaning of
Section 1221 of the Internal Revenue Code. In addition, the discussion does not address all of the tax consequences that may be relevant to particular taxpayers in light of their personal circumstances or to taxpayers subject to special tax rules (for example, insurance companies, financial institutions, dealers in securities, tax-exempt organizations, banks, foreign taxpayers and taxpayers holding common stock as parts of straddles). No information is provided with respect to the tax consequences, if any, of the merger under applicable foreign, state, local or other tax laws.

   The discussion is based upon the provisions of the Internal Revenue Code, applicable Treasury regulations thereunder, IRS rulings and judicial decisions, as in effect as of the date of this proxy statement/prospectus. There can be no assurance that future legislative, administrative or judicial changes or interpretations will not affect the accuracy of the statements or conclusions set forth herein. Any such change could apply retroactively and could affect the accuracy of such discussion.

   Each stockholder of PEI is urged to consult such stockholder's own tax advisor as to the specific tax consequences to such stockholder of the merger under U.S. federal, state, local or any other applicable tax laws.

   This summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision whether to approve the merger. This summary is provided for general information purposes only and does not constitute legal or tax advice.

   Tax Opinions. The obligation of Southern Union to consummate the merger is conditioned on its receipt on the closing date of an opinion from Roberts & Holland LLP, tax counsel to Southern Union, that the merger will qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code and the subsidiary mergers will each constitute a tax-free liquidation under
Section 332 of the Internal Revenue Code or a tax-free reorganization under
Section 368(a) of the Internal Revenue Code (the "Southern Union Tax Opinion"). The obligation of PEI to consummate the merger is conditioned on its receipt on the closing date of an opinion from Hughes Hubbard & Reed LLP, PEI's special counsel, that the merger will qualify as a tax-free reorganization under
Section 368(a) of the Internal Revenue Code (the "PEI Tax Opinion").

   Each of the Southern Union Tax Opinion and the PEI Tax Opinion will be based on certain representations contained in letters from Southern Union, PEI and others delivered for the purpose of the opinions and will be subject to certain limitations and qualifications similar to those set forth in this discussion of significant U.S. federal income tax consequences of the mergers. Each of the Southern Union Tax Opinion and the PEI Tax Opinion will be based on certain assumptions, including that the mergers will be consummated exactly as described in this proxy statement/prospectus and in the merger agreement.

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

   An opinion of counsel represents only counsel's best judgment and has no binding effect or official status of any kind; and no assurance can be given that contrary positions will not be taken by the IRS or by a court considering the issues. Neither Southern Union nor PEI has requested or intends to request a ruling from the IRS with regard to any of the federal income tax consequences of the mergers.

   The discussions below of "Consequences to PEI Stockholders" and "Consequences to Southern Union and PEI" assume that the merger will qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code and the subsidiary mergers will each constitute a tax-free liquidation under
Section 332 of the Internal Revenue Code or a tax-free reorganization under
Section 368(a) of the Internal Revenue Code.

   Consequences to PEI Stockholders. A PEI stockholder will generally recognize gain, but not loss, for U.S. federal income tax purposes with respect to the receipt of Southern Union common stock and cash in exchange for PEI common stock pursuant to the merger. The amount of gain, if any, recognized by a PEI stockholder will be equal to the lesser of (i) the amount of gain realized (i.e., the excess of the amount of cash, including cash received in lieu of fractional shares, and the fair market value of Southern Union common stock received in the merger over the tax basis of the PEI common stock surrendered) and (ii) the amount of cash, including cash received in lieu of fractional shares, received in the merger. In the case of a PEI stockholder that owns more than one "block" of PEI common stock, the amount of gain recognized should be calculated separately with respect to each "block" surrendered in the merger. For purposes of such calculation, the aggregate amount of cash and Southern Union common stock received by the PEI stockholder will be allocated proportionally among the "blocks" of PEI common stock surrendered in exchange therefor pursuant to the merger. The aggregate tax basis of the Southern Union common stock received by a PEI stockholder will be the same as the aggregate tax basis of the PEI common stock surrendered in exchange therefor pursuant to the merger, decreased by the total amount of cash received and increased by the amount of gain recognized. The holding period of the Southern Union common stock will include the holding period of the PEI common stock surrendered in exchange therefor.

   Any gain recognized by a PEI stockholder will be capital gain, and will be long-term capital gain if the holding period for the PEI common stock surrendered is more than one year, unless the receipt of cash has "the effect of the distribution of a dividend" within the meaning of Section 356 of the Internal Revenue Code. If the receipt of cash has such an effect, the recognized gain will be taxed as ordinary income to the extent of the PEI stockholder's ratable share of PEI's undistributed earnings and profits, and any remaining gain will be taxed as capital gain.

   In determining whether cash received in a reorganization has the effect of a dividend distribution, principles similar to those governing redemptions under
Section 302 of the Internal Revenue Code apply. In applying those principles, PEI stockholders will be treated as if they had received solely Southern Union common stock in the merger (instead of the combination of shares of Southern Union common stock and cash actually received) and Southern Union had then redeemed for cash a portion of the Southern Union common stock the PEI stockholders would be treated as having received. Generally, under Section 302 of the Internal Revenue Code, amounts distributed in redemption of a stockholder's stock will not be taxed as a dividend if (a) the distribution is "substantially disproportionate" with respect to the stockholder, or (b) the distribution is "not essentially equivalent to a dividend" with respect to the stockholder. In applying these tests, sales or acquisitions of PEI common stock or Southern Union common stock which occur contemporaneously with the merger may be taken into account. A distribution in redemption is "substantially disproportionate" with respect to a stockholder if the percentage of outstanding voting shares of the issuing corporation owned by such stockholder immediately after the redemption is less than 50% of the total outstanding and less than 80% of the percentage of voting shares owned by such stockholder immediately prior to the redemption. Whether a distribution in redemption is "not essentially equivalent to a dividend" depends on whether, under the particular stockholder's facts and circumstances, the redemption results in a "meaningful reduction" of the stockholder's proportionate interest in the issuer. The IRS has indicated in published rulings that even a small reduction in the proportionate interest of a stockholder in a publicly held corporation whose relative stock interest is minimal and who exercises no control or management power over the affairs of the corporation may constitute such a "meaningful reduction." Because of the complexity of the test under Section 302 of the Internal Revenue Code, PEI stockholders are urged to consult their own tax advisors regarding the proper treatment of the gain recognized by such stockholder in the merger.

   Unless an exemption applies, the paying agent will be required to withhold 31% of any cash payments to which a PEI stockholder or other payee is entitled pursuant to the merger, unless the stockholder or other payee provides his or her tax identification number (social security number or employer identification number) and certifies that such number is correct. Each PEI stockholder and, if applicable, each other payee is required to complete and sign the Form W-9 that will be included as part of the transmittal letter sent to PEI stockholders by Southern Union to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to Southern Union and the paying agent.

   Consequences to Southern Union and PEI. No gain or loss will be recognized by Southern Union, PEI, PG Energy or Honesdale by reason of the mergers.

Regulatory Matters

   The following is a summary of the material regulatory requirements affecting the merger. While there can be no guarantee if and when any of the consents or approvals required for the mergers will be obtained or as to the conditions that they may contain and even though Southern Union and PEI have not yet filed for the required approvals from all of the agencies discussed, Southern Union's and PEI's managements currently believe that the necessary approvals can be obtained in the last quarter of 1999. See "Risk Factors and Other Considerations--Approvals May Not Be Obtained or May Contain Unacceptable Restrictions."

   State Approvals and Related Matters. The utility operations of Southern Union are subject to the regulatory jurisdiction of the Missouri Public Service Commission ("MPSC"), the Florida Public Service Commission ("FPSC"), the Railroad Commission of Texas ("RRC") and various municipalities in Texas where Southern Union conducts business. The MPSC must approve the mergers. Southern Union must also receive approval from the FPSC with respect to the securities issued and long-term debt assumed by Southern Union in connection with the mergers. No RRC or municipality approvals are required.

   The utility operations of PEI's subsidiaries are subject to the regulatory jurisdiction of the Pennsylvania Public Utility Commission ("PPUC"). The PPUC must also approve the mergers.

   Assuming the requisite regulatory approvals are obtained, the combined company and its utility operations will remain subject to the regulatory jurisdiction of the MPSC, FPSC, PPUC, RRC and various municipalities in Texas.

   Federal Energy Regulatory Commission Approval. Certain of the electric operations of certain of PEI's subsidiaries are subject to the regulatory jurisdiction of the Federal Energy Regulatory Commission ("FERC"). The FERC must approve the change in control of these subsidiaries. Assuming such approvals are obtained, those subsidiaries and their electric operations will remain subject to the regulatory jurisdiction of the FERC.

   Antitrust Considerations. Under Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the mergers may not be consummated until notifications have been given and certain information has been furnished to the FTC and the U.S. Department of Justice Antitrust Division ("Antitrust Division") and specified waiting period requirements have been satisfied. The expiration or earlier termination of the Hart-Scott-Rodino Act's waiting period does not preclude the U.S. Department of Justice or the FTC from challenging the mergers on antitrust grounds either before or after consummation of the mergers. Private parties and state attorneys general may also bring legal action under federal or state antitrust laws under certain circumstances. Southern Union and PEI filed notification and report forms under the Hart-Scott-Rodino Act with the FTC and the Antitrust Division on July 23, 1999 and August 5, 1999, respectively, and were granted early termination of the Hart-Scott-Rodino Act's waiting period on August 20, 1999.

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

   General. Southern Union and PEI's utility subsidiaries possess rights and franchises, and environmental permits and licenses. Some of these may need to be transferred, renewed or replaced as a result of the mergers. The companies do not anticipate any difficulties at the present time in making or obtaining such transfers, renewals or replacements.

   Under the merger agreement, Southern Union and PEI have agreed to use their reasonable best efforts to obtain all necessary material permits, licenses, franchises and other governmental authorizations needed to consummate or effect the transactions contemplated by the merger agreement. Various parties may seek intervention in the proceedings associated with the regulatory approval process in an attempt to oppose the merger or to have conditions imposed upon the receipt of the necessary approvals. Although Southern Union and PEI believe that they will receive the requisite regulatory approvals for the mergers, the timing of their receipt cannot be determined. It is a condition to the consummation of the mergers (subject to waiver by Southern Union and PEI) that final non-appealable orders approving the mergers be obtained from the various federal and state commissions described above. See "The Merger Agreement-- Conditions to the Completion of the Merger."

Management and Other Information

   After the consummation of the merger, Southern Union will continue to be managed by the same board of directors and officers of Southern Union as before the merger except that Southern Union will elect to the Southern Union board and thereafter nominate and recommend for reelection three individuals to be selected prior to the effective time by Southern Union from the PEI board immediately prior to the effective time. See "--Potential Conflicts and Interests of Certain Persons in the Merger" and "The Merger Agreement-- Covenants and Other Agreements--Certain Other Covenants and Agreements." Certain information relating to the management, executive compensation, voting securities, certain relationships and related transactions and other related matters pertaining to Southern Union and PEI is set forth in or incorporated by reference in their respective Annual Reports on Form 10-K for the year ended June 30, 1999 (Southern Union) and December 31, 1998 (PEI). Such Annual Reports are incorporated by reference into this proxy statement/prospectus. See "Where You Can Find More Information."

Accounting Treatment

   The Unaudited Pro Forma Combined Condensed Financial Statements appearing elsewhere in this proxy statement/prospectus are based upon certain assumptions, as described in the pro forma combined condensed financial statements, and are included for informational purposes only. The merger will be accounted for under the purchase method of accounting, in accordance with generally accepted accounting principles. Under the purchase method of accounting, Southern Union's historical results for periods before the merger will remain unchanged. On the closing date, the combined company will record PEI's assets and liabilities of regulated entities at their historical cost basis. PEI's assets and liabilities of non-regulated entities will be recorded at fair value with any excess recorded as additional purchase cost assigned to utility plant. See "Unaudited Pro Forma Combined Condensed Financial Statements."

Listing of Southern Union Common Stock

   It is a condition to the completion of the merger that the shares of Southern Union common stock to be issued in connection with the merger be approved for listing on the NYSE at or before the effective time. See "The Merger Agreement--Conditions to the Completion of the Merger."

Federal Securities Law Consequences

   All shares of Southern Union common stock received by PEI stockholders in connection with the merger will be freely transferable, except that shares of Southern Union common stock received by individuals and entities who are deemed to be "affiliates" (as such term is defined under the Securities Act) of PEI before the merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act (or Rule 144 under the Securities Act, in the case of individuals and entities who become affiliates of Southern Union) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Southern Union or PEI generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. The merger agreement requires PEI to use commercially reasonable efforts to cause each of its affiliates to execute and deliver to Southern Union a letter to the effect that such affiliate will not offer or sell or otherwise dispose of Southern Union common stock issued to such affiliate in or pursuant to the merger in violation of the Securities Act or the rules and regulations adopted by the SEC thereunder. See "The Merger Agreement--Covenants and Other Agreements--Certain Other Covenants and Agreements." The delivery of such agreements is also a condition to Southern Union's obligation to complete the merger. See "The Merger Agreement--Conditions to the Completion of the Merger--Additional Closing Conditions for Southern Union's Benefit."

   This proxy statement/prospectus does not cover resales of Southern Union common stock received by any person who may be deemed to be an affiliate of PEI.

Rights of Dissenting Stockholders of PEI

   For purposes of this section, the term "PEI" will be deemed to refer also to the surviving corporation of the merger (Southern Union) with respect to actions taken after the effective time.

   Pursuant to the merger agreement and the Pennsylvania Business Corporation Law of 1988, as amended ("PBCL"), the owners of PEI common stock will have dissenters rights in connection with the merger under Sections 1571 through 1580 of Subchapter 15D of the PBCL ("Subchapter 15D"), a copy of which (as well as a copy of Section 1930 of the PBCL) is included in this proxy statement/prospectus as Appendix D, and may object to the merger agreement and demand in writing that PEI pay the fair value of their PEI common stock.

   If any holders of PEI common stock properly exercise dissenters rights of appraisal in connection with the merger under Subchapter 15D (a "dissenting stockholder"), any shares held by such holders will not be converted into the right to receive the merger consideration, but instead will be converted into the right to receive the "fair value" of such shares pursuant to Subchapter 15D. The following summary of the provisions of Subchapter 15D is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of Subchapter 15D, a copy of which (as well as a copy of Section 1930 of the PBCL) is attached to this proxy statement/prospectus as Appendix D and incorporated herein by reference. PEI will not give any notice of the following requirements other than as described in this proxy statement/prospectus and as required by the PBCL.

   General. Any holder of PEI common stock who has duly demanded the payment of the fair value of his or her shares under Subchapter 15D will not, after the effective time, be a stockholder of PEI for any purpose or be entitled to the payment of dividends or other distributions on any such PEI common stock; moreover, the PEI common stock of any dissenting stockholder will be converted into the right to receive either the fair value of such PEI common stock, determined in accordance with Subchapter 15D, or the right to receive the merger consideration, if the dissenting stockholder effectively withdraws his or her demand for dissenters rights of appraisal.

   Stockholders of PEI should note that, unless all the required procedures for claiming dissenters rights are followed with particularity, dissenters rights will be lost. Voting against approval and adoption of the merger agreement, whether in person or by proxy, is not sufficient notice to perfect dissenters rights. A vote to approve the merger will effectively waive the dissenters rights of appraisal of a holder of PEI common stock.

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

   Filing Notice of Intention to Demand Fair Value. Before any stockholder vote is taken on the merger agreement, a dissenting stockholder must deliver to PEI a written notice of his or her intention to demand the fair value of his or her PEI common stock if the merger is effected. Such written notice may be sent to PEI's Secretary at PEI's address set forth on page 3 of this proxy statement/prospectus. Neither the return of a proxy by the dissenting stockholder with instructions to vote the PEI common stock represented thereby against the approval and adoption of the merger agreement nor a vote against the approval and adoption of the merger agreement or an abstention from voting on the approval and adoption of the merger agreement is sufficient to satisfy the requirement of delivering a written notice to PEI. In addition, the dissenting stockholder must not effect any change in the beneficial ownership of his or her PEI common stock from the date of filing the notice with PEI through the effective time, and the dissenting stockholder must not vote his or her PEI common stock for which payment of fair value is sought in favor of the approval and adoption of the merger agreement. The submission of a signed blank proxy will serve to waive dissenters rights if not revoked, but a failure to vote, a vote against or an abstention from voting on the approval and adoption of the merger agreement will not waive such rights. Proper revocation of a signed blank proxy or a signed proxy instructing a vote for approval and adoption of the merger agreement will also preserve dissenters rights under the PBCL. Failure by a dissenting stockholder to comply with any of the foregoing will result in such dissenting stockholder's forfeiting any right to payment of the fair value of such dissenting stockholder's PEI common stock.

   Record and Beneficial Owners. A record holder of PEI common stock may assert dissenters rights as to fewer than all the shares of PEI common stock of the same class or series registered in his or her name only if he or she dissents with respect to all the PEI common stock beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he or she dissents. A beneficial owner of PEI common stock who is not the record holder may assert dissenters rights with respect to PEI common stock held on his or her behalf if such dissenting stockholder submits to PEI the written consent of the record holder not later than the time of assertion of dissenters rights. The beneficial owner may not dissent with respect to less than all the PEI common stock he or she owns, whether or not such PEI common stock is registered in the beneficial owner's name.

   Notice to Demand Payment. If the merger is approved by the requisite vote at the PEI special meeting, PEI shall mail to all dissenting stockholders who gave due notice of their intention to demand payment of fair value and who refrained from voting in favor of the merger a notice stating where and when a demand for payment must be sent, and stock certificates representing the PEI common stock held by the dissenting stockholder must be deposited to obtain payment. The notice shall be accompanied by a copy of Subchapter 15D and include a form for demanding payment, which form shall have a request for certification of the date that beneficial ownership of the PEI common stock was acquired by the dissenting stockholder or the person on whose behalf the dissenting stockholder dissents. The time set for the receipt of a demand and the dissenting stockholder's stock certificates shall not be less than 30 days from the mailing of the notice. Failure by a dissenting stockholder to timely demand payment and deposit the stock certificates pursuant to such notice will cause such dissenting stockholder to lose all right to receive payment of the fair value of his or her PEI common stock. All mailings to PEI are at the risk of the dissenting stockholder. However, PEI recommends that the notice of intention to dissent, the demand form and the holder's stock certificates be sent by certified mail. If the merger has not been effected within 60 days after the date set for demanding payment and depositing stock certificates, PEI shall return any stock certificates that have been deposited. PEI, however, may at any later time send a new notice regarding demand for payment and deposit of stock certificates with like effect.

   Payment of Fair Value of PEI Common Stock. Promptly after the effective time, or upon timely receipt of demand for payment if the merger has already been effected, PEI shall either remit to dissenting stockholders who have made demand and deposited their stock certificates the amount PEI estimates to be the fair value of the PEI common stock or give written notice that no remittance will be made under Section 1577 of the PBCL. Such remittance or notice shall be accompanied by:

  . PEI's closing balance sheet and statement of income for a fiscal year ending not more than 16 months prior to the date of remittance or notice, together with the latest available interim financial statements;

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

  .  a statement of PEI's estimate of the fair value of the PEI common stock;
     and

  . a notice of the right of a dissenting stockholder to demand payment or supplemental payment, as the case may be, accompanied by a copy of Subchapter 15D.

   If PEI does not remit the amount of its estimate of the fair value of the PEI common stock, it will return all stock certificates that have been deposited and may make a notation thereon that a demand for payment has been made. If shares carrying such notation are thereafter transferred, each new stock certificate issued therefor will bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares will not acquire by such transfer any rights in PEI other than those which the original dissenter had after making demand for payment of their fair value.

   Estimate by Dissenting Stockholder of Fair Value of PEI Common Stock. If a dissenting stockholder believes that the amount estimated or paid by PEI for his or her PEI common stock is less than its fair value, the dissenting stockholder may send to PEI his or her own estimate of the fair value, which shall be deemed a demand for payment of the amount of the deficiency. If the dissenting stockholder does not file his or her own estimate of the fair value within 30 days after such remittance or notice has been mailed by PEI, the dissenting stockholder will be entitled to no more than the amount estimated in the notice or remitted by PEI.

   Valuation Proceedings. Within 60 days after the latest of the effective time, timely receipt of any demands for payment or timely receipt of any dissenting stockholder estimates of fair value, if any demands for payment remain unsettled, PEI may file in court an application for relief requesting that the fair value of the PEI common stock be determined by the court. Each dissenting stockholder whose demands have not been settled will be made a party to the proceeding and will be entitled to recover the amount by which the fair value of such dissenting stockholder's PEI common stock is found to exceed the amount, if any, previously remitted. Such dissenting stockholder will also be entitled to interest on such amount from the effective time until the date of payment. There is no assurance, however, that PEI will file such an application. If PEI fails to file an application within the 60-day period, any dissenting stockholder who has not settled his or her claim may do so in PEI's name within 30 days after the expiration of the 60-day period. If no dissenting stockholder files an application within such 30-day period, each dissenting stockholder who has not settled his or her claim will be paid no more than PEI's estimate of the fair value of the PEI common stock and may bring an action to recover any amount not previously remitted.

   In determining the fair value of the PEI common stock, a court will take into account all relevant factors, including proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court, but excluding any appreciation or depreciation in the PEI common stock in anticipation of the merger. Some factors which courts have previously used in determining fair value of stock include: the net asset value, the investment value and the market value. A court may determine that the fair value of the PEI common stock is more than, less than or equal to the merger consideration.

   Costs and Expenses of Valuation Proceedings. The costs and expenses of any valuation proceeding, including the reasonable compensation and expenses of any appraiser appointed by the court, will be determined by the court and assessed against PEI, except that any part of such costs and expenses may be assessed as the court deems appropriate against all or some of the dissenting stockholders whose action in demanding supplemental payment is found by the court to be dilatory, obdurate, arbitrary, vexatious or in bad faith. The court may also assess the fees and expenses of counsel and experts for any or all of the dissenting stockholders against PEI if it fails to comply substantially with Subchapter 15D or acts in a dilatory, obdurate, arbitrary or vexatious manner or in bad faith. The court can also assess any such fees or expenses incurred by PEI against any dissenting stockholder if such dissenting stockholder is found to have acted in a dilatory, obdurate, arbitrary or vexatious manner or in bad faith. If the court finds that the services of counsel for any dissenting stockholder were of substantial benefit to the other dissenting stockholders and should not be assessed against PEI, it may award to such counsel reasonable fees to be paid out of the amounts awarded to the dissenting stockholders who were benefited.

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

   Under the PBCL, a stockholder of PEI has no right to obtain, in the absence of fraud or fundamental unfairness, an injunction against the merger, nor any right to valuation and payment of the fair value of the holder's shares because of the merger, except to the extent provided by the dissenters rights provisions of Subchapter 15D. The PBCL also provides that absent fraud or fundamental unfairness, the rights and remedies provided by Subchapter 15D are exclusive.

   The foregoing description of the rights of dissenters under Subchapter 15D should be read in conjunction with Appendix D to this proxy statement/prospectus, and is qualified in its entirety by reference to the provisions of Subchapter 15D.

   Holders of PEI common stock who do not follow the requirements of Subchapter 15D will only be entitled to receive the merger consideration.

Merger-Related Financing

   Before completion of the merger, Southern Union's management will evaluate various sources and methods of financing the amount necessary to fund the cash portion of the consideration to be paid to PEI stockholders under the merger agreement and other merger-related transaction costs (in total, approximately $35 million to $55 million, assuming the cash portion of the merger consideration is only $3 per share). Additional financing may be required if the average of the closing prices of Southern Union common stock on the NYSE for a period of ten consecutive trading days ending on the third trading day before the merger is completed is below $19.4625, which would cause the cash portion of the merger consideration to be increased. See "The Merger Agreement--Merger Consideration." Southern Union's management currently anticipates that substantially all of these costs will be financed through external sources. In addition, Southern Union anticipates refinancing substantially all of the current portion of outstanding debt of PEI and its subsidiaries and the preferred stock of PEI's subsidiaries in connection with or soon after the consummation of the merger. Sources of financing that Southern Union is considering include commercial and investment banks, institutional lenders, institutional investors and public securities markets. The methods of financing that Southern Union may consider include bank lines of credit, debt and preferred securities of various maturities and terms. Southern Union's management believes that Southern Union will have access to many sources and types of short-term and long-term capital sources at reasonable rates. See "Risk Factors and Other Considerations--The Terms of Merger-Related Financings May Adversely Affect the Combined Company." As a result of this financing and as shown in the Pro Forma Combined Condensed Financial Statements, the consolidated capitalization of Southern Union after completion of the merger will consist of approximately 49% common equity, 7% preferred equity and 44% long-term debt.

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

                              THE MERGER AGREEMENT

   The description of the merger agreement set forth below highlights certain important terms of the merger agreement. We have attached a copy of the merger agreement as Appendix A to this proxy statement/prospectus and incorporated the merger agreement into this proxy statement/prospectus by reference. The summary of the merger agreement we provide below is qualified in its entirety by reference to that agreement. We encourage you to read the merger agreement because it is the legal document that governs the merger.

Structure of the Merger

   Under the merger agreement, PEI will be merged with and into Southern Union. After the merger, Southern Union will continue as the surviving corporation and PEI will be a division of Southern Union. PEI's non-regulated subsidiaries will become subsidiaries of Southern Union.

Closing; Effective Time

   We will close the merger at 10:00 a.m., Eastern Time, within ten business days after satisfaction or waiver of the conditions set forth in the merger agreement, unless we agree on a later date (see "--Conditions to the Completion of the Merger"). This date is referred to as the "closing date." On the closing date, we will file articles of merger and a plan of merger with the Secretary of State of the Commonwealth of Pennsylvania in accordance with the PBCL and a certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL. The merger will become effective upon filing of these documents. This moment is referred to as the "effective time."

Subsidiary Mergers

   Immediately after the effective time, Southern Union will cause Honesdale Gas Company ("Honesdale"), a wholly-owned subsidiary of PG Energy Inc., which is a wholly-owned subsidiary of PEI ("PG Energy"), to merge with and into PG Energy. Immediately after the consummation of the Honesdale merger, Southern Union will cause PG Energy to merge with and into Southern Union. These mergers are called the "subsidiary mergers," and the Southern Union/PEI merger and the subsidiary mergers are sometimes called the "mergers."

Merger Consideration

   In the merger, each share of PEI common stock you own will be converted into that number of whole shares of Southern Union common stock having a value of $32.00, plus $3.00 in cash, except as described below. The exact number of shares of Southern Union common stock and the amount of cash you will receive for each share of PEI common stock that you own will depend on the average price of Southern Union common stock on the NYSE for the ten trading day period beginning on the twelfth trading day before the closing date and ending on the third trading day before the closing date (counting from and including the trading day immediately preceding the closing date).

   If the average price of Southern Union's common stock during this ten trading day period is:

  . Above $22.70625, the number of shares of Southern Union common stock will be fixed at 1.40930 for each share of PEI common stock and PEI stockholders will receive $3 in cash per share.

  . Between $19.4625 and $22.70625, the number of shares of Southern Union common stock will be adjusted so that each share of PEI's common stock will be exchanged for Southern Union common stock having a value of $32 per share, plus $3 per share in cash.

  . Below $19.4625 but not less than $17.30, the number of shares of Southern Union common stock will be fixed at 1.64419 for each share of PEI common stock. The amount of the cash consideration

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

     will be increased so that PEI stockholders will receive cash sufficient to maintain the aggregate value of $35 per share. Excluding any cash payments made to you instead of issuing Southern Union fractional shares, the maximum amount of cash payable to you in connection with the merger is $6.55 per share of PEI common stock.

  . Below $17.30, PEI has the option to terminate the merger agreement. If PEI does not terminate the merger agreement, you will receive 1.64419 shares of Southern Union common stock plus $6.55 in cash per share of PEI common stock.

   No fractional shares of Southern Union common stock will be issued in the merger. Instead of fractional shares, you will receive cash in an amount equal to the value of the fractional shares to which you would otherwise have been entitled based on the closing price of a share of Southern Union common stock on the NYSE on the trading day immediately prior to the closing date.

Exchange of PEI Common Stock Certificates for Merger Consideration

   BankBoston, N.A. c/o EquiServe, L.P. will act as paying agent for you in connection with the merger. At the effective time, Southern Union will deposit in trust with the paying agent, the cash and Southern Union common stock portions of the merger consideration. The paying agent will invest the cash portion of the merger consideration in United States government-backed obligations or in the highest quality commercial paper.

   Within three business days following the effective time, the paying agent will mail to you a letter of transmittal and instructions regarding the surrender of your PEI common stock certificates for cancellation. Within three business days after receiving your certificates together with the letter of transmittal, duly executed, the paying agent will send you the Southern Union common stock and the cash you will be entitled to receive.

   If the merger consideration is to be paid to a person other than the person in whose name the surrendered certificate is registered, the surrendered certificate must be properly endorsed and the person requesting payment must have paid any transfer and other taxes required in connection with payment of the merger consideration to a person other than the registered holder of the surrendered certificate or must establish to the satisfaction of Southern Union that taxes do not apply.

   If your certificates have been lost, stolen or destroyed, you must provide the paying agent with an affidavit to that effect. In addition, you must give the paying agent a bond in an amount as it may ordinarily require and you must indemnify Southern Union against any claim that may be made against Southern Union with respect to the certificate claimed to have been lost, stolen or destroyed.

   Eighteen months after the effective time, the paying agent will deliver to Southern Union any funds that remain undistributed, and thereafter Southern Union will act as paying agent. If you have not surrendered your certificates to the paying agent by then, you will only be entitled to look to Southern Union as a general creditor for payment of the merger consideration.

   Southern Union will not be liable to you for merger consideration delivered to a public official pursuant to applicable law. Seven years after the effective time, any portion of the merger consideration that remains unclaimed by PEI's stockholders will, to the extent permitted by applicable law, become the property of Southern Union.

   You should not send in your stock certificates until you receive a transmittal letter.

Representations and Warranties

   The merger agreement contains certain substantially mutual representations and warranties made by Southern Union and PEI to each other, relating to, among other things:

  .  corporate organization, existence, qualification, standing and power;

  .  capitalization;

  .  subsidiaries and investments;

  . authorization, execution, delivery, performance and enforceability of the merger agreement, and absence of violations, breaches or defaults under organizational documents, certain agreements and government orders as a result of execution, delivery and performance of the merger agreement;

  . governmental approvals and authorizations necessary to complete the merger;

  . public utility holding company status and regulation as a public utility;

  . absence of violations of applicable legal requirements and material compliance with governmental authorizations;

  .  legal proceedings;

  .  documents filed by each of Southern Union and PEI with the SEC;

  .  tax matters;

  .  intellectual property matters;

  .  title to assets;

  .  disclosure of indebtedness;

  .  condition of machinery and equipment;

  .  absence of defaults under material contracts;

  .  insurance policies;

  .  labor and employment matters;

  .  employee benefit matters;

  .  environmental matters;

  .  absence of material adverse changes since specified balance sheet dates;

  .  broker's or finder's fees;

  .  regulatory proceedings;

  .  rate proceedings;

  . information provided for inclusion in this proxy statement/prospectus, Southern Union's proxy statement and the registration statement; and

  .  required stockholder votes in connection with the merger.

   In addition, PEI has made representations and warranties to Southern Union relating to:

  . not triggering any right or entitlement of the holders of PEI common stock or other PEI securities under any rights or similar agreement to which PEI or any of its subsidiaries is a party; and

  .  delivery of a fairness opinion of Legg Mason.

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

Covenants and Other Agreements

   Each of Southern Union and PEI has undertaken certain covenants and other agreements in the merger agreement. The following summarizes the more significant of these covenants:

   Interim Operations. In the merger agreement, Southern Union and PEI have agreed that, except as provided by the merger agreement or as consented to by the other party, during the period from the date of the merger agreement until the effective time, each of Southern Union and PEI and its subsidiaries will:

  . not make or permit any material change in the general nature of its business;

  . maintain its ordinary course of business (for Southern Union, only with respect to its present operations) in accordance with prudent business judgment and consistent with past practice and policy, and maintain its assets in good repair, order and condition, reasonable wear and tear excepted, subject to retirements in the ordinary course of business;

  . preserve its ongoing business and use reasonable efforts to maintain its goodwill; and

  . preserve its franchises, tariffs, certificates of public convenience and necessity, licenses, authorizations and other governmental rights and permits.

   In addition, except as provided by the merger agreement or as consented to by Southern Union, during the period from the date of the merger agreement until the effective time, PEI and its subsidiaries will:

  . not enter into any material transaction or contract other than in the ordinary course of business;

  . not purchase, sell, lease, dispose of or otherwise transfer or subject to lien, any of its assets other than in the ordinary course of business;

  . not hire any new employee unless the employee is a bona fide replacement for a presently-filled position;

  . not file any material applications, petitions, motions, orders, briefs, settlements or agreements in any material proceeding or related appeal before a government body without, to the extent reasonably practicable, consulting Southern Union;

  . not engage in any new or modify any existing material intercompany transactions, except in the ordinary course of business, involving any subsidiary of PEI;

  . not voluntarily change in any material respect or terminate any of PEI's insurance policies unless equivalent coverage is obtained;

  . not make any changes in financial policies or practices, or strategic or operating policies or practices, except as required by law, rule or regulation;

  . comply in all material respects with all applicable legal requirements and permits;

  . not adopt, amend or assume an obligation to contribute to any of PEI's employee benefit plans or collective bargaining agreements or enter into any employment, severance or similar contract or amend any such existing contracts to increase any amounts payable or benefits provided thereunder;

  . except in the ordinary course of business or in accordance with the terms of any existing contract, employee benefit plan of PEI or collective bargaining agreement, not grant any increase or change in total compensation, benefits or pay any bonus to any employees;

  . not grant or enter into any contract, written or oral, with respect to continued employment for any employee, officer or director;

  . not make any loan or advance to any officer, director, stockholder, employee, individual or entity other than in the ordinary course of business;

  . not terminate any existing, enter into any new, or renew, extend or negotiate, any gas purchase, exchange, storage, supply or transportation contract;

  .  not amend its organizational documents; and

  . not assume any note, debenture or other evidence of indebtedness which by its terms does not mature within two years.

   PEI Special Meeting and Southern Union Annual Meeting; Solicitation of Proxies. Southern Union and PEI have agreed:

  . to use their reasonable best efforts to solicit from their respective stockholders proxies in favor of the merger;

  . to take all steps necessary to duly call, give notice of, convene and hold meetings of their respective stockholders for the purpose of securing the approval and adoption of the merger agreement and the consummation of the transactions contemplated thereby by their respective stockholders;

  . to distribute proxy statements to their respective stockholders in accordance with applicable federal and state law and their respective organizational documents; and

  . subject to the fiduciary duties of their respective boards of directors, to recommend to their stockholders the approval of the merger agreement.

   The Lindemann Proxy. In connection with Southern Union's covenant to use its reasonable best efforts to solicit proxies in favor of the merger from its stockholders, George L. Lindemann, the Chairman of Southern Union's board and Southern Union's Chief Executive Officer, Dr. F.B. Lindemann, Adam M. Lindemann, George Lindemann, Jr. and Sloan N. Lindemann (collectively, the "Lindemann Family") executed and delivered to PEI an irrevocable proxy. Pursuant to the terms of the proxy, PEI has the power to vote the shares of Southern Union common stock held by the Lindemann Family for the purpose of securing the approval and adoption by Southern Union stockholders of the merger agreement and the consummation of the transactions contemplated thereby and to prevent any action that would prevent or hinder such approval or consummation in any material respect. As of the Southern Union record date, the shares of Southern Union common stock owned by the Lindemann Family and subject to this proxy represented approximately 39% of the outstanding shares of Southern Union common stock entitled to vote on the approval and adoption of the merger agreement and consummation of the transactions contemplated thereby.

   Employees; Benefits. For employees (excluding unionized employees) of PEI and its subsidiaries, Southern Union has agreed:

  . to provide such employees who continue their service with Southern Union with benefits no less favorable in the aggregate than the benefits provided under PEI's benefit plans during the 12 months immediately following the closing date;

  . to recognize, for purposes of eligibility, vesting and benefit accrual under all benefit plans provided to such employees after the effective time, the tenure of employment, as recognized by PEI or any of its subsidiaries as of the closing date;

  . that all vacation time earned by such employees prior to the closing date must be taken by the end of the calendar year of the closing date, except where PEI or Southern Union requests that an employee forgo his or her vacation for business-related reasons;

  . to recognize, for purposes of awarding vacation time at the beginning of each calendar year following the closing date, the tenure of employment, as recognized by PEI or any of its subsidiaries as of the closing date; and

  . to permit each such employee to carry forward all days of sick leave accrued prior to the closing date.

Southern Union has also agreed to assume, at the effective time, all collective bargaining agreements covering employees of PEI and its subsidiaries, and to discharge when due any and all liabilities of PEI and its subsidiaries under the collective bargaining agreements relating to periods after the effective time.

   Certain Other Covenants and Agreements. The merger agreement contains certain mutual covenants and other agreements of the parties, including covenants and other agreements relating to: access to offices, properties and records, use of reasonable efforts to obtain all necessary consents, approvals and waivers from governmental bodies and other third parties and further assurances.

   The merger agreement also contains additional covenants by PEI to, except as provided in the merger agreement:

  . permit Southern Union to insert preprinted single-page customer education materials into billing documentation to be delivered to customers affected by the merger agreement;

  . not declare or pay or permit any of its subsidiaries to declare or pay any dividends or make other distributions in respect of PEI's or its subsidiaries' capital stock, except for regular dividends on PEI common stock and PG Energy preferred stock;

  . not issue or encumber or permit any of its subsidiaries to issue or encumber any shares of its capital stock or securities convertible into any such shares;

  . not make any changes or permit any of its subsidiaries to make changes in its or their accounting methods, principles or practices except as required by law, rule, regulation or generally accepted accounting principles;

  . identify persons who are "affiliates" of PEI within the meaning of Rule 145 under the Securities Act and to use its reasonable efforts to provide to Southern Union letters from such persons to the effect that they will not dispose of their shares of Southern Union common stock received in the merger except in accordance with the applicable provisions of Rule 145 or in a transaction exempt from registration under the Securities Act ("Rule 145 Letters");

  . cooperate and cause its subsidiaries to cooperate with Southern Union's requests with respect to the refinancing, repurchase, redemption or repayment of PEI's or any of its subsidiaries' indebtedness or preferred stock that may be required or that Southern Union may request prior to the mergers; and

  . except in certain instances, not initiate or encourage any inquiry or proposal about mergers with other parties, sales of substantial assets, sales of shares representing a majority or greater interest in PEI or any of its subsidiaries or other business combinations or, except in certain instances, negotiate, discuss, approve or recommend any such alternative acquisition proposal (see "--No Solicitation by PEI").

   The merger agreement also contains certain additional covenants of Southern Union to, except as provided in the merger agreement:

  . take all reasonable steps so that the acquisition of the merger consideration by PEI's officers and directors and cash payments or substitute Southern Union options issued in exchange for options to purchase PEI securities will be exempt from Section 16(b) of the Securities Exchange Act of 1934 by reason of Rule 16b-3 under the Exchange Act;

  . not take, or fail to take, any action before or after the effective time that will adversely affect the qualification of the mergers as a reorganization for federal income tax purposes;

  . use its best efforts to obtain, prior to the effective date of the registration statement, all necessary state securities laws or "blue sky" permits and approvals and pay all related expenses;

  . cause the shares of Southern Union's common stock required to be reserved for issuance in connection with the merger to be listed on the NYSE;

  . cause the election of three individuals to the Southern Union board to be selected prior to the closing date by Southern Union from the PEI board immediately prior to the effective time, and thereafter nominate and recommend such individuals for reelection, if necessary, such that each of them will have a term of at least three years from the closing date (see "The Merger--Potential Conflicts and Interests of Certain Persons in the Merger");

  . give full consideration to using or retaining PEI's technology and management systems for the PEI operations after the completion of the merger;

  . operate the utility operations of PEI and its subsidiaries in Pennsylvania as a separate division of Southern Union headquartered in Pennsylvania;

  . maintain PEI's charitable contributions of at least the amount given and/or committed in 1998 for at least the next three calendar years;

  . upon the completion of the merger, assume all collective bargaining agreements covering employees of PEI and any of its subsidiaries and discharge when due any and all liabilities of PEI and any of its subsidiaries under such collective bargaining agreements relating to periods after the effective time; and

  . except for an annual 5% stock dividend, not declare, prior to the effective time, any stock dividend, stock split, reclassification, recapitalization, combination or distribution of assets, securities or other property to holders of, or affecting, Southern Union common stock.

No Solicitation by PEI

   The merger agreement provides that PEI must terminate all existing discussions or negotiations with third parties, if any, with respect to a "Business Combination," which we define below, and that PEI may not, and may not authorize or permit any of its or any of its subsidiaries' officers, directors, agents, financial advisors, attorneys, accountants or other representatives to, directly or indirectly:

  . solicit, initiate or encourage submission of proposals or offers relating to, or that could reasonably be expected to lead to, a Business Combination; or

  . participate in any negotiations or discussions regarding, furnish to any person any information with respect to, or otherwise cooperate, assist, participate in, facilitate or encourage any effort or attempt by any other person to do or seek a Business Combination.

   A "Business Combination" is, except as provided in the merger agreement:

  . a merger, consolidation or other business combination, share exchange, sale of shares of capital stock, tender offer or exchange offer or similar transaction involving PEI or any of its subsidiaries;

  . the acquisition in any manner, directly or indirectly, of a material interest in any capital stock of, or a material equity interest in a substantial portion of the assets of, PEI or any of its subsidiaries, including any single or multi-step transaction or series of related transactions that is structured to permit a third party to acquire beneficial ownership of a majority or greater equity interest in PEI or any of its subsidiaries; or

  . the acquisition in any manner, directly or indirectly, of any material portion of the business or assets (other than immaterial or insubstantial assets or inventory in the ordinary course of business or assets held for sale) of PEI or any of its subsidiaries.

   Prior to receiving the approval of the merger by PEI stockholders, if the PEI board receives an unsolicited written proposal from a third party with respect to a Business Combination that the PEI board determines, in its good faith judgment, after consulting with its financial advisor and outside counsel, with customary qualifications, is a "Superior Proposal," which we define below, PEI may:

  . furnish information to, and negotiate, explore or otherwise engage in substantive discussions with the third party that submitted the unsolicited Superior Proposal if the PEI board determines, in its good faith judgment after consulting with its financial advisor and outside counsel, that it is reasonably necessary to engage in such discussions in order to comply with its fiduciary duties under applicable law; and

  . take and disclose to PEI's stockholders a position with respect to another Business Combination proposal, or amend or withdraw such position, pursuant to Rule 14d-9 and 14e-2 under the Exchange Act, or make such disclosure to PEI's stockholders which in the good faith judgment of the PEI board is required by applicable law, based on the advice of its outside counsel.

   A proposed Business Combination is a "Superior Proposal" if it involves at least 50% of the shares of capital stock or a material portion of the assets of PEI and the PEI board determines, after consulting with PEI's financial advisor and outside counsel, that:

  .  the proposal is financially superior to the merger; and

  . it appears that the party making the proposal is reasonably likely to have the funds necessary to consummate the Business Combination.

   The merger agreement also prohibits the PEI board from withdrawing or modifying, or proposing publicly to withdraw or modify, in a manner adverse to Southern Union, its approval or recommendation of the merger agreement or the merger; approving or recommending, or proposing publicly to approve or recommend, a Business Combination; or causing PEI to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Business Combination unless the following conditions are satisfied:

  . the PEI board determines, in its good faith judgment, after consulting with its financial advisor and outside counsel, that an unsolicited proposal regarding a Business Combination is a Superior Proposal; and

  . the PEI board determines, in its good faith judgment, after consulting with its financial advisor and outside counsel, that the failure to either withdraw or modify its approval or recommendation of the merger agreement or the merger, approve or recommend a Business Combination, or cause PEI to enter into any agreement related to any Business Combination would create a reasonable possibility of a breach of the fiduciary duties of the PEI board under applicable law.

   PEI must promptly notify Southern Union of the receipt of any alternative acquisition proposal regarding a Business Combination, the material terms and conditions of any such proposal, the identity of the person or entity making the proposal and the status and details of any such request or proposal within one business day of PEI's receipt of any such proposal. PEI is required to use all reasonable efforts to keep Southern Union informed of the status and details of any such inquiry, offer or proposal and provide Southern Union two days' advance notice of the first delivery of non-public information to any such person or entity. If any such inquiry, offer or proposal is in writing, PEI has agreed to promptly deliver to Southern Union a copy of such inquiry, offer or proposal. If PEI decides to accept such Business Combination proposal and enter into a definitive agreement with respect to such proposal, PEI must give Southern Union five business days' notice of its intent to enter into a definitive agreement. In addition, during this five-day period, PEI must give Southern Union an opportunity to adjust the terms of the merger agreement so that the parties can proceed with the merger and negotiate in good faith with Southern Union with respect to any such adjustments. Concurrently with the termination of the merger agreement in connection with a Business Combination, PEI must also pay the required termination fee (see "--Termination of the Merger Agreement" and "--Termination Fees and Expenses--PEI Termination Fee").

   Prior to furnishing any non-public information to, entering into negotiations with or accepting a Superior Proposal from a third party, PEI will provide written notice to Southern Union to the effect that it is furnishing information to or entering into discussions or negotiations with such third party and receive from such third party an executed confidentiality agreement containing substantially the same terms and conditions as the confidentiality agreement between PEI and Southern Union.

Conditions to the Completion of the Merger

   Mutual Closing Conditions. The obligations of Southern Union and PEI to complete the merger are subject to the satisfaction or, to the extent legally permissible and permitted by the merger agreement, waiver of the following conditions:

  . accuracy as of the closing date of the representations and warranties made by the other party to the extent specified in the merger agreement;

  . performance in all material respects by the other party of the obligations required to be performed by it at or before the closing date;

  . all governmental approvals required in order to complete the merger having been obtained without conditions that would be reasonably likely to be materially adverse to PEI's or Southern Union's businesses, operations, properties, financial condition, or results of operations;

  . no court, administrative agency, governmental body or arbitrator having issued an order to restrain, enjoin or otherwise prevent the consummation of the merger agreement or the mergers;

  .  approval by the Southern Union and PEI stockholders;

  . Southern Union's registration statement on Form S-4, which includes portions of this proxy statement/prospectus, being effective and not subject to any stop order by the SEC; and

  . authorization for listing on the NYSE of the shares of Southern Union common stock to be issued in the merger.

   Additional Closing Conditions for Southern Union's Benefit. Southern Union's obligation to complete the merger is subject to the following additional conditions:

  . receipt of third party consents required to consummate the mergers, other than any consents which, if not obtained, are not, individually or in the aggregate, reasonably likely to result in a material adverse effect on the business, operations, properties, financial condition or results of operations of PEI and its subsidiaries after the closing;

  . receipt of all consents and approvals required, under the terms of any note, bond or indenture to which PEI or any of its subsidiaries is a party;

  . if requested by Southern Union, the resignation of each director of PEI or a subsidiary of PEI of his or her position as a director of PEI or a subsidiary of PEI effective as of the closing date;

  . the receipt by Southern Union on the closing date of an opinion of counsel to the effect that the merger will constitute a "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code, that the Honesdale merger and PG Energy merger will each constitute "reorganizations" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code or "liquidations" within the meaning of Section 332 of the Internal Revenue Code, and that no gain or loss will be recognized by Southern Union, PEI or any of PEI's subsidiaries with respect to the mergers;

  . the redemption or purchase by PEI or repurchase by PG Energy of all of the outstanding shares of each series of the cumulative preferred stock, par value $100.00 per share, of PG Energy;

  . the demand for payment of dissenters' rights by PEI stockholders with respect to the merger does not equal or exceed seven percent of the outstanding shares of PEI common stock entitled to vote on the merger; and

  . each of the individuals and entities who are "affiliates" of PEI within the meaning of Rule 145 have delivered to Southern Union a Rule 145 Letter.

   Additional Closing Condition for PEI's Benefit. PEI's obligation to complete the merger is subject to the additional condition that on the closing date, PEI shall have received an opinion of counsel to the effect that the merger will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and that no gain or loss will be recognized for federal income tax purposes by the stockholders of PEI upon their receipt of the merger consideration, except that any realized gain will be recognized to the extent of the amount of cash received.

Indemnification and Insurance for PEI Officers and Directors

   For six years after the completion of the merger, Southern Union will indemnify and hold harmless the present and former officers and directors of PEI and its subsidiaries in respect of acts or omissions which occurred prior to the effective time. In addition, for six years after the effective time, Southern Union will use its reasonable best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the effective time covering each such person covered by PEI's officers' and directors' liability insurance policy on the date of the merger agreement on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date of the merger agreement. However, if the annual premiums of such insurance coverage exceed 200% of the previous year's premiums, Southern Union will be obligated to obtain a policy with the best coverage available for a cost not exceeding such amount. See "The Merger-- Potential Conflicts and Interests of Certain Persons in the Merger."

Amendments

   PEI and Southern Union may amend in writing any of the terms of the merger agreement.

Termination of the Merger Agreement

   The merger agreement may be terminated at any time before the closing:

  .  by mutual written consent of Southern Union and PEI;

  .  by either PEI or Southern Union:

    (1) if a court issues a non-appealable order that prohibits the consummation of the mergers; or

    (2) at any time after 5:00 p.m., Eastern Time on June 7, 2000, if the closing of the merger has not occurred and the party asserting its right to terminate is not in material breach of its representations, warranties, covenants or agreements contained in the merger agreement; however, this date will be extended to December 7, 2000, if even though all other conditions to the closing of the merger have been fulfilled or are capable of being fulfilled (i) all approvals, consents, opinions or rulings of all government agencies required in order to consummate the mergers have not been obtained by final order in such form as is, and with no conditions that are, individually or in the aggregate, reasonably likely to have a material adverse effect on the business, operations, properties, financial condition or results of operations of the combined company or, in the case of a termination by Southern Union, PEI, (ii) the applicable waiting period under the Hart-Scott-Rodino Act relating to the mergers has not expired or been terminated or (iii) any approval or authorization of any federal, state or local governmental agency required in connection with the consummation of the mergers has not been obtained or become a final order;

  .  by Southern Union:

    (1) if there is a breach of any representation, warranty, covenant or agreement of PEI, which breach cannot be cured and would make PEI's representations and warranties materially inaccurate;

    (2) if the holders of a majority of the outstanding shares of PEI common stock do not approve the merger agreement and the merger and there has not been a material misrepresentation or a material breach by Southern Union of any of its covenants, warranties or agreements contained in the merger agreement;

    (3) if the PEI board or any committee thereof (i) withdraws or modifies, or proposes publicly to withdraw or modify, in a manner adverse to Southern Union, its approval or recommendation of the merger agreement or the merger, (ii) approves or recommends, or proposes publicly to approve or recommend, a Business Combination, (iii) causes PEI to enter into a definitive agreement related to any Business Combination, (iv) resolves to take any of the foregoing actions or (v) fails by the effective time to cause PG Energy to redeem or repurchase all of the outstanding shares of PG Energy preferred stock; or

    (4) if a third party, including a group (as defined under the Exchange
    Act), acquires securities representing greater than 50% of the voting power of the outstanding voting securities of PEI; and

  .  by PEI:

    (1) if there is a breach of any representation, warranty, covenant or agreement of Southern Union, which breach cannot be cured and would make Southern Union's representations and warranties materially inaccurate;

    (2) if (i) PEI gives Southern Union at least five business days' notice of its intent to enter into a definitive agreement with respect to a Business Combination proposal, and during this five-day period gives Southern Union an opportunity to adjust the terms of the merger agreement so that the parties can proceed with the merger and negotiate in good faith with Southern Union with respect to any such adjustments,
    (ii) PEI has paid the required termination fees and (iii) PEI has entered into a definitive agreement with respect to a Business Combination proposal;

    (3) if the holders of a majority of the outstanding shares of PEI common stock do not approve the merger agreement or if the holders of a majority of the outstanding shares of Southern Union common stock do not approve the merger agreement and there has not been a material misrepresentation or a material breach by PEI of any of its covenants, warranties or agreements contained in the merger agreement; or

    (4) if the average trading price of Southern Union common stock as of the closing date is lower than $17.3000. For this purpose, "average trading price" means the average of the reported closing prices of Southern Union common stock on the NYSE for the ten consecutive trading days ending on the third trading day before the closing date (counting from and including the trading day immediately before the closing date). The closing price for each day in question will be the last sale price, regular way, or, if no sale takes place on that day, the average of the closing bid and asked prices, regular way.

   If the merger agreement is validly terminated, no provision of the merger agreement will survive (except for the provisions relating to expenses, termination fees and miscellaneous provisions of general application) and termination shall be without any liability on the part of any party, unless such party is negligent or in willful breach of any provision of the merger agreement.

Termination Fees and Expenses

   Payment of the Merger Expenses Generally. Each of PEI and Southern Union will pay all costs and expenses of its performance of and compliance with the merger agreement except as expressly provided in the merger agreement and as follows:

  . PEI will pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken by Southern Union to collect the termination fee payable to Southern Union under the merger agreement, together with interest on the amount of any portion of the unpaid termination fee. Any such interest will be calculated using an annual percentage rate of interest equal to the prime rate published in The Wall Street Journal on the date (or preceding business day if such date is not a business day) such fee was required to be paid, compounded on a daily basis using a 360-day year;

  .  PEI will pay all fees and expenses of counsel for PEI;

  . Southern Union will pay all real estate transfer taxes and real estate recording fees, if any, including expenses of counsel associated with real estate title, transfer and recording issues in connection with the mergers, and all filing and application fees paid to federal, state or local government agencies in connection with the mergers; and

  . Southern Union and PEI will each pay half of the combined costs of printing and mailing to PEI's stockholders this proxy statement/prospectus.

   PEI Termination Fee. PEI has agreed to pay Southern Union $10 million in cash if:

  . PEI provides Southern Union at least five business days' notice of its intent to terminate the merger agreement and has entered into a definitive agreement with respect to a Business Combination proposal;

  . Southern Union terminates the merger agreement because the PEI board or any committee thereof has (i) withdrawn or modified, or proposed publicly to withdraw or modify, in a manner adverse to Southern Union, its approval or recommendation of the merger agreement, (ii) approved or recommended, or proposed publicly to approve or recommend, a Business Combination, (iii) caused PEI to enter into a definitive agreement related to any Business Combination, (iv) resolved to take any of the foregoing actions or (v) failed by the effective time to cause PG Energy to redeem or repurchase all of the outstanding shares of PG Energy preferred stock; or

  . Southern Union terminates the merger agreement because a third party, including a group (as defined under the Exchange Act), has acquired securities representing greater than 50% of the voting power of the outstanding voting securities of PEI.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

   The following Unaudited Pro Forma Combined Condensed Financial Statements present the combined financial data of Southern Union and PEI, including their respective subsidiaries, after giving effect to the merger, assuming the merger had been effective for the period indicated and assuming the purchase method of accounting. The pro forma adjustments reflect an estimated additional purchase cost assigned to utility plant based on the historical cost of the regulated assets and liabilities of PEI and an estimate of the fair value of the non-regulated assets and liabilities of PEI, plus estimated acquisition costs. The estimate of the fair value of the non-regulated assets is preliminary and may be revised after the completion of independent appraisals, which have not been performed. The unaudited pro forma combined condensed financial information presented below is based on the assumption that upon completion of the merger each PEI stockholder will receive, in exchange for each share of PEI common stock he or she owns, a combination of Southern Union common stock and cash worth in the aggregate $35, consisting of shares of Southern Union common stock worth $32 and $3 in cash. The historical financial statements of PEI include certain reclassifications to conform to Southern Union's presentation. These reclassifications have no impact on net income or total stockholders' equity.

   The fiscal years of Southern Union and PEI end on June 30 and December 31, respectively, and, accordingly, the accompanying Unaudited Pro Forma Combined Condensed Financial Statements have been prepared using the financial statements of Southern Union incorporated by reference combined with the comparable financial statement periods of PEI derived from its financial statements incorporated by reference or as previously filed with the SEC. The Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 1999 is presented as if the merger had occurred on that date and using the Southern Union and PEI balance sheets at June 30, 1999. The Unaudited Pro Forma Combined Condensed Statement of Operations for the twelve months ended June 30, 1999 assumes that the merger occurred on July 1, 1998 and includes Southern Union's results of operations for its fiscal year ended June 30, 1999 and PEI's results of operations for the twelve month period ended June 30, 1999.

   The following Unaudited Pro Forma Combined Condensed Financial Statements have been prepared from, and should be read in conjunction with, the historical financial statements and related notes thereto of Southern Union and PEI incorporated by reference. See "Where You Can Find More Information." The following Unaudited Pro Forma Combined Condensed Financial Statements are presented for purposes of illustration only in accordance with the assumptions set forth below and are not necessarily indicative of the financial position or operating results that would have occurred if the merger had been consummated on the dates as of which, or at the beginning of the period for which, the merger is being given effect nor is it necessarily indicative of the future operating results or financial position of the combined enterprise. The Unaudited Pro Forma Combined Condensed Financial Statements do not contain any adjustments to reflect cost savings or other synergies anticipated as a result of the merger.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                 JUNE 30, 1999

                                              Historical                Pro Forma
                                       ------------------------- --------------------------
                                        Southern    Pennsylvania
                                          Union     Enterprises,
                                         Company        Inc.     Adjustments     Combined
                                       -----------  ------------ -----------    -----------
                                                    (thousands of dollars)
Property, plant and equipment........  $ 1,120,176   $ 384,562    $     --      $ 1,504,738
Less accumulated depreciation and
 amortization........................     (376,212)   (100,312)         --         (476,524)
                                       -----------   ---------    ---------     -----------
                                           743,964     284,250          --        1,028,214
Additional purchase cost assigned to
 utility plant, net..................      134,296         --       252,862 (A)     387,158
                                       -----------   ---------    ---------     -----------
  Net property, plant and equipment..      878,260     284,250      252,862       1,415,372
Current assets.......................       84,758      51,584          --          136,342
Deferred charges.....................       96,635      40,785        1,070 (B)     138,490
Investment securities................       12,000         --           --           12,000
Real estate and other................       15,695      31,969          --           47,664
                                       -----------   ---------    ---------     -----------
  Total                                $ 1,087,348   $ 408,588    $ 253,932     $ 1,749,868
                                       ===========   =========    =========     ===========
Common stockholders' equity..........  $   301,058   $ 143,900    $(143,900)(C) $   648,444
                                                                    347,386 (D)
Preferred stock of subsidiary not
 subject to mandatory redemption.....          --        4,745       (4,745)(E)         --
Preferred stock of subsidiary subject
 to mandatory redemption.............          --          160         (160)(E)         --
Company-obligated mandatorily
 redeemable preferred securities of
 subsidiary trust....................      100,000         --           --          100,000
Long-term debt and capital lease
 obligation..........................      390,931      95,000      108,098 (F)     594,029
                                       -----------   ---------    ---------     -----------
  Total capitalization...............      791,989     243,805      306,679       1,342,473
Current liabilities..................      143,628      87,818      (52,667)(G)     178,699
                                                                        (80)(E)
Deferred credits and other...........       81,493      14,434          --           95,927
Accumulated deferred income taxes....       70,238      62,531          --          132,769
Commitments and contingencies
                                       -----------   ---------    ---------     -----------
  Total..............................  $ 1,087,348   $ 408,588    $ 253,932     $ 1,749,868
                                       ===========   =========    =========     ===========

   See accompanying notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                   FOR THE TWELVE MONTHS ENDED JUNE 30, 1999

                                 Historical
                          -------------------------
                           Southern    Pennsylvania        Pro Forma
                             Union     Enterprises, ---------------------------
                            Company        Inc.     Adjustments      Combined
                          -----------  ------------ -----------     -----------
                            (thousands of dollars, except shares and per
                                           share amounts)
Operating revenues......  $   605,231    $233,605   $       --      $   838,836
Cost of gas and other
 energy.................      342,301     145,319           --          487,620
                          -----------    --------   -----------     -----------
  Operating margin......      262,930      88,286           --          351,216
                          -----------    --------   -----------     -----------
Operating expenses:
  Operating, maintenance
   and general..........      109,693      36,696           --          146,389
  Depreciation and
   amortization.........       41,855      10,291         6,322 (H)      58,468
  Taxes, other than on
   income...............       46,535      12,415           --           58,950
                          -----------    --------   -----------     -----------
    Total operating
     expenses...........      198,083      59,402         6,322         263,807
                          -----------    --------   -----------     -----------
    Net operating
     revenues...........       64,847      28,884        (6,322)         87,409
                          -----------    --------   -----------     -----------
Other income (expenses):
  Interest..............      (35,999)    (11,395)       (8,322)(I)     (52,233)
                                                          3,483 (J)
  Dividends on preferred
   securities...........       (9,480)        --            --           (9,480)
  Other, net............       (1,814)      1,173           --             (641)
                          -----------    --------   -----------     -----------
    Total other
     expenses, net......      (47,293)    (10,222)       (4,839)        (62,354)
                          -----------    --------   -----------     -----------
Earnings before income
 taxes..................       17,554      18,662       (11,161)         25,055
Federal and state income
 taxes..................        7,109       7,090        (1,694)(K)      12,505
                          -----------    --------   -----------     -----------
Net earnings before
 preferred stock
 dividend requirements..       10,445      11,572        (9,467)         12,550
Preferred stock dividend
 requirements...........          --         (653)          653 (L)         --
                          -----------    --------   -----------     -----------
Net earnings available
 for common stock.......  $    10,445    $ 10,919   $    (8,814)    $    12,550
                          ===========    ========   ===========     ===========
Net earnings per share:
  Basic.................  $      0.34                               $      0.26
                          ===========                               ===========
  Diluted...............  $      0.32                               $      0.25
                          ===========                               ===========
Weighted average shares
 outstanding:
  Basic.................   30,894,613                16,878,765 (M)  47,773,378
                          ===========               ===========     ===========
  Diluted...............   32,589,610                16,878,765 (M)  49,468,375
                          ===========               ===========     ===========

   See accompanying notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

 Adjustments to the Unaudited Pro Forma Combined Condensed Balance Sheet

  (A) Reflects the estimated excess of the purchase price and other transaction costs over the historical cost of the regulated net assets and the estimated fair value of the non-regulated net assets of PEI.

  (B) Reflects the capitalization of estimated debt issuance costs associated with the long-term debt to be issued in connection with the merger as more specifically described in Note (F). These debt issue costs are amortized on a straight line basis over the life of the new debt.

  (C) Reflects the elimination of common stockholders' equity of PEI.

  (D) Reflects the issuance of Southern Union common stock to PEI stockholders. See Note (M).

  (E) Reflects the repurchase of all of the PG Energy preferred stock prior to the closing of the merger.

  (F) Reflects issuance of long-term debt at an estimated annual interest rate of 7.5% which Southern Union believes would be obtained based on current market rates. The long-term debt is assumed to be utilized: to finance the cash portion of the purchase of PEI common stock and settlement of PEI stock options; to refinance certain current debt of PEI; to pay for certain acquisition costs of $5 million related to change of control agreements, the funding of PEI's Director Retirement Plan, Director Deferred Compensation Plan and supplemental retirement benefits and the exercise of certain parachute option payments for certain PEI executives; and payment of various professional fees estimated to total $4 million. See Note (M).

  (G) Reflects refinancing of certain current debt of PEI.

 Adjustments to the Unaudited Pro Forma Combined Statement of Operations

  (H) Reflects amortization of the estimated excess purchase price over the historical cost of the regulated net assets and the estimated fair value of the non-regulated net assets of PEI on a straight line basis over a 40-year period based on the estimated useful lives of the utility assets of PEI.

  (I) Reflects interest expense on issuance of long-term debt at an assumed estimated interest rate of 7.5% which Southern Union believes would be obtained based on current market rates. The long-term debt is assumed to be utilized: to finance the cash portion of the purchase of PEI common stock and settlement of PEI stock options; to refinance certain current debt of PEI; to pay for certain acquisition costs of $5 million related to change of control agreements, the funding of PEI's Director Retirement Plan, Director Deferred Compensation Plan and supplemental retirement benefits and the exercise of certain parachute option payments for certain PEI executives; and payment of various professional fees estimated to total $4 million. For every 1/8 percent change in the interest rate, interest expense for the twelve months ended June 30, 1999 would change by $135,000.

  (J) Reflects the elimination of historical interest expense of PEI as a result of refinancing certain current debt of PEI to long-term debt in connection with the merger. See Note (I).

  (K) Reflects the income tax consequences at the federal statutory rate of the pro forma adjustments after excluding nondeductible goodwill amortization.

  (L) Reflects the elimination of preferred stock dividend requirement due to the repurchase of all outstanding PG Energy preferred stock prior to the closing of the merger.

  (M) Reflects the issuance of Southern Union common stock to PEI stockholders at an exchange ratio of 1.5548 based on an average trading price of $20.58125 for Southern Union common stock at the average closing price per share for the ten trading day period ending on the third trading day before September 3, 1999. All PEI stock options are assumed to be settled in cash based on the difference between the total merger consideration per share of $35.00 and the exercise price of such stock options.

                                 THE COMPANIES

Southern Union

   General. Southern Union was incorporated under the laws of the State of Delaware in 1932 and is one of the top 15 gas utilities in the United States, as measured by number of customers. Southern Union's principal line of business is the distribution of natural gas as a public utility through Southern Union Gas, Missouri Gas Energy ("MGE") and Atlantic Utilities, doing business as South Florida Natural Gas ("SFNG"), each of which is a division of Southern Union. Southern Union Gas, headquartered in Austin, Texas, serves 513,000 customers in Texas (including the cities of Austin, El Paso, Brownsville, Galveston, Harlingen, McAllen and Port Arthur). MGE, headquartered in Kansas City, Missouri, serves 484,000 customers in central and western Missouri (including the cities of Kansas City, St. Joseph, Joplin and Monett). SFNG, headquartered in New Smyrna Beach, Florida, serves 4,400 customers in central Florida (including the cities of New Smyrna Beach, Edgewater and areas of Volusia County, Florida). The diverse geographic area of Southern Union's natural gas distribution systems reduces the sensitivity of Southern Union's operations to weather risk and local economic conditions. See "--Acquisitions."

   Subsidiaries of Southern Union have been established to support and expand natural gas sales and to capitalize on Southern Union's gas energy expertise. These subsidiaries market natural gas to end-users, operate natural gas pipeline systems, distribute propane and sell commercial gas air conditioning and other gas-fired engine-driven applications. By providing "one-stop shopping," Southern Union can serve its various customers' specific energy needs, which encompass substantially all of the natural gas distribution and sales businesses from natural gas sales to specialized energy consulting services. Southern Union distributes propane to 11,000 and 1,100 customers in Texas and Florida, respectively. Additionally, certain subsidiaries own or hold interests in real estate and other assets, which are primarily used in Southern Union's utility business. Central to all of Southern Union's present businesses and strategies is the sale and transportation of natural gas. See "--Operations and Investments."

   Southern Union is a sales and market-driven energy company whose management is committed to achieving profitable growth of its utility businesses in an increasingly competitive business environment. Southern Union's management's strategies for achieving these objectives principally consist of: (i) promoting new sales opportunities and markets for natural gas and propane; (ii) enhancing financial and operating performance; and (iii) expanding Southern Union through development of existing utility businesses and selective acquisition of new utility businesses. Southern Union's management develops and continually evaluates these strategies and their implementation by applying their experience and expertise in analyzing the energy industry, technological advances, market opportunities and general business trends. Each of these strategies, as implemented throughout Southern Union's existing businesses, reflects Southern Union's commitment to its core gas utility business.

   Southern Union has a goal of selected growth and expansion, primarily in the utilities industry. To that extent, Southern Union intends to consider, when appropriate, and if financially practicable to pursue, the acquisition of other utility distribution or transmission businesses. The nature and location of any such properties, the structure of any such acquisitions and the method of financing any such expansion or growth will be determined by Southern Union's management and the Southern Union board. See "Forward-Looking Statements May Prove Inaccurate."

   Acquisitions. Effective December 31, 1997, Southern Union acquired Atlantic Utilities Corporation and its subsidiaries (collectively, "Atlantic") for shares of Southern Union common stock valued in the aggregate at $18,041,000 and cash in an aggregate amount of $4,436,000. Atlantic is operated as SFNG, a natural gas division of Southern Union, and Atlantic Gas Corporation, a propane subsidiary of Southern Union. Atlantic currently serves 4,400 natural gas customers and 1,100 propane customers in central Florida.

   On July 23, 1997, two subsidiaries of Southern Union acquired an equity ownership in a natural gas distribution company and other related operations in Piedras-Negras, Mexico for $2,700,000. Southern Union currently has a 43% equity ownership in this company. The natural gas distribution company currently serves 19,500 customers and is across the border from Southern Union's Eagle Pass, Texas service area. On September 8, 1997, Southern Union purchased a 45-mile intrastate pipeline, which augments Southern Union's gas supply to the city of Eagle Pass and, subject to necessary regulatory approvals, ultimately Piedras-Negras.

   Operations and Investments. Southern Union's principal line of business is the distribution of natural gas through its Southern Union Gas, MGE and SFNG divisions. Southern Union Gas provides service to a number of communities and rural areas in Texas, including the municipalities of Austin, El Paso, Brownsville, Galveston, Harlingen, McAllen and Port Arthur. MGE provides service to various cities and communities in central and western Missouri including Kansas City, St. Joseph, Joplin and Monett. SFNG provides services to various cities and communities in central Florida including New Smyrna Beach and Edgewater. Southern Union's gas utility operations are generally seasonal in nature, with a significant percentage of its annual revenues and earnings occurring in the traditional winter heating season.

   Southern Union Energy International, Inc. ("SUEI") and Southern Union International Investments, Inc. ("Investments"), both wholly-owned subsidiaries of Southern Union, participate in energy-related projects internationally. Energia Estrella del Sur, S.A. de C.V. ("Estrella"), a wholly-owned Mexican subsidiary of SUEI and Investments, seeks to participate in energy-related projects in Mexico. Estrella has a 43% equity ownership in a natural gas distribution company, along with other related operations, which currently serves 19,500 customers in Piedras-Negras, Mexico, across the border from Southern Union Gas' Eagle Pass, Texas service area.

   Mercado Gas Services Inc. ("Mercado"), a wholly-owned subsidiary of Southern Union, markets natural gas to approximately 240 commercial and industrial customers. Mercado's sales and purchasing activities are made through short-term and long-term contracts. These contracts and business activities are not subject to direct rate regulation. Mercado had gas sales of 19,304 MMcf and 18,352 MMcf for the years ended June 30, 1999 and 1998, respectively.

   Southern Transmission Company ("Southern"), a wholly-owned subsidiary of Southern Union, operates interstate pipelines which connect the cities of Lockhart, Luling, Cuero, Shiner, Yoakum and Gonzales, Texas, as well as a line that provides gas to an industrial customer in Port Arthur, Texas. Southern also owns a transmission line which supplies gas to the community of Sabine Pass, Texas. On September 8, 1997, Southern purchased a 45-mile intrastate pipeline which augments gas supply to the city of Eagle Pass, Texas, and ultimately into Piedras Negras, Mexico. Southern transported 873 MMcf and 915 MMcf of gas for the years ended June 30, 1999 and 1998, respectively.

   Norteno Pipeline Company ("Norteno"), a wholly-owned subsidiary of Southern Union, operates interstate pipeline systems principally serving Southern Union's gas distribution properties in the El Paso, Texas area. Norteno transported a combined 6.3 billion cubic feet ("Bcf") for the city of Juarez, Mexico and the Samalayunca Power Plant in north Mexico in fiscal year 1999. Norteno transported 6,377 MMcf and 11,538 MMcf of gas for the years ended June 30, 1999 and 1998, respectively.

   SuPro Energy Company ("SUPro"), a wholly-owned subsidiary of Southern Union, provides propane gas services to 11,000 customers located principally in El Paso and Alpine, Texas and Las Cruces, New Mexico and surrounding communities. SUPro sold 5,945,000 and 5,125,000 gallons of propane for the years ended June 30, 1999 and 1998, respectively.

   Atlantic Gas Corporation, a wholly-owned subsidiary of Southern Union, provides propane gas services to 1,100 customers located in and around the communities of New Smyrna Beach, Lauderhill and Dunnellon, Florida. Atlantic Gas Corporation sold 1,348,000 gallons of propane during the twelve months ended June 30, 1999 and 633,000 gallons of propane during the six months ended June 30, 1998.

   Energy WorX, a wholly-owned subsidiary of Southern Union, provides interactive computer-based training for the natural gas transmission and distribution industry.

   Southern Union Total Energy Systems, Inc., a wholly-owned subsidiary of Southern Union, markets and sells commercial gas air conditioning, irrigation, pumps and other gas-fired engine-driven applications and related services.

   Southern Union also holds investments in commercially developed real estate in Austin, El Paso, Harlingen and Kansas City through Southern Union's wholly-owned subsidiary, Lavaca Realty Company ("Lavaca Realty"). During fiscal 1998 and 1999, Southern Union made equity investments in a leading developer of advanced gas turbine-driven generator technology and a developer of a mobile workforce management system.

   Competition. Southern Union's gas distribution divisions are not currently in significant direct competition with any other distributors of natural gas to residential and small commercial customers within their service areas. However, in recent years, certain large volume customers, primarily industrial and significant commercial customers, have had opportunities to access alternative natural gas supplies and, in some instances, delivery service from other pipeline systems. Southern Union has offered transportation arrangements to customers who secure their own gas supplies. These transportation arrangements, coupled with the efforts of Southern Union's unregulated marketing subsidiary, Mercado, enable Southern Union to provide competitively priced gas service to these large volume customers. In addition, Southern Union has successfully used flexible rate provisions, when needed, to retain customers who may have access to alternative energy sources.

   As energy providers, Southern Union Gas, MGE and SFNG have historically competed with alternative energy sources, particularly electricity and also propane, coal, natural gas liquids and other refined products available in Southern Union's service areas. At present rates, the cost of electricity to residential and commercial customers in Southern Union's service areas generally is higher than the effective cost of natural gas service. There can be no assurance, however, that future fluctuations in gas and electric costs will not reduce the cost advantage of natural gas service. The cost of expansion for peak load requirements of electricity in some of Southern Union Gas' and MGE's service areas has historically provided opportunities to allow energy switching to natural gas pursuant to integrated resource planning techniques. Electric competition has responded by offering equipment rebates and incentive rates.

   Competition between the use of fuel oils, natural gas and propane, particularly by industrial, electric generation and agricultural customers, has also increased due to the volatility of natural gas prices and increased marketing efforts from various energy companies. While competition between such fuels is generally more intense outside Southern Union's service areas, this competition affects the nationwide market for natural gas. Additionally, the general economic conditions in its service areas continue to affect certain customers and market areas, thus impacting the results of Southern Union's operations.

   Gas Supply. The low cost of natural gas service is dependent upon Southern Union's ability to contract for natural gas using favorable mixes of long-term and short-term supply arrangements and favorable transportation contracts. Southern Union has been directly acquiring its gas supplies since the mid-1980s when interstate pipeline systems opened their systems for transportation service. Southern Union has the organization, personnel and equipment necessary to dispatch and monitor gas volumes on a daily, hourly and even a real- time basis to ensure reliable service to customers.

   The FERC required the "unbundling" of services offered by interstate pipeline companies beginning in 1992. As a result, gas purchasing and transportation decisions and associated risks have been shifted from the pipeline companies to the gas distributors. The increased demands on distributors to effectively manage their gas supply in an environment of volatile gas prices provide an advantage to distribution companies such as Southern Union who have demonstrated a history of contracting favorable and efficient gas supply arrangements in an open market system.

   The majority of Southern Union Gas' 1999 gas requirements for utility operations were delivered under long-term transportation contracts through four major pipeline companies. The majority of MGE's 1999 gas requirements were delivered under short- and long-term transportation contracts through four major pipeline companies. The majority of SFNG's 1999 gas requirements were delivered under a management supply contract through one major pipeline company. These contracts have various expiration dates ranging from calendar year 2000 through 2018. Southern Union Gas also purchases significant volumes of gas under long- and short-term arrangements with suppliers. The amounts of such short-term purchases are contingent upon price. Southern Union Gas, MGE and SFNG all have firm supply commitments for all areas that are supplied with gas purchased under short-term arrangements. MGE also holds contract rights to over 16 Bcf of storage capacity to assist in meeting peak demands.

   Gas sales and/or transportation contracts with interruption provisions, whereby large volume users purchase gas with the understanding that they may be forced to shut down or switch to alternate sources of energy at times when the gas is needed for higher priority customers, have been utilized for load management by Southern Union and the gas industry as a whole for many years. In addition, during times of special supply problems, curtailments of deliveries to customers with firm contracts may be made in accordance with guidelines established by appropriate federal and state regulatory agencies. There have been no supply-related curtailments of deliveries to Southern Union Gas, MGE or SFNG utility sales customers during the last ten years.

   Southern Union is committed under various agreements to purchase certain quantities of gas in the future. At June 30, 1999, Southern Union had purchase commitments for certain quantities of gas at variable, market-based prices that have an annual value of $94,275,000. Southern Union's purchase commitments may extend over a period of several years depending upon when the required quantity is purchased. Southern Union has purchase gas tariffs in effect for all its utility service areas that provide for recovery of its purchase gas costs under defined methodologies.

   In August 1997, MPSC issued an order authorizing MGE to begin making semi-annual purchase gas adjustments ("PGA") in November and April, instead of more frequent adjustments as previously made. Additionally, the order authorized MGE to establish an Experimental Price Stabilization Fund for purposes of procuring natural gas financial instruments to hedge a minimal portion of its gas purchase costs for the winter heating season. The cost of purchasing these financial instruments and any gains derived from such activities are passed on to the Missouri customers through the PGA. Accordingly, there is no earnings impact as a result of the use of these financial instruments. These procedures help stabilize the monthly heating bills for Missouri customers. Southern Union believes it bears minimal risk under the authorized transactions.

   The MPSC approved a three year, experimental gas supply incentive plan for MGE effective July 1, 1996. Under the plan, Southern Union and MGE's customers share in certain savings below benchmark levels of gas costs achieved as a result of Southern Union's gas procurement activities. Likewise, if natural gas is acquired above benchmark levels, both Southern Union and customers share in such costs. For the years ended June 30, 1999, 1998 and 1997, the incentive plan achieved a reduction of overall gas costs of $6,900,000, $9,200,000 and $10,200,000, respectively, resulting in savings to Missouri customers of $4,000,000, $5,100,000 and $5,600,000, respectively. Southern Union recorded revenues of $2,900,000, $4,100,000 and $4,600,000 in 1999, 1998 and 1997,
respectively, under this plan. MGE is currently working with the MPSC to develop an alternate plan due to the July 1, 1999 expiration of the experimental gas supply incentive plan; however, there can be no assurance that this or any similar plan will be approved by the MPSC for MGE.

   Utility Regulation and Rates. Southern Union's rates and operations are subject to regulation by local, state and federal authorities. In Texas, municipalities have primary jurisdiction over natural gas rates within their respective incorporated areas. Rates in adjacent environs and appellate matters are the responsibility of the RRC. In Missouri, natural gas rates are established by the MPSC on a system-wide basis. In Florida, natural gas rates are established by the FPSC on a system-wide basis. The FERC and the RRC have jurisdiction over rates, facilities and services of Norteno and Southern, respectively.

   Southern Union holds non-exclusive franchises with varying expiration dates in all incorporated communities where it is necessary to carry on its business as it is now being conducted. Kansas City, Missouri,

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

El Paso, Texas, Austin, Texas, Port Arthur, Texas and St. Joseph, Missouri are the five largest cities in which Southern Union's utility customers are located. The Kansas City franchise expired in May 1998. Southern Union is currently in franchise renewal negotiations with Kansas City and expects to obtain renewal of such franchise before the end of calendar year 1999. The franchises in the following cities expire as follows: El Paso, Texas in 2000, in which Southern Union is currently in discussions; Austin, Texas in 2006; and Port Arthur, Texas in 2013. Southern Union fully expects these franchises to be renewed upon their expiration. The franchise in St. Joseph, Missouri is perpetual.

   Gas service rates are established by regulatory authorities to permit utilities the opportunity to recover operating, administrative and financing costs, and the opportunity to earn a reasonable return on equity. Gas costs are billed to customers through purchase gas adjustment clauses which permit Southern Union to adjust its sales price as the cost of purchased gas changes. This is important because the cost of natural gas accounts for a significant portion of Southern Union's total expenses. The appropriate regulatory authority must receive notice of such adjustments prior to billing implementation.

   Southern Union must support any service rate changes to its regulators using an historic test year of operating results adjusted to normal conditions and for any known and measurable revenue or expense changes. Because the regulatory process has certain inherent time delays, rate orders may not reflect the operating costs at the time new rates are put into effect.

   The monthly customer bill contains a fixed service charge, a usage charge for service to deliver gas, and a charge for the amount of natural gas used. While the monthly fixed charge provides an even revenue stream, the usage charge increases Southern Union's annual revenue and earnings in the traditional heating load months when usage of natural gas increases. In recent years, the majority of Southern Union's rate increases in Texas have resulted in increased monthly fixed charges which help stabilize earnings. Weather normalization clauses, in place in the City of Austin, El Paso environs, Galveston, Port Arthur and two other service areas in Texas, also help stabilize earnings.

   On August 21, 1998, MGE was notified by the MPSC of its decision to grant a $13,300,000 annual increase to revenue effective on September 2, 1998, which is primarily earned volumetrically. The MPSC rate order reflected a 10.93% return on common equity. The rate order, however, disallowed certain previously recorded deferred costs requiring a non-cash write-off of $2,221,000. Generally accepted accounting principles required Southern Union to record this charge to earnings immediately, which Southern Union did as of June 30, 1998. On December 8, 1998, the MPSC denied rehearing requests made by all parties other than MGE and granted a portion of MGE's rehearing request. The MPSC will conduct further proceedings to take additional evidence on those matters for which it granted MGE a rehearing. If the MPSC adopts MGE's positions on rehearing, then MGE would be authorized an additional $2,200,000 of base revenues increasing the $13,300,000 initially authorized in its August 21, 1998 order to $15,500,000. The MPSC's orders may be subject to judicial review and although certain parties may argue for a reduction in MGE's authorized base revenue increase on judicial review, MGE expects such arguments to be unsuccessful.

   On April 13, 1998, Southern Union Gas filed a $2,228,000 request for a rate increase from the City of El Paso, which the city subsequently denied. On April 21, 1998, the City Council of El Paso voted to reduce Southern Union Gas's rates by $1,570,000 annually and to order a one-time cost of gas refund of $475,000. On May 21, 1998, Southern Union Gas filed with the RRC an appeal of the City of El Paso's actions to reduce Southern Union Gas's rates and require a one-time cost of gas refund. On December 21, 1998, the RRC issued its order implementing an $884,000 one-time cost of gas refund and a $99,000 base rate reduction. The cost of gas refund was completed in February 1999.

   On January 22, 1997, MGE was notified by the MPSC of its decision to grant an $8,847,000 annual increase to revenue effective on February 1, 1997.

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

   The approval of the January 31, 1994 acquisition of the Missouri properties by the MPSC was subject to the terms of a stipulation and settlement agreement which, among other things, requires MGE to reduce rate base by $30,000,000 (amortized over a ten-year period on a straight-line basis) to compensate rate payers for rate base reductions that were eliminated as a result of the acquisition.

   During the three-year period ended June 30, 1999, Southern Union did not file for any other rate increases in any of its major service areas, although several annual cost of service adjustments were filed.

   In addition to the regulation of its utility and pipeline businesses, Southern Union is affected by numerous other regulatory controls, including, among others, pipeline safety requirements of the United States Department of Transportation, safety regulations under the Occupational Safety and Health Act, and various state and federal environmental statutes and regulations. Southern Union believes that its operations are in compliance with applicable safety and environmental statutes and regulations.

   Environmental. Southern Union assumed responsibility for certain environmental matters in connection with the acquisition of MGE. Additionally, Southern Union is investigating the possibility that Southern Union or predecessor companies may have been associated with manufactured gas plant sites in other of its former service territories, principally in Arizona and New Mexico, and present service territories in Texas. See "Forward-Looking Statements May Prove Inaccurate."

   Investments in Real Estate. Lavaca Realty owns a commercially developed tract of land in the central business district of Austin, Texas, containing a combined 11-story office building, parking garage and drive-through bank ("Lavaca Plaza"). Approximately 52% of the office space at Lavaca Plaza is used in Southern Union's business while the remainder is leased to non-affiliated entities. Lavaca Realty also owns a two-story office building in El Paso, Texas as well as a one-story office building in Harlingen, Texas. Other significant real estate investments held at June 30, 1999 include 39,341 square feet of undeveloped land in McAllen, Texas and 25,000 square feet of improved property in Kansas City, Missouri, of which 40% is occupied by MGE and the remainder by a non-affiliated entity.

   Employees. As of July 31, 1999, Southern Union had 1,563 employees, of whom 1,220 were paid on an hourly basis and 343 were paid on a salary basis. Of the 1,220 hourly paid employees, 45% were represented by unions. Of those employees represented by unions, 95% were employed by Missouri Gas Energy. In December 1998, Southern Union agreed to five-year contracts with each bargaining-unit representing the Missouri employees, which were effective in May 1999.

   On June 4, 1997, Southern Union Gas employees in Austin, Texas covered by a collective bargaining agreement voted to decertify their representing union. Additionally, effective May 1, 1998, employees in Galveston, Texas chose to withdraw their membership from their representing union.

PEI

   PEI is a holding company which, through its subsidiaries, is engaged in both regulated and nonregulated activities. PEI's regulated activities are conducted by its principal subsidiary, PG Energy, a public utility regulated by the PPUC, and PG Energy's wholly-owned subsidiary, Honesdale, also a regulated public utility. Together PG Energy and Honesdale distribute natural gas to a thirteen-county area in northeastern Pennsylvania, a territory that includes the cities of Scranton, Wilkes-Barre and Williamsport. In 1998, PG Energy and Honesdale collectively accounted for approximately 77% of PEI's operating revenues. Until February 16, 1996, when its water utility operations were sold, PG Energy was also engaged in the distribution of water.

   PEI's nonregulated activities are conducted through its other subsidiaries, PG Energy Services Inc. ("Energy Services"), PEI Power Corporation, Theta Land Corporation and Keystone Pipeline Services, Inc., a wholly-owned subsidiary of Energy Services. These nonregulated activities include the sale of natural gas, propane, electricity and other energy-related products and services; the construction, maintenance and rehabilitation of utility facilities, primarily natural gas distribution pipelines; and the sale of property for

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

residential, commercial and other development. In the fourth quarter of 1997, Energy Services began marketing electricity and other products and services, under the name PG Energy PowerPlus (a trademark of Energy Services), principally in northeastern and central Pennsylvania. PEI Power Corporation, an exempt wholesale generator (within the meaning of the Public Utility Holding Company Act of 1935), began generating and selling electricity in July 1998, upon completion of modifications to its cogeneration facility that enable it to burn both natural gas and methane. In 1998, the revenues of the nonregulated subsidiaries accounted for approximately 23% of PEI's operating revenues and 37% of its capital expenditures.

   As of June 30, 1999, PG Energy provided service to approximately 149,000 natural gas customers and Honesdale provided service to approximately 3,400 natural gas customers.

   PEI and its subsidiaries employed approximately 807 persons as of June 30, 1999.

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

                  DESCRIPTION OF SOUTHERN UNION CAPITAL STOCK

General

   Under the DGCL, a corporation may not issue a greater number of shares than have been authorized by its certificate of incorporation. Southern Union's restated certificate of incorporation provides that the authorized capital stock of Southern Union consists of (i) 50,000,000 shares of common stock, par value $1.00 per share, and (ii) 1,500,000 shares of cumulative preferred stock, no par value. At the close of business on September 3, 1999, 31,235,697 shares of Southern Union common stock were issued and outstanding and no shares of Southern Union cumulative preferred stock were issued and outstanding.

Proposed Changes to Southern Union's Capitalization

   The Southern Union board has approved and is recommending that Southern Union stockholders approve at the Southern Union annual meeting the amendments to Southern Union's restated certificate of incorporation, which will change Southern Union's capitalization. These amendments are as follows:

  . to increase the number of authorized shares of Southern Union common stock from 50,000,000 to 200,000,000;

  . to repeal the rights, powers, privileges and preferences of currently authorized Southern Union cumulative preferred stock; and

  . to grant the Southern Union board the authority to issue 6,000,000 shares of preferred stock in series as the Southern Union board deems appropriate and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

   Southern Union's management believes that the foregoing amendments will be approved and adopted by its stockholders at the Southern Union annual meeting. The amendments will become effective upon the filing of a Certificate of Amendment to Southern Union's restated certificate of incorporation with the Secretary of State of Delaware, which Southern Union's management expects will occur prior to the consummation of the merger. Southern Union's management believes that the proposed amendments will ensure that Southern Union will have available for issuance that number of shares of its common stock which PEI stockholders will be entitled to receive upon the effective time and will enhance Southern Union's ability to raise capital through the sale or placement of Southern Union's securities and pursue opportunities for future acquisitions and business combinations.

Southern Union Common Stock

   Voting Rights. Except with respect to the election of directors, the holders of Southern Union common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. At all elections of directors of Southern Union, the holders of Southern Union common stock have cumulative voting rights. Accordingly, each holder of Southern Union common stock is entitled to that number of votes which equals the number of shares held by such stockholder multiplied by the number of directors to be elected, and such stockholder may cast all of such votes for a single nominee or distribute them among the nominees as such stockholder deems appropriate.

   Dividends. The holders of Southern Union common stock are entitled to receive dividends as and when declared by the Southern Union board out of funds legally available therefor, subject to any preferential dividend rights of outstanding shares of Southern Union cumulative preferred stock.

   Liquidation Rights. Subject to the rights of holders of Southern Union cumulative preferred stock, upon liquidation, dissolution or winding up of Southern Union, the holders of Southern Union common stock are entitled to receive ratably the net assets of Southern Union available after the payment of all debts and other liabilities.

   No Other Rights. Holders of Southern Union common stock have no preemptive, subscription, redemption or conversion rights.

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

   Effect of Proposed Amendments to Southern Union's Charter. If Southern Union stockholders approve and adopt the proposed amendments to Southern Union's restated certificate of incorporation, the number of authorized shares of Southern Union common stock will increase from 50,000,000 to 200,000,000. Southern Union management believes that if the proposed amendments are approved and adopted by Southern Union stockholders at Southern Union's annual meeting, the amendments will become effective before the consummation of the merger.

   Effect of the Merger. Upon completion of the merger, PEI's stockholders will receive shares of Southern Union common stock. Accordingly, the total number of outstanding shares of Southern Union common stock will change.

Southern Union Cumulative Preferred Stock

   General. Southern Union, by resolution of the Southern Union board and without any further vote or action by the holders of Southern Union common stock, has the authority, subject to certain limitations prescribed by law, to issue from time to time up to an aggregate of 1,500,000 shares of Southern Union cumulative preferred stock in one or more classes or series and to determine the designation and the number of shares of any class or series. Southern Union common stock is junior to and subject to all rights and preferences of Southern Union cumulative preferred stock.

   Voting Rights. Except as provided in Southern Union's restated certificate of incorporation, the resolution of the Southern Union board providing for the issuance of a series of Southern Union cumulative preferred stock or as required by law, the holders of Southern Union cumulative preferred stock do not have any voting rights. Southern Union's restated certificate of incorporation provides that if arrearages in dividends on Southern Union cumulative preferred stock equal at least six quarterly dividends thereon, the holders of Southern Union cumulative preferred stock have the right, voting as a class, to elect two members of the Southern Union board. This right to vote, as a class, for the election of two directors remains exercisable until all arrearages in dividends on Southern Union cumulative preferred stock have been paid in full. Holders of Southern Union cumulative preferred stock will have cumulative voting rights with respect to the two directors to be elected by such holders.

   In addition, so long as any shares of Southern Union cumulative preferred stock are outstanding, Southern Union is prohibited from taking the following actions without the approval, by affirmative vote at a meeting or written consent, of at least 66 2/3% in Stated Value (defined below) of the then outstanding shares of Southern Union cumulative preferred stock:

  . authorizing or creating, or increasing the authorized amount of, any additional class of stock ranking prior to or on a parity with Southern Union cumulative preferred stock as to dividends or assets; or authorizing or creating, or increasing the authorized amount of, any class of stock or obligations convertible into or evidencing the right to purchase any class of stock ranking prior to or on a parity with Southern Union cumulative preferred stock as to dividends or assets;

  . amending, altering or repealing any of the rights, preferences or powers of the outstanding Southern Union cumulative preferred stock stated and expressed in Southern Union's restated certificate of incorporation, as amended, or in the resolution or resolutions of the Southern Union board, adopted with respect to issuance of each series of Southern Union cumulative preferred stock, so as adversely to affect the rights, preferences or powers of the Southern Union preferred stock or its holders; provided, however, that if any such amendment, alteration or repeal would adversely affect the rights, preferences or powers of outstanding shares of Southern Union cumulative preferred stock of any particular series without correspondingly affecting the rights, preferences or powers of the outstanding shares of all series, then a like vote or consent by the holders of at least 66 2/3% in Stated Value of the Southern Union cumulative preferred stock of the affected series at the time outstanding will also be necessary for effecting or validating any such amendment, alteration or repeal;

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

  . selling, leasing or conveying all, or substantially all, of its property or business; or voluntarily liquidating, dissolving or winding up its business; or

  . effecting the merger or consolidation of Southern Union into or with any other corporation, or the merger of any other corporation into the corporation, unless the corporation resulting from or surviving such merger or consolidation will upon consummation of such merger or consolidation have no class of stock and no other securities, either authorized or outstanding ranking prior to or on parity with Southern Union cumulative preferred stock, except the same number of shares (or aggregate par value or Stated Value) of stock and the same principal amount of other securities with the same rights and preferences as the stock and other securities of Southern Union respectively authorized and outstanding immediately preceding such merger or consolidation and unless each holder of the Southern Union preferred stock immediately preceding such merger or consolidation shall receive or retain the same number of shares (or aggregate par value of Stated Value) of stock with the same rights and preferences of the resulting or surviving corporation.

   Furthermore, Southern Union's restated certificate of incorporation provides that so long as any shares of Southern Union cumulative preferred stock are outstanding, Southern Union is not permitted, without the approval of the holders of at least a majority in Stated Value of the then outstanding shares of Southern Union cumulative preferred stock, by affirmative vote at a meeting or written consent, to increase the authorized amount of Southern Union cumulative preferred stock, or decrease the authorized amount of Southern Union cumulative preferred stock.

   Liquidation. The preferential amount payable to holders of each series of Southern Union cumulative preferred stock upon any voluntary liquidation, dissolution or winding-up of Southern Union (the "Preferential Amount") is determined and fixed by the Southern Union board in the resolution providing for issuance of such series. Likewise, the amount payable to holders of each series of Southern Union cumulative preferred stock upon any involuntary liquidation, dissolution or winding-up of Southern Union (the "Stated Value") is determined and fixed by the Southern Union board in the resolution providing for issuance of such series. Upon any voluntary liquidation, dissolution or winding-up of Southern Union, holders of Southern Union cumulative preferred stock of each series are entitled, before any distribution is made to the holders of the Southern Union common stock, to be paid the full Preferential Amount fixed by the board of directors for such series. Upon any involuntary liquidation, dissolution or winding-up of Southern Union, holders of Southern Union cumulative preferred stock of each series are entitled, before any distribution is made to the holders of Southern Union common stock, to be paid the Stated Value fixed by the Southern Union board for such series per share plus accrued dividends to the date of distribution. The aggregate Stated Value of all shares of Southern Union cumulative preferred stock at any time outstanding must not exceed $60,000,000.

   Dividends. Holders of Southern Union cumulative preferred stock of each series are entitled to receive cumulative cash dividends at the annual rate fixed by the Southern Union board for such series as may be declared by the Southern Union board out of funds legally available therefor. Dividends on Southern Union cumulative preferred stock are payable quarterly on the fifteenth days of March, June, September and December in each year. Such dividends are cumulative and are deemed to accrue from day to day regardless of whether or not earned or declared. Holders of Southern Union cumulative preferred stock of each series are entitled to receive ratably any dividend payment upon the Southern Union cumulative preferred stock in proportion to the amount of the dividends accrued thereon to the date of such dividend payment. Accumulations of dividends do not bear interest.

   If any shares of Southern Union cumulative preferred stock are outstanding, no dividends may be declared and no distribution may be made or ordered in respect of Southern Union common stock unless the following conditions have been satisfied:

  . all dividends on all outstanding shares of Southern Union cumulative preferred stock of all series for all past dividend periods have been paid and the full dividend on all outstanding shares of Southern Union cumulative preferred stock of all series for the then current quarterly dividend period shall have been paid or declared and set apart for payment; and

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

  . Southern Union has set aside all amounts, if any, theretofore required to be set aside as and for sinking, purchase and/or analogous funds, if any, for the Southern Union cumulative preferred stock of all series.

   Redemption. Southern Union, at the option of the Southern Union board may at any time redeem all, or any portion of the outstanding shares of Southern Union cumulative preferred stock by paying the holders of such shares cash in the amount fixed by the Southern Union board in the resolution or resolutions authorizing the issuance of the shares being redeemed. Such redemption must be in accordance with the procedures pertaining to Southern Union's redemption rights of Southern Union cumulative preferred stock set forth in Southern Union's restated certificate of incorporation. Shares of Southern Union cumulative preferred stock of any series may also be redeemed through operation of any sinking or analogous fund created for such series, at the prices and under the terms and provisions fixed for such fund by the Southern Union board in the resolution or resolutions authorizing the issuance of such series.

   Effect of Proposed Amendments to Southern Union's Charter. If the proposed amendments to Southern Union's restated certificate of incorporation are approved and adopted by Southern Union stockholders at the Southern Union annual meeting, the rights, preferences and powers of shares of Southern Union cumulative preferred stock will be repealed in their entirety. The Southern Union board will be granted the authority to issue 6,000,000 shares of preferred stock in series the Southern Union board deems appropriate and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof ("Southern Union Blank Check Preferred Stock"). The dividend rights, dividend rates, conversion rights and terms, voting rights, redemption rights and terms and liquidation preferences of each series of Southern Union Blank Check Preferred Stock may be similar to or significantly different from the rights, preferences and powers of currently authorized Southern Union cumulative preferred stock.

   As of June 30, 1999, there were no shares of Southern Union cumulative preferred stock outstanding and Southern Union has no plans to issue any shares of Southern Union cumulative preferred stock. Accordingly, the proposed amendment to Southern Union's restated certificate of incorporation only requires the approval of the holders of Southern Union common stock, and no shares of Southern Union cumulative preferred stock will be redeemed by Southern Union prior to the effective date of the proposed amendment. If the proposed amendment is approved and adopted by Southern Union stockholders at the Southern Union annual meeting, Southern Union's management believes the amendments will become effective prior to the consummation of the merger.

Transfer Agent and Registrar

   BankBoston, N.A. c/o EquiServe, L.P. acts as transfer agent and registrar for the Southern Union common stock.

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

            COMPARISON OF PEI AND SOUTHERN UNION STOCKHOLDER RIGHTS

   In connection with the merger, you will be converting your shares of PEI common stock into shares of Southern Union common stock. Southern Union is a Delaware corporation and PEI is a Pennsylvania corporation, and Southern Union's restated certificate of incorporation and bylaws differ from PEI's restated articles of incorporation and bylaws in several significant respects. Because of the differences between the Delaware General Corporation Law (the "DGCL") and the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL") and the differences in the restated certificate of incorporation and bylaws of Southern Union and the restated articles of incorporation and bylaws of PEI, the rights of a holder of Southern Union common stock differ from the rights of a holder of PEI common stock.

   This document contains a summary of some of the important differences between the DGCL and the PBCL and the restated certificate of incorporation and bylaws of Southern Union and the restated articles of incorporation and bylaws of PEI. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the DGCL and the PBCL, as well as the restated certificate of incorporation and bylaws of Southern Union and the restated articles of incorporation and bylaws of PEI, copies of which are on file with the SEC.

           Southern Union                                 PEI

                              Corporate Governance

Currently governed by Delaware law         Currently governed by Pennsylvania
and the restated certificate of            law and the restated articles of
incorporation and bylaws of Southern       incorporation and bylaws of PEI.
Union.
                                           Upon completion of the merger, the
Upon completion of the merger,             rights of stockholders of the
the rights of stockholders of the          combined company will be governed by
combined company will be governed by       Delaware law and the restated
Delaware law and the restated              certificate of incorporation and
certificate of incorporation and           bylaws of Southern Union, after
bylaws of Southern Union, after            giving effect to the amendments to
giving effect to the amendments to         the restated certificate of
the restated certificate of                incorporation proposed for adoption
incorporation proposed for adoption        at the Southern Union annual meeting.
at the Southern Union annual meeting.


                            Authorized Capital Stock

50,000,000 shares of common stock,        5,000,000 shares of common stock
par value $1 per share. At the            without nominal or par value.
Southern Union annual meeting,
Southern Union's stockholders will
be asked to vote on a proposal to
amend Southern Union's restated
certificate of incorporation to
provide for 200,000,000 authorized
shares of common stock.

1,500,000 shares of cumulative
preferred stock with no par value.
At the Southern Union annual
meeting, Southern Union's
stockholders will be asked to vote
on a proposal to amend Southern
Union's restated certificate of
incorporation in order to:

 .  repeal the rights, powers,
   privileges and preferences of
   cumulative preferred stock; and

 .  grant the Southern Union board
   the authority to issue 6,000,000
   shares of preferred stock in
   series the Southern Union board
   deems appropriate and to
   establish from time to time the
   terms of each series of this
   preferred stock.

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

           Southern Union                                 PEI

                         Size of the Board of Directors

Not less than five nor more than          Not less than three nor more than
twelve. The Southern Union board may      fifteen. The PEI board may increase
increase or decrease the number of        or decrease the number of directors
directors within these limits             within these limits without a
without a stockholder vote. Holders       stockholder vote. The PEI board
of cumulative preferred stock may         currently consists of nine
elect additional directors if             directors.
dividends are in arrears. The
Southern Union board currently
consists of ten directors. If the
stockholders approve a proposed
amendment to the restated
certificate of incorporation, the
maximum number of directors will be
increased to fifteen. After the
merger is completed, the Southern
Union board will be comprised of
thirteen members. See "The Merger
Agreement--Covenants and Other
Agreements--Certain Other Covenants
and Agreements."

               Election and Classification of Board of Directors

The Southern Union board is divided       Elected annually.
into three classes, with the term of
office of one class expiring each
year. In the case of any increase in
the number of directors, the number
of directors in each class shall be
as nearly equal as possible. Each
director elected for a three-year
term.

                                 Voting Rights

The stockholders have cumulative          Each stockholder is entitled to one
voting rights at all elections of         vote for every share held.
directors. Any stockholder who            Stockholders do not have cumulative
intends to cumulate votes must give       voting rights.
written notice to the secretary no
later than ten days after the notice
of meeting was first sent to the
stockholders.

                    Removal of Directors; Filling Vacancies

Any and all of the directors may be       Any one or more of the directors may
removed with cause by a vote of the       be removed with or without cause, at
holders of a majority of shares           any time, by a majority vote of the
entitled to vote at an election of        stockholders entitled to vote at any
directors. New directorships              regular or special meeting. The
resulting from an increase in the         successor to any director so removed
authorized number of directors or         shall be elected by the remaining
any vacancy on the Southern Union         directors.
board may be filled by a majority
vote of the directors then in
office, though less than a quorum.

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

           Southern Union                             PEI

                        Interested Director Transactions

Under the DGCL, certain contracts or      Under the PBCL, a transaction
transactions in which one or more of      between a corporation and an
a corporation's directors has an          interested director will not be void
interest are not void or voidable         or voidable solely because of such
because of such interest, provided        interest if either:
that either:
                                          .  the director's interest has been
 .  the stockholders or the                   disclosed to or the PEI board
   disinterested directors must              knows about the director's
   approve any such contract or              interest and authorizes the
   transaction after full disclosure         transaction by the affirmative
   of material facts, or                     vote of a majority of the
                                             disinterested directors even
 .  the contract or transaction must          though the disinterested
   have been fair as to the                  directors are less than a quorum,
   corporation at the time it was
   approved. If board approval is         .  the director's interest has been
   sought, the contract or                   disclosed to or the stockholders
   transactions must be approved by          entitled to vote thereon know
   a majority of the disinterested           about the director's interest and
   directors (even though less than          the contract is specifically
   a quorum).                                approved in good faith by a vote
                                             of those stockholders, or
Southern Union's bylaws provide that
no contract, transaction or act of        .  the transaction is fair to the
Southern Union shall be affected by          corporation as of the time it is
the fact that a director is in any           authorized, approved or ratified
way interested in, or connected              by the PEI board or the
with, any party to such contract,            stockholders.
transaction or act, if the
interested director, at least five
days prior to the date of any
regular or special meeting of the
Southern Union board at which such
contract, transaction or act is to
be considered, gives notice in
writing to each of the remaining
directors of his interest in or in
connection with the proposed
contract, transaction or act. If
this condition is complied with, the
interested director may be counted
in determining a quorum at any
meeting of the Southern Union board
at which the contract, transaction
or act will be authorized, but may
not vote on the resolution
pertaining to the interested
director transaction.

           Southern Union                             PEI

                   Indemnification of Directors and Officers

Southern Union's bylaws provide that      PEI's bylaws provide that, except as
Southern Union shall indemnify each       prohibited by law, every director
of its directors and officers to the      and officer of PEI is entitled as of
fullest extent permitted by law in        right to be indemnified by PEI in
connection with any actual or             connection with any actual or
threatened action or proceeding           threatened claim, action, suit or
(including civil, criminal,               proceeding, civil, criminal,
administrative or investigative           administrative, investigative or
proceedings) arising out of their         other, whether brought by or in the
service to Southern Union or to any       right of PEI or otherwise, in which
other organization at Southern            he or she may be involved, as a
Union's request. Employees and            party or otherwise, by reason of
agents of Southern Union who are not      such person being or having been a
directors and officers may be             director or officer of PEI or by
similarly indemnified in respect of       reason of the fact that such person
such service to the extent                is or was serving at the request of
authorized at any time by the             PEI as a director, officer,
Southern Union board.                     employee, fiduciary or other
                                          representative of another
Under the DGCL, other than an action      corporation, partnership, joint
brought by or in the right of the         venture, trust, employee benefit
corporation, such indemnification is      plan or other entity. Such
available if it is determined that        indemnification shall include the
the proposed indemnitee acted in          right to have expenses incurred by
good faith and in a manner he or she      such person in connection with such
reasonably believed to be in or not       claim, action, suit or proceeding
opposed to the best interests of the      paid in advance by PEI prior to
corporation, and, with respect to         final disposition of such claim,
any criminal action or proceedings,       action, suit or proceeding, subject
had no reasonable cause to believe        to such conditions as may be
his or her conduct was unlawful. In       prescribed by law.
actions brought by or in the right
of the corporation, such                  The PBCL permits indemnification
indemnification is limited to             unless the act or omission giving
expenses actually and reasonably          rise to the claim constitutes
incurred and permitted only if the        willful misconduct or recklessness.
indemnitee acted in good faith and
in a manner he or she reasonably
believed to be in or not opposed to
the best interests of the
corporation, except that no
indemnification may be made in
respect of any claim, issue or
matter as to which such person is
adjudged to be liable to the
corporation, unless and only to the
extent that the court in which the
action was brought determines that,
despite the adjudication of
liability, but in view of all of the
circumstances of the case, the
person is fairly and reasonably
entitled to indemnity for such
expenses which the court deems
proper. To the extent that the
proposed indemnitee has been
successful in defense of any action,
suit or proceeding, he must be
indemnified against expenses
actually and reasonably incurred by
him in connection with the action.

           Southern Union                             PEI

           Amendments to the Certificate or Articles of Incorporation

The restated certificate of               Unless the articles of incorporation
incorporation may be amended by the       or a specific provision of the PBCL
affirmative vote of the Southern          require a greater vote, the articles
Union board followed by the               of incorporation may be amended by
affirmative vote of the holders of a      the affirmative vote of the PEI
majority of the outstanding stock         board followed by the affirmative
entitled to vote thereon and the          vote of a majority of the votes cast
majority of the outstanding stock         by all stockholders entitled to vote
entitled to vote thereon as a class.      thereon. If any class or series of
                                          shares is entitled to vote on a
                                          proposed amendment as a class, such
                                          amendment must also be approved by
                                          the affirmative vote of a majority
                                          of the votes cast in each such class
                                          vote. Unless otherwise provided in
                                          the articles of incorporation, a
                                          proposed amendment of the articles
                                          of incorporation need not be
                                          approved by the PEI board before
                                          being submitted for stockholder
                                          approval if it is proposed by a
                                          petition of stockholders entitled to
                                          cast at least 10% of the votes that
                                          all stockholders are entitled to
                                          cast thereon. Section 12 of the
                                          restated articles of incorporation
                                          relating to business combinations
                                          with related persons may not be
                                          repealed or amended in any respect,
                                          and no provision inconsistent with
                                          Section 12 may be adopted unless
                                          such action is approved by the
                                          affirmative vote of the holders of a
                                          majority of the outstanding shares
                                          of voting stock held by stockholders
                                          other than related persons.

                              Amendment of Bylaws

The stockholders may amend, alter or      The stockholders, by the affirmative
repeal the bylaws by the affirmative      vote of the holders of a majority of
vote of the holders of a majority of      the stock issued and outstanding of
the voting power of the then              the class or classes entitled to
outstanding shares of stock entitled      vote, may at any meeting, provided
to vote generally in the election of      the substance of the proposed
directors, voting together as a           amendment shall have been stated in
single class. In addition, the            the notice of the meeting, amend,
Southern Union board, by the              alter or repeal the bylaws. The PEI
affirmative vote of a majority of         board, by a majority vote of its
the directors, may at any meeting,        members, has the power to make,
if the substance of the proposed          alter, amend and repeal the bylaws,
amendment shall have been stated in       subject to the power of the
the notice of meeting, amend, alter       stockholders to change such action.
or repeal the bylaws.


                   Power to Call Special Stockholders Meeting

Special meetings of stockholders may      A stockholders meeting for any
be called only by the Southern Union      purpose may be called at any time by
board pursuant to a resolution            the PEI board, upon written request
adopted by a majority of the total        delivered to the secretary. In
number of authorized directors            addition, an "interested
(whether or not there exist any           stockholder" (as defined in PBCL
vacancies in previously authorized        Section 2553) may, upon written
directorships at the time any such        request delivered to the secretary,
resolution is presented to the            call a special meeting for the
Southern Union board for adoption)        purpose of approving a business
or by the holders of not less than a      combination under PBCL Section 2555,
majority of the voting power of all       subsections (3) or (4).
of the then outstanding shares of
any class or series of capital stock
entitled to vote generally in the
election of directors.

           Southern Union                             PEI

                           Action by Written Consent

Any action required or permitted to       Any action required or permitted to
be taken by the stockholders must be      be taken at a stockholders meeting
effected at a duly called annual or       may be taken without a meeting if,
special meeting of the stockholders,      before or after the action, consents
and may not be effected by the            thereto by all the stockholders who
written consent of the stockholders.      would be entitled to vote at a
                                          meeting for such purpose are filed
                                          with the secretary.


                        Inspection of Stockholders List

The officer who has charge of the         The officer or agent having charge
stock ledger must prepare and make,       of the transfer books for the shares
at least 10 days before every             of the corporation must make a
stockholders meeting, a complete          complete list of the stockholders
list of the stockholders entitled to      entitled to vote at a stockholders
vote at the meeting, arranged in          meeting, arranged in alphabetical
alphabetical order, and showing the       order, with the address of and the
address of each stockholder and the       number of shares held by each
number of shares registered in the        stockholder. The list must be
name of each stockholder. The list        produced and kept open at the time
must be open to the examination of        and place of the meeting and will be
any stockholder, for any purpose          subject to the inspection of any
germane to the meeting, during            stockholder during the whole time of
ordinary business hours, for a            the meeting for the purposes
period of at least 10 days before         thereof, except that if the
the meeting. The list must also be        corporation has 5,000 or more
produced and kept at the time and         stockholders, the corporation may,
place of the meeting during the           in lieu of making a list, make the
whole time thereof, and may be            information available at the meeting
inspected by any stockholder              by any other means.
present.

                      Dividends and Repurchases of Shares


Dividends on the stock of Southern        The PBCL provides that, unless
Union of any class are payable only       otherwise restricted in the bylaws,
out of assets, profits or funds of        a distribution may be made unless,
the corporation at the time legally       after giving effect thereto,
available therefor, and only when
and as declared by the Southern           . the corporation would be unable to
Union board. Dividends may be paid          pay its debts as they become due
upon common stock as and when               in the usual course of its
declared by the Southern Union              business or
board, subject to all of the rights
of the preferred stockholders. See        . the total assets of the corporation
"Description of Southern Union              would be less than the sum of its
Capital Stock--Southern Union               total liabilities plus the amount
Cumulative Preferred Stock."                that would be needed if the
                                            corporation were to be dissolved at
In addition, the DGCL generally             the time as of which the
provides that a corporation may             distribution is measured, to satisfy
redeem or repurchase its shares only        the preferential rights upon
if such redemption or repurchase            upon dissolution of stockholders
would not impair the capital of the         whose preferential rights are
corporation. The ability of a               superior to those receiving the
Delaware corporation to pay                 distribution.
dividends on, or to make repurchases
or redemptions of, its shares is          The PBCL also permits corporations
dependent on the financial status of      to acquire their own shares.
the corporation standing alone and
not on a consolidated basis. In           The PEI board may declare dividends
determining the amount of surplus of      from the surplus or net profits
a Delaware corporation, the assets        arising from the business of PEI as
of the corporation, including stock       and when it deems expedient. Before
of subsidiaries owned by the              declaring any dividend, there may be
corporation, must be valued at their      reserved out of the accumulated
fair market value as determined by        profits such sum or sums as the
the Southern Union board, regardless      directors from time to time, in
of their historical book value.           their discretion, think proper for
                                          working capital or as a reserve fund
                                          to meet contingencies or for
                                          equalizing dividends, or for such
                                          other purpose as the directors shall
                                          think conducive to the interest of
                                          PEI.

           Southern Union                             PEI

                         Mergers and Major Transactions

Under the DGCL, whenever the approval      Under the PBCL, stockholder approval
approval of the stockholders of a          is required for the sale, lease,
corporation is required for an             exchange or other disposition of all
agreement of merger or consolidation,      or substantially all of the property
or for a sale, lease or exchange of        made in and assets of a corporation
all or substantially all of its assets,    when not the usual and regular
such agreement, sale, lease or exchange    course of the business of such
must be approved by the affirmative        corporation or for the  purpose of
vote of the holders of a majority of       relocating all or substantially all
outstanding shares entitled to vote        of the business of such corporation
thereon. Notwithstanding the foregoing,    in connection with the dissolution
unless required by its certificate of      or liquidation of the corporation.
incorporation, no vote of the              In cases  where stockholder approval
stockholders of a constituent              is required, a merger, consolidation,
corporation surviving a merger             sale, lease, exchange or other
is necessary to authorize such             disposition must be approved by a
merger if:                                 majority of the votes cast by all
                                           stockholders entitled to vote
 . the agreement of merger does            thereon. Stockholder approval is not
   not amend the certificate of            required for a plan of merger or
   incorporation of such                   consolidation if:
   constituent corporation;
                                            . the surviving or new corporation
 . each share of stock of such                is a domestic corporation whose
   constituent corporation                    articles are identical to the
   outstanding prior to such merger           articles of such constituent
   is to be an identical outstanding          corporation;
   or treasury share of the surviving
   corporation after the merger;            . each share of such constituent
                                              immediately corporation
 . either no shares of common stock           outstanding prior to the merger
   of the surviving corporation and           or consolidation will continue as
   no shares, securities or obligations       or be converted into (except as
   convertible into such common stock         otherwise agreed to by the holder
   are to be issued under such                thereof) an identical share of
   agreement of merger, or the number         the surviving or new corporation;
   of shares of common stock issued or        and
   so issuable does not exceed 20% of
   the number thereof outstanding           . such plan provides that the
   immediately prior to such merger.          stockholders of such constituent
                                              corporation will hold in the
In addition, the DGCL provides that a         aggregate shares of the surviving
parent corporation that is the record         or new corporation having a
holder of at least 90% of the                 majority of the votes entitled to
outstanding shares of each class of           be cast generally in an election
stock of a subsidiary may merge such          of directors. In addition, the
subsidiary into such parent                   PBCL provides that stockholder
corporation without the approval of           approval is not required if,
such subsidiary's stockholders or             prior to the adoption of a plan
board and without the approval of the         of merger, another corporation
parent's stockholders.                        that is a party to such plan owns
                                              80% or more of the outstanding
                                              shares of each class of such
                                              constituent corporation.

           Southern Union                             PEI

                       Appraisal Rights/Dissenters Rights

Under the DGCL, unless the certificate       The PBCL provides that stockholders
of incorporation of a corporation            of a corporation have dissenters
provides otherwise, there are no             rights with respect to specified
appraisal rights provided in the case        corporate actions, including:
of certain mergers, a sale or transfer
of all or substantially all of the           . a plan of merger, consolidation,
corporation's assets or an amendment           share exchange or conversion,
to the corporation's certificate of
incorporation. Moreover, the DGCL does       . certain other plans or amendments
not provide appraisal rights in                to its articles in which
connection with a merger or                    disparate treatment is accorded
consolidation, unless the certificate          to the holders of shares of the
of incorporation provides otherwise,           same class or series and
to stockholders of a constituent
corporation that is either:                  . a sale, lease, exchange or other
                                               disposition of all or
 . listed on a national securities             substantially all of the
   exchange or designated as a national        corporation's property and
   market system security by the               assets, except if such sale,
   National Association of Securities          lease, exchange or other
   Dealers or                                  disposition is

 . held of record by more than 2,000          . made in connection with the
   stockholders, unless the applicable          dissolution or liquidation of
   agreement of merger or consolidation         the corporation,
   requires that such stockholders will
   be entitled to receive, in exchange        . the acquiring corporation owns
   for their shares of such constituent         all of the outstanding shares
   corporation, anything except                 of the acquired corporation or
                                                the voting rights, preferences,
  . shares of stock of the resulting or         limitations or relative rights
    surviving corporation,                      of the acquired corporation
                                                are not altered thereby, or
  . shares of stock of any other
    corporation listed on a national          . the assets sold, leased,
    securities exchange or designated as        exchanged or otherwise disposed
    a national market system security on        of are simultaneously leased
    an interdealer quotation system by          back to the corporation.
    the National Association of Securities
    Dealers, Inc. or held of record by       Under the PBCL, dissenters rights
    more than 2,000 holders,                 are not provided, however, to the
                                             holders of shares of any class
  . cash in lieu of fractional shares, or    that is either listed on a
                                             national securities exchange or
  . any combination of the above three       held of record by more than 2,000
    bullets.                                 stockholders unless:

The DGCL denies appraisal rights to the      . such shares are not converted
stockholders of the surviving corporation      solely into shares of the
if such merger did not require for its         acquiring, surviving, new or
approval the vote of the stockholders of       other corporation and cash in
such surviving corporation.                    lieu of fractional shares,

                                             . such shares constitute a
                                               preferred or special class of
                                               stock, the plan or terms of the
                                               transaction entitle all
                                               stockholders of the class to
                                               vote thereon and the affirmative
                                               vote of a majority of the votes
                                               cast by all stockholders of such
                                               class is required for adoption of
                                               the plan or the effectuation of
                                               the transactions, or

                                             . such shares constitute a group of
                                               a class or series which are to
                                               receive special treatment in the
                                               corporate action under
                                               consideration and the holders of
                                               such group are not entitled to
                                               vote as a special class in
                                               respect of such corporate action.

           Southern Union                             PEI

                            Anti-Takeover Provisions

Southern Union is subject to DGCL            The PBCL, unlike the DGCL,
Section 203, which generally prohibits       provides that, subject to certain
a Delaware corporation from engaging         limited exceptions, in the event
in a "business combination" (defined         of the acquisition by any person
as a variety of transactions, including      or group of shares of an Exchange
mergers, asset sales, issuance of            Act reporting corporation that
stock and other transactions resulting       entitles the holder thereof to at
in a financial benefit to the interested     least 20% of the voting power of
stockholder) with an "interested             the voting shares of the
stockholder" (defined generally as a         corporation, such person or group
person that is the beneficial owner of       must give notice to all
15% or more of a corporation's outstanding   stockholders of record of the
voting stock) for a period of three years    corporation that the acquisition
following the date that such person          has occurred and any of the
became an interested stockholder unless      stockholders may demand payment
certain conditions are met.                  of the fair value of their shares.

PEI is subject to PBCL Section 2555,         PEI's restated articles of
which generally prohibits corporations       incorporation provide that, in
subject to the Exchange Act reporting        adition to any affirmative vote
requirements from engaging in a              required by law, certain "business
"business combination" (defined as a         combinations" (defined as a
variety of transactions, including           variety of transactions, including
mergers, consolidations, share               mergers, asset sales or other
exchanges, asset sales and dispositions,     dispositions, securities issuances,
stock issuances and transfers and other      reclassifications,
transactions resulting in a                  recapitalizations and certain other
disproportionate financial benefit to an     types of transactions) with a
interested shareholder) with an              "related person" (defined
"interested shareholder" (defined            generally as a holder of 10% or
generally as a person that is the            more of PEI's voting stock),
beneficial owner of 20% or more of a         require the approval of a majority
corporation's outstanding voting stock)      of the outstanding shares entitled
for a period of five years following the     to vote in the election of PEI's
date that such person became an interested   directors held by stockholders
shareholder unless certain conditions        other than a related person, unless
are met.                                     certain price or directors'
                                             approval conditions are met.

                                             The PBCL's "control-share
                                             acquisition" and controlling
                                             stockholder disgorgement provisions
                                             are not applicable to PEI by virtue
                                             of an opt-out clause in PEI's
                                             bylaws.

           Southern Union                             PEI

                                  Dissolution

Under the DGCL, if the Southern Union   Under the PBCL, if the board adopts a
board deems it advisable that the       resolution recommending to dissolve the
corporation should be dissolved and     corporation, the stockholders must
a majority of the outstanding stock     adopt the resolution by the affirmative
of the corporation entitled to vote     vote of a majority of the votes cast by
thereon votes in favor of the proposed  all stockholders entitled to vote
dissolution, the corporation shall be   thereon. Unlike the DGCL, the PBCL
dissolved upon the filing of a          provides two different procedures for
certificate of dissolution with the     the corporation to provide for the
Secretary of State of the State of      winding up and distribution of the
Delaware. The corporation shall         corporation's assets. The board may
continue after dissolution for the      elect that the dissolution shall proceed
purposes of defending suits and         under Subchapter H or under Section 1975
settling its affairs for a three-year   of the PBCL. Under Section 1975, the
period. The DGCL sets forth certain     corporation must provide for the
payment and distribution procedures     liabilities of the corporation prior
a dissolving corporation must follow    to filing the articles of dissolution
in connection with winding up its       in the Pennsylvania Department of State.
affairs. Such procedures include        Directors of corporations that elect
certain notification requirements, and, to follow this procedure are held to under certain circumstances, obtaining the standard of care that applies to all
the approval of the Delaware Court of   of their other duties. The Subchapter H
Chancery. Directors of a dissolved      provision is largely analogous to the
corporation that comply with the        procedure under the DGCL. Under the
DGCL's payment and distribution         PBCL, however, the corporation only
procedures shall not be personally      continues to exist for the purpose
liable to the claimants of the          of settling its affairs for a period
dissolved corporation.                  of two years. Furthermore, the court
                                        in determining the amount of security
                                        that shall be posted by the dissolved
                                        corporation shall consider the amount
                                        that would be reasonably likely to be
                                        sufficient to provide compensation for
                                        claims that are unknown but that are
                                        likely to arise or become known for a
                                        period of only two years after the
                                        dissolution of the corporation.

                             PRINCIPAL STOCKHOLDERS

Beneficial Owners of More Than 5% of Southern Union's Outstanding Securities

   The following table shows, as of September 3, 1999, any person who is known by Southern Union to be the beneficial owner individually or collectively of more than five percent of the outstanding Southern Union common stock.

                                                 Amount and Nature of
                                                      Beneficial
                                                      Ownership
                                                   Number of Shares     Percent
                                                  Beneficially Owned       of
Name and Address of Beneficial Owner                      (1)            Class
------------------------------------             --------------------   -------
George L. Lindemann ............................      4,683,224 (2)(3)   14.79%
 767 Fifth Avenue, 50th Floor
 New York, New York 10153
Adam M. Lindemann ..............................      2,614,598 (3)(4)    8.37%
 767 Fifth Avenue, 50th Floor
 New York, New York 10153
George Lindemann, Jr. ..........................      2,611,831 (3)       8.36%
 11950 Mainstone Drive
 Wellington, Florida 33414
Sloan N. Lindemann .............................      2,611,831 (3)       8.36%
 767 Fifth Avenue, 50th Floor
 New York, New York 10153
Lee M. Bass ....................................      1,192,039 (5)(6)    3.82%
 201 Main Street
 Fort Worth, Texas 76102
Sid R. Bass Management Trust (7) ...............      1,542,274 (5)(8)    4.94%
 201 Main Street
 Fort Worth, Texas 76102
Baron Capital Group, Inc. ......................      3,408,521 (9)      10.91%
 767 Fifth Avenue, 49th Floor
 New York, New York 10153
The Equitable Companies Incorporated ...........      1,709,967 (10)      5.47%
 1290 Avenue of the Americas
 New York, New York 10104

--------
 (1) Includes options to acquire shares of Southern Union common stock that are exercisable within 60 days of September 3, 1999. All information has been adjusted for the 5% stock dividend distributed on August 6, 1999.
 (2) Of these shares: 1,938,320 are owned by Mr. Lindemann including 7,388 vested shares held by the 401(k) Southern Union Savings Plan (the "40l(k) Plan") and 10,833 vested shares held through the Southern Union Supplemental Deferred Compensation Plan (the "Supplemental Plan"); 2,099,135 shares are owned by his wife, Dr. F.B. Lindemann; and 430,609 shares of Southern Union common stock Mr. Lindemann is entitled to purchase upon the exercise of presently exercisable stock options pursuant to the 1992 Plan. Substantially all shares held by Mr. and Dr. Lindemann and their three children (Adam M., George, Jr., and Sloan N.) have been pledged to Activated Communications Limited Partnership ("Activated"). Activated, which is owned and managed by or for the benefit of the Lindemanns, provided the funds used to purchase certain of such shares.
     Mr. Lindemann is the Chairman of the board and President, and Dr. Lindemann is a director, of the sole general partner of Activated.
 (3) This information regarding direct share ownership by members of the Lindemann Family generally was obtained from and is reported herein in reliance upon a Schedule 13D (as amended through February 6, 1997) as adjusted for any stock dividends and splits since the date of such report filed by Adam M. Lindemann, Dr. F.B. Lindemann, George L. Lindemann,
     George L. Lindemann, Jr. and Sloan N. Lindemann. In addition, information regarding share ownership by George L. Lindemann (including shares owned by his wife, Dr. F.B. Lindemann) and Adam M. Lindemann reflects information derived from their respective reports on Form 4 and Form 5 under the Exchange Act filed to date. Each member of the Lindemann Family disclaims beneficial ownership of any shares owned by any other member of the Lindemann Family. Accordingly, with respect to each member of the Lindemann Family, the above table reflects only individual share ownership except that the shares held by Dr. F. B. Lindemann are reflected as owned by George L. Lindemann, as explained in Note (2).
 (4) Includes 3,359 vested shares pursuant to the Southern Union Directors' Deferred Compensation Plan (the "Directors' Plan").
 (5) Does not include 132,667, 67,586 and 67,586 shares (all representing less than 1% of the Southern Union common stock outstanding) owned by Bass Enterprises Production Co. ("BEPCO"), The Bass Foundation ("BF") and Lee and Romana Bass Foundation ("LRBF"), respectively. This information, the information set forth in note (7) and the number of shares owned by Lee
     M. Bass and Sid R. Bass Management Trust set forth in the table were obtained from and are reported herein in reliance upon a Schedule 13D (as amended through December 30, 1997) filed by Sid R. Bass, Lee M. Bass, Sid
     R. Bass Management Trust, Perry R. Bass, BEPCO, BF and LRBF (the "Bass Filing Group"), as adjusted for any stock dividends and splits since the date of such schedule. Members of the Bass Filing Group disclaim beneficial ownership in each other's shares.
 (6) Does not include shares reported to be held by Sid R. Bass Management Trust. See notes (5), (7) and (8).
 (7) Sid R. Bass Management Trust is a revocable trust under Texas law for which Sid R. Bass, Lee M. Bass and one other person are trustees. See note (5) above.
 (8) Does not include shares reported to be held by Lee M. Bass. See notes (5) and (6).
 (9) This information regarding share ownership by Baron Capital Group, Inc. ("BCG") was obtained from and is reported herein in reliance upon a
     Schedule 13G, as amended through August 4, 1999 (the "Baron Filing") filed by BCG, BAMCO, Inc. ("BAMCO"), Baron Capital Management, Inc. ("BCM"), Baron Asset Fund ("BAF") and Ronald Baron (collectively, the "Baron Filing Group"). Pursuant to the Baron Filing, the members of the Baron Filing Group own beneficially and have shared power to vote or direct the vote of and to dispose or direct the disposition of the following number of shares of Southern Union common stock: BCG--3,408,521 shares; BAMCO--2,707,000 shares; BCM--701,521 shares, BAF--2,173,600 shares; and Mr. Baron--3,408,521 shares. The members of the Baron Filing Group disclaim beneficial ownership in each other's shares.
(10) This information regarding direct share ownership by The Equitable Companies Incorporated was obtained from and is reported herein in reliance upon a Schedule 13G (dated February 10, 1999) as adjusted for any stock dividends since the date of such report and any 13F filings by The Equitable Companies Incorporated.

Southern Union Management Ownership

   The following table shows the number of shares of Southern Union common stock, beneficially owned, directly or indirectly, as of September 3, 1999, by individual directors and officers, and all directors and officers as a group, who held such positions as of the Southern Union record date. Unless otherwise specified, shares are beneficially owned directly by the director or officer.

                                                 Amount and Nature of
                                                 Beneficial Ownership  Percent
                                                   Number of Shares      of
Name of Beneficial Owner                        Beneficially Owned (1)  Class
------------------------                        ---------------------- -------
George L. Lindemann............................       4,683,224(2)(3)   14.79%
Adam M. Lindemann..............................       2,614,598(3)(4)    8.37%
John E. Brennan................................         630,035(5)       2.00%
Frank W. Denius................................          47,506(6)          *
Aaron I. Fleischman............................         520,502(7)       1.66%
Kurt A. Gitter, M.D............................         175,132(8)          *
Peter H. Kelley................................         469,469(9)       1.49%
Roger J. Pearson...............................          39,044(10)         *
George Rountree, III...........................          56,548(11)         *
Dan K. Wassong.................................          53,207(12)         *
Steve W. Cattron...............................           5,472(13)         *
Ronald J. Endres...............................         313,054(14)      1.00%
David J. Kvapil................................          47,972(15)         *
Dennis K. Morgan...............................          65,000(16)         *
David W. Stevens...............................          70,605(17)         *
All directors and officers as a group (15
 persons)......................................       9,838,588(18)     31.50%

--------
*  Less than one percent.
 (1) Includes options to acquire shares of Southern Union common stock that are exercisable within 60 days of September 3, 1999. All information has been adjusted for the 5% stock dividend distributed on August 6, 1999.
 (2) For a description of the shares of Southern Union common stock beneficially owned by Mr. George L. Lindemann and included in the above table, see note (2) to the table set forth in "--Beneficial Owners of More Than 5% of Southern Union's Outstanding Securities."
 (3) For information regarding beneficial share ownership by members of the Lindemann Family, see note (3) to the table set forth in "--Beneficial Owners of More Than 5% of Southern Union's Outstanding Securities."
 (4) For a description of the shares of Southern Union common stock beneficially owned by Mr. Adam M. Lindemann and included in the above table, see note (4) to the table set forth in "--Beneficial Owners of More Than 5% of Southern Union's Outstanding Securities."
 (5) Of these shares, 3,876 vested shares are held by the 401(k) Plan, 4,753 vested shares are held through the Supplemental Plan, 4,756 shares are owned by his wife, 199,720 are held in two separate trusts for the benefit of members of his family and 315,292 represent shares that Mr. Brennan is entitled to purchase upon the exercise of presently exercisable stock options granted to him pursuant to the Southern Union 1982 Stock Option Plan (the "1982 Plan") and the 1992 Plan.
 (6) Includes: 910 shares owned by his wife: 25,921 shares that The Effie and Wofford Cain Foundation (the "Foundation"), in which Mr. Denius is a director, owns; and 7,200 vested shares pursuant to the Directors' Plan. Mr. Denius disclaims beneficial ownership of those shares held by the Foundation since he does not have a pecuniary interest in or control the Foundation's assets.
 (7) Includes: 100,506 shares that Fleischman and Walsh, L.L.P., in which Mr. Fleischman is Senior Partner, is entitled to purchase upon exercise of a Warrant; 12,151 vested shares pursuant to the Directors' Plan; 106,872 shares owned by the Fleischman and Walsh 401(k) Profit Sharing Plan for which Mr. Fleischman is a trustee and a beneficiary; and 21,147 shares owned by the Aaron I. Fleischman Foundation for which

      Mr. Fleischman is the sole trustee. Mr. Fleischman disclaims beneficial ownership of those shares held by the Fleischman and Walsh 401(k) Profit Sharing Plan, in which he does not have a pecuniary interest, and those shares held by the Aaron I. Fleischman Foundation.
 (8)  Includes 5,445 vested shares pursuant to the Directors' Plan.
 (9) Includes 322,068 shares that Mr. Kelley is entitled to purchase upon the exercise of presently exercisable stock options granted pursuant to the 1982 Plan and the 1992 Plan. Such number also includes: 18,265 vested shares held by the 401(k) Plan; 3,383 vested shares held through the Southern Union Stock Purchase Plan; and 27,357 vested shares held through the Supplemental Plan.
(10) Includes 2,936 shares held by Mr. Pearson as Custodian (pursuant to the Uniform Gifts to Minors Act) for his children; and 3,828 vested shares pursuant to the Directors' Plan.
(11) Includes 1,376 shares owned by his wife and 14,337 vested shares allocated to Mr. Rountree pursuant to the Directors' Plan.
(12)  Includes 5,127 vested shares pursuant to the Directors' Plan.
(13) Includes 511 vested shares held through the Supplemental Plan and 4,961 of presently exercisable stock options pursuant to the 1992 Plan.
(14) Includes 203,776 shares Mr. Endres is entitled to purchase upon the exercise of presently exercisable stock options pursuant to the 1982 Plan and the 1992 Plan. Such number also includes: 10,856 vested shares held through the 401(k) Plan and 17,093 vested shares held through the Supplemental Plan.
(15) Includes 29,926 shares that Mr. Kvapil is entitled to purchase upon the exercise of presently exercisable stock options pursuant to the 1992 Plan. Such number also includes 8,793 vested shares held through the Supplemental Plan; 3,549 vested shares held by the 401(k) Plan; and 3,614 vested shares held through the Southern Union Stock Purchase Plan.
(16) Includes 48,165 shares Mr. Morgan is entitled to purchase upon the exercise of presently exercisable stock options pursuant to the 1992 Plan. Such number also includes 5,459 vested shares held through the 401(k) Plan and 9,751 vested shares held through the Supplemental Plan.
(17) Includes 46,355 shares that Mr. Stevens is entitled to purchase upon the exercise of presently exercisable stock options granted pursuant to the 1992 Plan. Such number also includes: 10,601 vested shares held by the 401(k) Plan; 1,738 vested shares held through the Southern Union Stock Purchase Plan and 10,629 vested shares held through the Supplemental Plan.
(18) Excludes options granted pursuant to the 1982 Plan and the 1992 Plan to acquire shares of Southern Union common stock that are not presently exercisable or do not become exercisable within 60 days of September 3, 1999. Includes vested shares held through certain Southern Union benefit and deferred savings plans for which certain executive officers and directors may be deemed beneficial owners, but excludes shares which have not vested under the terms of such plans. Also, includes 47,220 shares held by a "Rabbi Trust" known as the Trust for Miscellaneous Southern Union Company Deferred Compensation Arrangements ("Rabbi Trust"). The shares are held as a part of Southern Union's efforts to provide funding for a portion of the future liability under the Southern Union Supplemental Executive Retirement Plan ("SERP"). Any assets held for the benefit of the SERP are held in the Rabbi Trust. Southern Union management directly or indirectly controls the investment of any assets, and the voting of any securities, held for the SERP. Of the shares held for the SERP as of September 3, 1999, 21,700 shares were purchased in the open market after June 30, 1999. Southern Union anticipates that the SERP may continue to purchase shares of Southern Union common stock, including in the open market, to assist in fulfillment of future payment obligations under the SERP.

Beneficial Owners of More Than 5% of PEI's Common Stock

   PEI does not know of any person who is the beneficial owner of more than 5% of the outstanding PEI common stock, other than Mr. Kenneth M. Pollock, a director of PEI, who beneficially owns 6.34% of the PEI common stock as described below in the PEI Management Ownership section of this proxy statement/prospectus. Mr. Pollock's mailing address is c/o Pennsylvania Enterprises, Inc., One PEI Center, Wilkes-Barre, Pennsylvania 18711-0601.

PEI Management Ownership

   The following table shows the number of shares of PEI common stock, beneficially owned, directly or indirectly, as of September 3, 1999, by individual directors and officers, and all directors and officers as a group, who held such positions as of September 3, 1999. Unless otherwise specified, shares are beneficially owned directly by the director or officer.

                                               Amount and Nature of
                                               Beneficial Ownership    Percent
                                                  Number of Shares       of
Name of Beneficial Owner                       Beneficially Owned (1)   Class
------------------------                       ---------------------   -------
Ronald W. Simms...............................         333,946(2)        3.08%
Thomas F. Karam...............................         241,265(3)        2.22%
William D. Davis..............................          46,141(4)           *
Robert J. Keating.............................          31,151(5)           *
James A. Ross.................................          12,720(6)           *
John D. McCarthy..............................          20,118(7)           *
Kenneth M. Pollock............................         687,778(8)        6.34%
John D. McCarthy, Jr..........................           9,462(9)           *
Richard A. Rose, Jr...........................          38,885(10)          *
Vincent A. Bonaddio...........................           3,220              *
Harry E. Dowling..............................          14,921              *
John F. Kell, Jr..............................          16,376
All directors and officers as a group (17
 persons).....................................       1,455,921(11)(12)  13.41%

--------
*  Less than one percent.
 (1) Includes shares that may be acquired pursuant to the exercise of stock options exercisable within 60 days of September 3, 1999, as follows:
      140,000 for Mr. Karam; 110,000 for the Estate of Mr. Kenneth L. Pollock, of which Mr. Kenneth M. Pollock is co-executor; 7,000 for Mr. Dowling; 7,000 for Mr. Kell; and 3,600 for other officers not specifically named. Also includes 15,816 stock units credited to directors' accounts pursuant to the Director Deferred Compensation Plan as follows: 2,328 for Mr. Simms, 2,800 for Mr. Davis, 2,768 for Mr. John D. McCarthy, 820 for Mr. Ross, 2,163 for Mr. John D. McCarthy, Jr., 2,729 for Mr. Pollock, and 2,208 for Mr. Rose. Does not include 245,750 shares that may be acquired pursuant to the exercise of stock options that are not exercisable within 60 days of September 3, 1999 but will become exercisable upon stockholder approval of the merger agreement. See "The Merger--Potential Conflicts and Interests of Certain Persons in The Merger."
 (2) Includes 87,854 shares owned by Mr. Simms's wife and 105,519 shares for which Mr. Simms has voting power.
 (3) Includes 32,800 shares that Mr. Karam owns jointly with his wife, 53,897 shares for which Mr. Karam has voting power, and 13,000 shares held in the name of Lakeside Drive Assoc., Inc., in which Mr. Karam's wife has an interest. These 13,000 shares are also reported for Mr. Keating who has an interest in Lakeside Drive Assoc., Inc. These shares are reported one time, on an unduplicated basis, in the total shares owned by all directors and officers as a group.
 (4) Includes 1,000 shares owned by Mr. Davis's wife; 3,000 shares owned by a charitable remainder trust of which Mr. Davis is the life income beneficiary and a joint trustee with his wife; and 3,000 shares owned by a charitable remainder trust of which Mr. Davis's wife is a life income beneficiary and a joint trustee with Mr. Davis. Mr. Davis shares voting and investment power with his wife of the shares held by both these trusts.
 (5) Includes 1,411 shares owned by Mr. Keating's wife and 13,000 shares that Mr. Keating beneficially owns through Lakeside Drive Assoc., Inc.
 (6) Includes 1,500 shares held jointly with Mr. Ross's wife, 600 shares owned by Mr. Ross's wife and 2,600 shares owned by charitable foundations of which Mr. Ross is a trustee. Mr. Ross shares voting and investment power and disclaims beneficial ownership of the shares held by these foundations. Also includes 2,000 shares owned by the estate of Ruth H. Ross of which Mr. Ross is co-executor and co-trustee, 1,000 shares owned by James A. Ross Profit Sharing of which Mr. Ross is a trustee, and 2,000 shares owned by the James A. Ross Marital Trust of which Mr. Ross has informal investment control and a remaining interest and disclaims beneficial ownership, except for pecuniary interest.
 (7) Includes 2,000 shares owned by Mr. McCarthy's wife and 2,000 shares held by McCarthy Realty Inc., in which both Messrs. John D. McCarthy and John
      D. McCarthy, Jr. each have a beneficial interest. These shares are reported in the total shares for each of them, but are reported one time, on an unduplicated basis, in the total shares owned by all directors and officers as a group.
 (8) Includes 265,953 shares owned by the Estate of Mr. Kenneth L. Pollock of which Mr. Kenneth M. Pollock is co-executor; 216,800 shares held by several corporations of which controlling interests are owned by the Estate of Mr. Kenneth L. Pollock; 34,778 shares owned by Kenneth L. Pollock and Marion F. Pollock of which Mr. Pollock has voting and investment power; 2,407 shares owned by Marion F. Pollock under PEI's Employees' Savings Plan for which Mr. Pollock has voting and investment power; 13,456 shares owned by Mr. Pollock's children; 30,703 shares owned by Mr. Pollock as custodian for his children; and presently exercisable options to purchase 110,000 shares owned by the Estate of Mr. Kenneth L. Pollock.
 (9) Includes 2,000 shares that Mr. McCarthy owns jointly with his wife and 500 shares he owns jointly with his wife and son.
(10) Includes 22,486 shares that Mr. Rose owns jointly with his wife, 5,794 shares owned by Mr. Rose's wife, 2,473 shares held as custodian for his children, and 4,924 shares for which Mr. Rose has voting power.
(11) PEI has an Employees' Savings Plan in which officers and employees participate. Included in the number of shares of PEI common stock shown above are 22,206 shares which were allocated to accounts under the Employees' Savings Plan of all officers as a group at September 3, 1999 (including 1,568 for Mr. Karam, 2,220 for Mr. Bonaddio, 5,652 for Mr. Dowling, and 3,972 for Mr. Kell).
(12) Does not include 112,255 shares of PEI common stock held by the Employees' Retirement Plan, as to which investment power is exercised by the Investment Committee under the Plan, consisting of Messrs. John D. McCarthy, Keating, Ross, Davis and John D. McCarthy, Jr. The Committee members disclaim beneficial ownership of these shares.

                                 LEGAL MATTERS

   The validity of the Southern Union common stock offered hereby will be passed upon by Fleischman and Walsh, L.L.P. In addition, certain tax matters in connection with the merger will be passed upon for Southern Union by Roberts & Holland LLP. Mr. Aaron I. Fleischman, the senior partner of Fleischman and Walsh, L.L.P., is a director of Southern Union.

   Certain legal matters in connection with the merger, including, among other things, certain tax matters, will be passed upon for PEI by Hughes Hubbard & Reed LLP.

                                    EXPERTS

   The consolidated financial statements of Southern Union included in its Annual Report on Form 10-K for the years ended June 30, 1999, 1998 and 1997, have been incorporated in this proxy statement/prospectus by reference and have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

   The consolidated financial statements and schedules of PEI included in its Annual Report on Form 10-K for the years ended December 31, 1998 and 1997, have been incorporated in this proxy statement/prospectus by reference and have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   The consolidated financial statements and schedules for the year ended December 31, 1996 included in PEI's Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated herein by reference, were audited by Arthur Andersen LLP, independent accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

   Representatives of PricewaterhouseCoopers LLP expect to be present at the PEI special meeting, and while they have stated that they do not intend to make a statement at the meeting, they will be available to respond to appropriate questions from stockholders in attendance.

                                 OTHER BUSINESS

   The PEI board does not intend to bring any other business before the PEI special meeting, and, so far as is known to the PEI board, no other business is to be brought before the meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

                                   APPENDIX A


                              AGREEMENT OF MERGER

                                    between

                             SOUTHERN UNION COMPANY

                                      and

                         PENNSYLVANIA ENTERPRISES, INC.

                            Dated as of June 7, 1999

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
 ARTICLE I    DEFINITIONS...............................................      1
 Section 1.1  Certain Defined Terms.....................................      1
 Section 1.2  Other Defined Terms.......................................      7

 ARTICLE II   THE MERGER; OTHER TRANSACTIONS............................      9
 Section 2.1  The Merger................................................      9
 Section 2.2  Effective Time of the Merger..............................      9
 Section 2.3  Closing...................................................      9
 Section 2.4  Certificate of Incorporation; By-laws.....................      9
 Section 2.5  Directors and Officers....................................      9
 Section 2.6  Other Transactions........................................      9

 ARTICLE III  CONVERSION OF SHARES......................................     10
 Section 3.1  Effect of the Merger......................................     10
 Section 3.2  Exchange of PNT Common Stock Certificates and PG Preferred
              Stock Certificates........................................     10
 Section 3.3  Dissenting Shares.........................................     12
 Section 3.4  PNT Option Plans..........................................     12

 ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF SUG.....................     13
 Section 4.1  Organization, Existence and Qualification.................     13
 Section 4.2  Capitalization............................................     13
 Section 4.3  Subsidiaries; Investments.................................     13
 Section 4.4  Authority Relative to this Agreement and Binding Effect...     13
 Section 4.5  Governmental Approvals....................................     14
 Section 4.6  Public Utility Holding Company Status; Regulation as a
              Public Utility............................................     14
 Section 4.7  Compliance with Legal Requirements; Governmental
              Authorizations............................................     14
 Section 4.8  Legal Proceedings; Orders.................................     14
 Section 4.9  SEC Documents.............................................     14
 Section 4.10 Taxes.....................................................     15
 Section 4.11 Intellectual Property.....................................     15
 Section 4.12 Title to Assets...........................................     15
 Section 4.13 Indebtedness..............................................     15
 Section 4.14 Machinery and Equipment...................................     15
 Section 4.15 Material Contracts........................................     15
 Section 4.16 Insurance.................................................     16
 Section 4.17 Employees.................................................     16
 Section 4.18 Employee Benefit Plans....................................     16
 Section 4.19 Environmental Matters.....................................     18
 Section 4.20 No Material Adverse Change................................     18
 Section 4.21 Brokers...................................................     19
 Section 4.22 Regulatory Proceedings....................................     19
 Section 4.23 Proxy Statement; Registration Statement...................     19
 Section 4.24 Vote Required.............................................     19
 Section 4.25 Disclaimer of Representations and Warranties..............     19

                               TABLE OF CONTENTS
                                  (Continued)

                                                                          Page
                                                                          ----
 ARTICLE V    REPRESENTATIONS AND WARRANTIES OF PNT.....................    20
 Section 5.1  Organization, Existence and Qualification.................    20
 Section 5.2  Capitalization............................................    20
 Section 5.3  Subsidiaries; Investments.................................    20
 Section 5.4  Authority Relative to this Agreement and Binding Effect...    21
 Section 5.5  Governmental Approvals....................................    21
 Section 5.6  Public Utility Holding Company Status; Regulation as a
              Public Utility............................................    21
 Section 5.7  Compliance with Legal Requirements; Governmental
              Authorizations............................................    21
 Section 5.8  Legal Proceedings; Orders.................................    21
 Section 5.9  SEC Documents.............................................    22
 Section 5.10 Taxes.....................................................    22
 Section 5.11 Intellectual Property.....................................    22
 Section 5.12 Title to Assets...........................................    23
 Section 5.13 Indebtedness..............................................    23
 Section 5.14 Machinery and Equipment...................................    23
 Section 5.15 Material Contracts........................................    23
 Section 5.16 Insurance.................................................    23
 Section 5.17 Employees.................................................    23
 Section 5.18 Employee Benefit Plans....................................    24
 Section 5.19 Environmental Matters.....................................    26
 Section 5.20 No Material Adverse Change................................    26
 Section 5.21 Brokers...................................................    26
 Section 5.22 PNT Rights Agreement......................................    26
 Section 5.23 Regulatory Proceedings....................................    26
 Section 5.24 Proxy Statement; Registration Statement...................    27
 Section 5.25 Vote Required.............................................    27
 Section 5.26 Opinion of Financial Advisor..............................    27
 Section 5.27 Disclaimer of Representations and Warranties..............    27

 ARTICLE VI   COVENANTS.................................................    27
 Section 6.1  Covenants of PNT..........................................    27
     (a)      Conduct of the Business Prior to the Closing Date.........    27
     (b)      Customer Notifications....................................    29
     (c)      Access to the Acquired Companies' Offices, Properties and
              Records; Updating Information.............................    29
     (d)      Governmental Approvals; Third Party Consents..............    30
     (e)      Dividends.................................................    30
     (f)      Issuance of Securities....................................    30
     (g)      Accounting................................................    30
     (h)      No Shopping...............................................    30
     (i)      Solicitation of Proxies; PNT Proxy Statement..............    32
     (j)      PNT Shareholder Approval..................................    32
     (k)      Rule 145 Letters..........................................    32
     (l)      Financing Activities......................................    32
     (m)      PNT Disclosure Schedule...................................    33
 Section 6.2  Covenants of SUG..........................................    33
     (a)      Governmental Approvals; Third Party Consents..............    33
     (b)      Employees; Benefits.......................................    33
     (c)      Rule 16b-3................................................    33

                               TABLE OF CONTENTS
                                  (Continued)

                                                                           Page
                                                                           ----
     (d)       Tax Matters..............................................     33
     (e)       Blue Sky Permits.........................................     33
     (f)       Listing Application......................................     34
     (g)       Directors................................................     34
     (h)       Technology: Pennsylvania Operations......................     34
     (i)       Charitable Contributions.................................     34
     (j)       Collective Bargaining Agreements.........................     34
     (k)       Restrictions on Unusual Distributions; Anti-Dilution.....     34
     (l)       Solicitation of Proxies; SUG Proxy Statement.............     34
     (m)       SUG Shareholder Approval.................................     34
     (n)       SUG Disclosure Schedule..................................     34
     (o)       Conduct of the Business Prior to the Closing Date........     35
     (p)       Access to SUG's Offices, Properties and Records; Updating
               Information..............................................     35
 Section 6.3   Additional Agreements....................................     35

 ARTICLE VII   CONDITIONS...............................................     36
 Section 7.1   Conditions to SUG's Obligation to Effect the Merger......     36
 Section 7.2   Conditions to PNT's Obligations to Effect the Mergers....     38

 ARTICLE VIII  TERMINATION..............................................     39
 Section 8.1   Termination Rights.......................................     39
 Section 8.2   Effect of Termination....................................     40
 Section 8.3   Termination Fee; Expenses................................     40

 ARTICLE IX    INDEMNIFICATION; REMEDIES................................     40
 Section 9.1   Directors' and Officer's Indemnification.................     40
 Section 9.2   Representations and Warranties...........................     41

 ARTICLE X     GENERAL PROVISIONS.......................................     41
 Section 10.1  Expenses.................................................     41
 Section 10.2  Notices..................................................     41
 Section 10.3  Assignment...............................................     42
 Section 10.4  Successor Bound..........................................     42
 Section 10.5  Governing Law; Forum; Consent to Jurisdiction............     42
 Section 10.6  Waiver of Trial By Jury..................................     42
 Section 10.7  Cooperation; Further Documents...........................     43
 Section 10.8  Construction of Agreement................................     43
 Section 10.9  Publicity; Organizational and Operational Announcements..     43
 Section 10.10 Waiver...................................................     43
 Section 10.11 Parties in Interest......................................     43
 Section 10.12 Specific Performance.....................................     43
 Section 10.13 Section and Paragraph Headings...........................     44
 Section 10.14 Amendment................................................     44
 Section 10.15 Entire Agreement.........................................     44
 Section 10.16 Counterparts.............................................     44

Disclosure Schedules:
PNT Disclosure Schedule
SUG Disclosure Schedule

                              AGREEMENT OF MERGER

   This AGREEMENT OF MERGER (this "Agreement") is made as of the 7th day of June, 1999, by and between SOUTHERN UNION COMPANY, a Delaware corporation ("SUG"), and PENNSYLVANIA ENTERPRISES, INC., a Pennsylvania corporation ("PNT").

                                   RECITALS

   WHEREAS, the Board of Directors of each of SUG and PNT has approved and deems it advisable and in the best interests of their respective shareholders to consummate the merger of PNT with and into SUG upon the terms and subject to the conditions set forth herein; and

   WHEREAS, in furtherance thereof, the Board of Directors of each of SUG and PNT has approved this Agreement and the merger of PNT with and into SUG, with SUG being the surviving corporation (the "Merger");

   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, SUG and PNT hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

   Section 1.1 Certain Defined Terms. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

   "Acquired Companies"--PNT and its Subsidiaries, collectively, and each, an "Acquired Company."

   "Applicable Contract"--any Contract (a) under which any Acquired Company has any rights, (b) under which any Acquired Company has any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is bound.

   "Average Trading Price"--of SUG Common Stock, as of any date, will equal the average of the reported closing market prices of such stock for the ten consecutive trading days ending on the third trading day prior to such date (counting from and including the trading day immediately preceding such date). The closing market price for each day in question will be the last sale price, regular way or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system of the principal national securities exchange on which SUG Common Stock is listed or admitted to trading.

   "CERCLA"--the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

   "Closing Date"--the date on which the Closing actually takes place.

   "COBRA"--the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or any successor law, and regulations and rules issued pursuant to that act or any successor law, and also the requirements of Part 6 of Subtitle B of Title I of ERISA.

   "Consent"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

   "Contract"--any agreement, contract, document, instrument, obligation, promise or undertaking (whether written or oral) that is legally binding.

   "DGCL"--the Delaware General Corporation Law.

   "Encumbrance"--any charge, adverse claim, lien, mortgage, pledge, security interest or other encumbrance.

   "Environment"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

   "Environmental Law"--any Legal Requirement that requires or relates to:

      (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

      (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

      (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

      (d) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful; or

      (e) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets or for damages to natural resources.

   "ERISA"--the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that act or any successor law.

   "Exchange Act"--the Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued by the SEC pursuant to that act or any successor law.

   "Facilities"--any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any Acquired Company.

   "FERC"--the Federal Energy Regulatory Commission or any successor agency.

   "Final Order"--an action by a Governmental Body as to which: (a) no request for stay of the action is pending, no such stay is in effect and if any time period is permitted by statute or regulation for filing any request for such stay, such time period has passed; (b) no petition for rehearing, reconsideration or application for review of the action is pending and the time for filing any such petition or application has passed; (c) such Governmental Body does not have the action under reconsideration on its own motion and the time in which such reconsideration is permitted has passed; and
(d) no appeal to a court, or a request for stay by a court of the Governmental Body's action is pending or in effect and the deadline for filing any such appeal or request has passed.

   "GAAP"--generally accepted United States accounting principles, applied on a consistent basis.

   "Governmental Authorization"--any approval, consent, license, franchise, certificate of public convenience and necessity, permit, waiver or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

   "Governmental Body"--any:

      (a) nation, state, county, city, town, village, district or other jurisdiction of any nature;

      (b) federal, state, county, local, municipal or other government;

      (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal); or

      (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

   "Hazardous Activity"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Companies.

   "Hazardous Materials"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

   "HSR Act"--the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and regulations and rules issued by the U.S. Department of Justice or the Federal Trade Commission pursuant to that act or any successor law.

   "IRC"--the Internal Revenue Code of 1986, as amended.

   "IRS"--the Internal Revenue Service or any successor agency.

   "Knowledge"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director or officer of such Person or any material Subsidiary of it or other management employee with direct responsibility for such particular fact or other matter of such Person or any material Subsidiary of it (or in any similar capacity) has actual knowledge of such fact or other matter.

   "Legal Requirement"--any federal, state, county, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, rule, tariff, franchise agreement, statute or treaty.

   "Material Contract"--a Contract involving a total commitment by or to any party thereto of at least $100,000 on an annual basis or at least $500,000 on its remaining term which cannot be terminated on no more than sixty (60) days' notice without penalty or additional cost to the Acquired Company as the terminating party.

   "Occupational Safety and Health Law"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

   "Order"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

   "Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

      (a) such action and authorization therefor is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

      (b) such action is not required by law to be authorized by the board of directors (or similar authority) of such Person or of such Person's parent company (if any).

   "Organizational Documents"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the certificate of formation and the members, operating or similar agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (f) any amendment to any of the foregoing.

   "PBCL"--the Pennsylvania Business Corporation Law.

   "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, organized group of persons, entity of any other type, or Governmental Body.

   "PG Preferred Stock"--each series of the cumulative preferred stock, par value $100.00 per share, of PG Energy.

   "PNT Balance Sheet"--the audited consolidated balance sheet of the Acquired Companies at December 31, 1998 (including the notes thereto), provided by PNT to SUG as part of the PNT Financial Statements.

   "PNT Common Stock"--the common stock, no par value, of PNT.

   "PNT Disclosure Schedule"--the disclosure schedule delivered by PNT to SUG concurrently with the execution and delivery of this Agreement.

   "PNT Material Adverse Effect"--a material adverse effect (i) on the business, operations, financial condition or results of operations of PNT and its Subsidiaries, taken as a whole, or (ii) on the ability of PNT and its Subsidiaries to consummate the Mergers in accordance with this Agreement.

   "PNT Permitted Liens"--Encumbrances securing Taxes, assessments, governmental charges or levies, or the claims of materialmen, mechanics, carriers and like persons, all of which are not yet due and payable or which are being contested in good faith; Encumbrances (other than any Encumbrance imposed by ERISA) incurred on deposits made in the Ordinary Course of Business in connection with worker's compensation, unemployment insurance or other types of social security; the Encumbrances created by and the Encumbrances permitted under the Indenture of Mortgage and Deed of Trust, dated as of March 15, 1946, between PG Energy (formerly known as Scanton-Spring Brook Water Service Company) and Morgan Guaranty Trust Company of New York (formerly known as Guaranty Trust Company of New York), as Trustee, as amended or supplemented from time to time; in the case of leased real property, Encumbrances (not attributable to an Acquired Company as lessee) affecting the landlord's (and any underlying landlord's) interest in any leased real property; and such other Encumbrances which are not, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect.

   "Proceeding"--any action, arbitration, hearing, litigation or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

   "PUHCA"--the Public Utility Holding Company Act of 1935, as amended, or any successor law, and regulations and rules issued by the SEC pursuant to that act or any successor law.

   "Related Documents"--any Contract provided for in this Agreement to be entered into by one or more of the parties hereto or their respective Subsidiaries in connection with the Mergers.

   "Release"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

   "Representative"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

   "SEC"--the United States Securities and Exchange Commission or any successor agency.

   "Securities Act"--the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued by the SEC pursuant to that act or any successor law.

   "Subsidiary"--with respect to any Person (the "Owner"), any Person of which securities or other interests having the power to elect a majority of that other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of PNT.

   "SUG Balance Sheet"--the audited consolidated balance sheet of SUG at June 30, 1998 (including the notes thereto), provided by SUG to PNT as part of the SUG Financial Statements.

   "SUG Common Stock"--the Common Stock, par value $1.00 per share, of SUG.

   "SUG Disclosure Schedule"--the disclosure schedule delivered by SUG to PNT concurrently with the execution and delivery of this Agreement.

   "SUG Material Adverse Effect"--a material adverse effect (i) on the business, operations, financial condition or results of operations of SUG and its Subsidiaries, taken as a whole, or (ii) on the ability of SUG to consummate the Mergers in accordance with this Agreement.

   "SUG Permitted Liens"--Encumbrances securing Taxes, assessments, governmental charges or levies, or the claims of materialmen, mechanics, carriers and like persons, all of which are not yet due and payable or which are being contested in good faith; Encumbrances (other than any Encumbrance imposed by ERISA) incurred on deposits made in the Ordinary Course of Business in connection with worker's compensation, unemployment insurance or other types of social security; in the case of leased real property, Encumbrances (not attributable to SUG as lessee) affecting the landlord's (and any underlying landlord's) interest in any leased real property; and such other Encumbrances which are not, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect.

   "Tax"--any tax (including any income tax, capital gains tax, value-added tax, sales and use tax, franchise tax, payroll tax, withholding tax or property tax), levy, assessment, tariff, duty (including any customs duty), deficiency, franchise fee or payment, payroll tax, utility tax, gross receipts tax or other fee or payment, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

   "Tax Return"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

   "Threat of Release"--a reasonable likelihood of a Release that will require action under Environmental Laws in order to prevent or mitigate damage to the Environment that may result from such Release.

   "Threatened"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstance exists, that would lead a director, officer or management employee of a comparable gas distribution company to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

   Section 1.2 Other Defined Terms. In addition to the terms defined in
Section 1.1, certain other terms are defined elsewhere in this Agreement as indicated below and, whenever such terms are used in this Agreement, they shall have their respective defined meanings.

      TERM                                   SECTION
      ----                                   -------
      4.10% PG Preferred Stock              5.2
      5.75% PG Preferred Stock              5.2
      Acquired Company Option Plans         3.4
      Agreement                       Introductory Paragraph
      Business Combination                  6.1(h)(4)
      Cash Consideration                    3.1(a)(2)
      Certificates                          3.2(b)
      Closing                               2.3
      Confidentiality Agreement             6.1(c)
      Conversion Price                      3.1(a)
      Dissenting Shares                     3.3
      Effective Time                        2.2
      Employees                             6.2(b)
      Exchange Ratio                        3.1(a)(1)
      Honesdale                             2.6
      Honesdale Merger                      2.6
      Indemnified Parties                   9.1(a)
      Initial Termination Date              8.1(j)
      Maximum Value                         3.1(a)
      Merger                                 Recitals
      Merger Consideration                  3.1(a)
      Mergers                               2.6
      Minimum Value                         3.1(a)
      NYSE                                  3.4
      Paying Agent                          3.2(a)
      PBGC                                  4.18(b)
      PG Energy                             2.6
      PG Energy Merger                      2.6
      PNT                             Introductory Paragraph
      PNT Benefit Plans                     5.18(a)
      PNT Commonly Controlled Entity        5.18(e)
      PNT Financial Statements              5.9
      PNT Meeting                           6.1(j)(1)
      PNT Options                           3.4
      PNT Proxy Statement                   4.23
      PNT Rights                            3.1(a)

      TERM                                   SECTION
      ----                                   -------
      PNT Rights Agreement                   3.1(a)
      PNT SEC Documents                      5.9
      PNT Shareholders' Approval             5.25
      Registration Statement                 4.23
      Rule 145 Affiliates                    6.1(k)
      Rule 145 Letters                       6.1(k)
      Stock Consideration                    3.1(a)(1)
      SUG                             Introductory Paragraph
      SUG Benefit Plans                      4.18(a)
      SUG Commonly Controlled Entity         4.18(e)
      SUG Financial Statements               4.9
      SUG Meeting                            6.2(m)
      SUG Proxy Statement                    4.23
      SUG SEC Documents                      4.9
      SUG Shareholders' Approval             4.24
      Superior Proposal                      6.1(h)
      Surviving Corporation                  2.1
      Third Party Beneficiary               10.11

                                  ARTICLE II

                        THE MERGER; OTHER TRANSACTIONS

   Section 2.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 2.2), PNT will be merged with and into SUG in accordance with the laws of the State of Delaware and the Commonwealth of Pennsylvania. SUG will be the surviving corporation in the Merger (the "Surviving Corporation") and will continue its corporate existence under the laws of the State of Delaware. The Merger will have the effect as provided in the applicable provisions of the DGCL and the PBCL. Without limiting the generality of the foregoing, upon the Merger, all the rights, privileges, immunities, powers and franchises of PNT and SUG will vest in the Surviving Corporation and all obligations, duties, debts and liabilities of PNT and SUG will be the obligations, duties, debts and liabilities of the Surviving Corporation.

   Section 2.2 Effective Time of the Merger. On the Closing Date, with respect to the Merger, (i) a duly executed certificate of merger complying with the requirements of the DGCL will be executed and filed with the Secretary of State of the State of Delaware and (ii) a duly executed articles of merger and plan of merger complying with the requirements of the PBCL will be filed with the Secretary of State of the Commonwealth of Pennsylvania. The Merger will become effective upon filing the certificate of merger with the Secretary of State of the State of Delaware and the articles of merger and plan of merger with the Secretary of State of the Commonwealth of Pennsylvania (the "Effective Time").

   Section 2.3 Closing. Unless this Agreement has been terminated and the transactions contemplated herein have been abandoned pursuant to Article VIII hereof, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at 10:00 a.m., Eastern Time, on the Closing Date to be specified by the parties, which shall be no later than the tenth business day after satisfaction or waiver of all of the conditions set forth in Article VII hereof (other than Sections 7.1(a), 7.1(b), 7.1(c), 7.1(f), 7.1(g), 7.1(h), 7.1(k), 7.1(l), 7.2(a), 7.2(b), 7.2(c), 7.2(e), 7.2(f) and 7.2(h),
which shall be satisfied or waived on the Closing Date) at the offices of Fleischman and Walsh, L.L.P., counsel to SUG, unless another date or place is agreed to in writing by the parties hereto.

   Section 2.4 Certificate of Incorporation; By-laws. Pursuant to the Merger, the Restated Certificate of Incorporation of SUG, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and (ii) the By-laws of SUG as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law.

   Section 2.5 Directors and Officers. The directors and officers of SUG immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

   Section 2.6 Other Transactions. Immediately after the Effective Time on the Closing Date, the Surviving Corporation shall cause Honesdale Gas Company ("Honesdale"), a wholly-owned Subsidiary of PG Energy, Inc., a Subsidiary of PNT ("PG Energy"), to merge with and into PG Energy by complying with the requirements of the PBCL (the "Honesdale Merger"). Immediately after the consummation of the Honesdale Merger on the Closing Date, the Surviving Corporation shall cause PG Energy to merge with and into SUG, as the Surviving Corporation, by complying with the requirements of the PBCL and the DGCL (the "PG Energy Merger"). The Merger, the Honesdale Merger and the PG Energy Merger shall hereinafter be referred to collectively as the "Mergers."

                                  ARTICLE III

                             CONVERSION OF SHARES

   Section 3.1 Effect of the Merger. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of PNT Common Stock:

   (a) Each issued and outstanding share of PNT Common Stock (other than Dissenting Shares (as defined in Section 3.3) covered by Section 3.3) and each associated stock purchase right (collectively, the "PNT Rights") issued pursuant to the Rights Agreement, dated as of April 26, 1995 between PNT and Chemical Bank, as Rights Agent (the "PNT Rights Agreement"), which will be terminated at the Effective Time (any reference in this Agreement to PNT Common Stock will be deemed to include the associated PNT Rights), will be converted into the right of each holder thereof to receive the following consideration (the "Merger Consideration"):

    (1) that number of fully paid and nonassessable shares of SUG Common Stock (the "Stock Consideration") equal to $32.00 divided by the Conversion Price (as defined below) rounded to the nearest hundred-thousandth (the "Exchange Ratio"); and

    (2) an amount in cash without interest (the "Cash Consideration") equal to the sum of $3.00, plus, if the Average Trading Price of SUG Common Stock as of the Closing Date is less than $19.46250, the product of (x) the amount of such shortfall not to exceed $2.16250 and (y) the Exchange Ratio.

"Conversion Price" shall mean the Average Trading Price of SUG Common Stock as of the Closing Date. Notwithstanding the foregoing, if the Conversion Price as calculated pursuant to the preceding sentence and without regard to this sentence (i) is less than the Minimum Value, then the Conversion Price will be equal to the "Minimum Value," or (ii) is greater than the "Maximum Value," then the Conversion Price will be equal to the "Maximum Value." "Minimum Value" will be $19.46250 and "Maximum Value" will be $22.70625.

Each holder of PNT Common Stock shall surrender all such holder's certificates formerly representing ownership of PNT Common Stock in the manner provided in
Section 3.2. All such shares of PNT Common Stock, when so converted, shall no longer be outstanding and shall be canceled and automatically converted into the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 3.2. Any payment made pursuant to this Section 3.1(a) shall be made net of applicable withholding taxes to the extent such withholding is required by law.

   (b) No fractional share of SUG Common Stock shall be issued in connection with the Merger. Each holder of shares of PNT Common Stock shall be entitled to receive in lieu of any fractional share of SUG Common Stock to which such holder otherwise would have been entitled pursuant to this Section 3.1 (after taking into account all shares of PNT Common Stock then held of record by such holder) a cash payment in an amount equal to the product of (i) the fractional interest of a share of SUG Common Stock to which such holder otherwise would have been entitled and (ii) the closing price of a share of SUG Common Stock on the NYSE on the trading day immediately prior to the Effective Time. Payment of such amounts shall be made by SUG.

   Section 3.2 Exchange of PNT Common Stock Certificates and PG Preferred Stock Certificates.

   (a) SUG's registrar and transfer agent, or such other bank or trust company as may be selected by SUG and be reasonably acceptable to PNT, will act as paying agent ("Paying Agent") for the holders of PNT Common Stock in connection with the Merger, pursuant to an agreement providing for the matters set forth in this Section 3.2 and such other matters as may be appropriate and the terms of which shall be reasonably satisfactory to SUG and PNT, to receive the consideration to which holders of PNT Common Stock become entitled pursuant to Section 3.1. Contemporaneous with the Effective Time, SUG will deposit in trust with the Paying Agent for the benefit of holders of PNT Common Stock, the aggregate Cash Consideration and the SUG Common Stock necessary to pay the aggregate Merger Consideration as contemplated by Section 3.1(a) with respect to each share of PNT Common Stock.

   (b) At the Effective Time of the Merger, SUG will instruct the Paying Agent to promptly, and in any event not later than three (3) business days following the Effective Time, mail (and to make available for collection by hand) to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of PNT Common Stock (the "Certificates"), whose shares of PNT Common Stock were converted pursuant to Section 3.1(a) into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as SUG may reasonably specify) and (ii) instructions (which shall provide that at the election of the surrendering holder Certificates may be surrendered, and payment therefor collected, by hand delivery) for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by SUG, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of PNT Common Stock formerly represented by such Certificate, to be mailed (or made available for collection by hand if so elected by the surrendering holder) within three (3) business days of receipt thereof, and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 3.2, each Certificate (other than Certificates representing PNT Common Stock held by SUG or Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Section 3.2.

   (c) The Paying Agent shall invest the funds representing the aggregate Cash Consideration, as directed by SUG, in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest or (iii) commercial paper rated the highest quality by either Moody's Investors Service, Inc., or Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. Any net earnings with respect to such finds shall be the property of and paid over to SUG as and when requested by SUG; provided, however, that any such investment or any such payment of earnings may not delay the receipt by holders of Certificates of the Merger Consideration.

   (d) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article III, provided that the Person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Paying Agent a bond in such sum as it may ordinarily require and indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

   (e) After the Effective Time, the stock transfer books of PNT shall be closed and there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of PNT Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration as provided in this
Article III.

   (f) Any portion of the funds held by the Paying Agent that remain undistributed to the former shareholders of PNT for eighteen (18) months after the Effective Time shall be delivered by the Paying Agent to the Surviving Corporation, which shall thereafter act as the Paying Agent, and any former shareholders of PNT who have not complied with this Article III prior to eighteen (18) months after the Effective Time shall thereafter look only as a general creditor to the Surviving Corporation for payment of their claim for the Merger Consideration.

   (g) The Surviving Corporation shall not be liable to any holder of PNT Common Stock for Merger Consideration delivered to a public official pursuant to any applicable abandonment, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares of PNT Common Stock seven years after the Effective Time (or such earlier date immediately prior to the time at which such amounts would otherwise escheat to or become property of any Governmental Body) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

   Section 3.3 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of PNT Common Stock outstanding immediately prior to the Effective Time the holder of which filed with PNT, prior to the vote to secure the PNT Shareholders' Approval, a written notice of intention to demand payment (collectively, the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration, as provided in Section 3.1(a) hereof, unless and until such holder fails to perfect or effectively withdraws or otherwise loses his right to appraisal and payment under the PBCL. If, after the Effective Time, any holder of PNT Common Stock fails to perfect or effectively withdraws or loses his right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration to which such holder is entitled, without interest or dividends thereon. PNT shall give SUG prompt notice of any demands received by PNT for appraisal of PNT Common Stock, and, prior to the Effective Time, SUG shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, PNT shall not, except with the prior written consent of SUG, make any payment with respect to or offer to settle, any such demands.

   Section 3.4 PNT Option Plans. Each outstanding option to purchase shares of PNT Common Stock or other similar interest (collectively, the "PNT Options"), granted under any stock option plans or under any other plan or arrangement of any Acquired Company (the "Acquired Company Option Plans") together with the applicable exercise prices, are disclosed in Section 5.18 of the PNT Disclosure Schedule. Unless otherwise agreed by the parties hereto, each PNT Option under the PNT 1992 Stock Option Plan as to which the holder has consented to a conversion to cash and each PNT Option under the PNT Stock Incentive Plan that is outstanding at the Effective Time shall be converted at the Effective Time into a right to receive in respect thereof a cash payment in an amount equal to the product of (x) the amount by which (i) the sum of the Cash Consideration plus the product of (a) the Exchange Ratio and (b) the closing price of a share of SUG Common Stock on the New York Stock Exchange (the "NYSE") on the trading day immediately prior to the date on which the Effective Time occurs exceeds (ii) the exercise price of such PNT Option (if less than (i)) and (y) the number of shares of PNT Common Stock subject thereto. Such cash payment (net of applicable withholding taxes) shall be made on the Closing Date or as promptly thereafter as reasonably practicable. PNT shall use its reasonable best efforts to obtain the consent of holders of options outstanding under the 1992 Stock Option Plan to a conversion to cash in accordance herewith. PNT Options under the 1992 Stock Option Plan as to which consent is not obtained shall be converted into such number of options to purchase SUG Common Stock such that the aggregate option value, based on the Merger Consideration, and the aggregate exercise price are preserved and otherwise having the same terms as the PNT Options being converted.

                                  ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF SUG

   SUG, as to SUG and its Subsidiaries, represents and warrants to PNT that:

   Section 4.1 Organization, Existence and Qualification. SUG is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, to perform its obligations under all Contracts to which it is a party, and to execute and deliver this Agreement. SUG is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the business conducted by it, requires such qualification as a foreign corporation except such failures to be so qualified or in good standing as are not, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect.

   Section 4.2 Capitalization. The authorized capital stock of SUG consists of
(i) 50,000,000 shares of SUG Common Stock, of which 29,745,234 shares were issued and outstanding on May 28, 1999, and (ii) 1,500,000 shares of Cumulative Preferred Stock, no par value, none of which are issued or outstanding. The issued and outstanding shares of SUG Common Stock have been validly issued and are fully paid and nonassessable. The shares of SUG Common Stock to be issued as part of the Merger Consideration have been duly authorized and when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right. Except as specifically described in the SUG SEC Documents delivered to PNT prior to the date of this Agreement, as of the date of this Agreement, no shares of SUG Common Stock are held, in treasury or otherwise, by SUG or any of its Subsidiaries and except as set forth in Section 4.2 of the SUG Disclosure Schedule, there are no outstanding (i) securities convertible into SUG Common Stock or other capital stock of SUG or any of its material Subsidiaries, (ii) warrants or options to purchase SUG Common Stock or other securities of SUG or any of its material Subsidiaries or (iii) commitments to issue shares of SUG Common Stock (other than pursuant to the Merger) or other securities of SUG or any of its material Subsidiaries.

   Section 4.3 Subsidiaries; Investments. Except as set forth in Section 4.3 of the SUG Disclosure Schedule, as of the date of this Agreement, SUG has no Subsidiaries or investments in any Person except for marketable securities reflected in the SUG SEC Documents delivered to PNT prior to the date of this Agreement, and SUG is the registered owner and holder of all of the issued and outstanding shares of capital stock of its Subsidiaries and has good title to such shares. The outstanding capital stock of each material Subsidiary of SUG has been validly issued and is fully paid and nonassessable. All such capital stock owned by SUG or any of its Subsidiaries is free and clear of any Encumbrance (except for any Encumbrance imposed by federal or state securities laws).

   Section 4.4 Authority Relative to this Agreement and Binding Effect. The execution, delivery and performance of this Agreement and the Related Documents by SUG have been duly authorized by all requisite corporate action, except, as of the date of this Agreement, for the SUG Shareholders' Approval. Except as set forth in Section 4.4 of the SUG Disclosure Schedule, the execution, delivery and performance of this Agreement and the Related Documents by SUG will not result in a violation or breach of any term or provision of, or constitute a default or accelerate the performance required under, the Organizational Documents of SUG, any indenture, mortgage, deed of trust, security agreement, loan agreement, or Material Contract to which SUG is a party or by which its assets are bound, or violate any order, writ, injunction or decree of any Governmental Body, with such exceptions as are not, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect. This Agreement constitutes and the Related Documents to be executed by SUG when executed and delivered will constitute valid and binding obligations of SUG, enforceable against SUG in accordance with their terms, except as enforceability may be limited by (i) bankruptcy or similar laws from time to time in effect affecting the enforcement of creditors' rights generally or (ii) the availability of equitable remedies generally.

   Section 4.5 Governmental Approvals. Except for the Missouri Public Service Commission (with respect to the Mergers), the Florida Public Service Commission (with respect to the securities issued and debt assumed by SUG in connection with the Mergers), the Pennsylvania Public Utility Commission and as required by the HSR Act, no approval or authorization of any Governmental Body with respect to performance under this Agreement by SUG is required to be obtained by SUG in connection with the execution and delivery by SUG of this Agreement or the consummation of the transactions contemplated by this Agreement, the failure to obtain which are, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect.

   Section 4.6 Public Utility Holding Company Status; Regulation as a Public Utility. SUG is a "gas utility company" (as such term is defined in PUHCA). SUG indirectly owns a minority interest in a "foreign utility company" (as such term is defined in PUHCA) that is exempt from, and is deemed not to be a public utility company for purposes of, PUHCA pursuant to Section 33 thereof with respect to which SUG has filed with the SEC a Form U-57 notification of foreign utility company status. Except as stated above in this Section 4.6, neither SUG nor any of its Subsidiaries is a "holding company," a "subsidiary company," a "public utility company" or an "affiliate" of a "public utility company," or a "holding company" within the meaning of such terms in PUHCA.

   Section 4.7 Compliance with Legal Requirements; Governmental
Authorizations.

   (a) Except as set forth in Section 4.7 of the SUG Disclosure Schedule or specifically described in the SUG SEC Documents delivered to PNT prior to the date of this Agreement, and subject to Section 4.19 of this Agreement, to the Knowledge of SUG, SUG is not in violation of any Legal Requirement that is applicable to it, to the conduct or operation of its business, or to the ownership or use of any of its assets, other than such violations, if any, which are not, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect.

   (b) The SUG SEC Documents delivered to PNT prior to the date of this Agreement accurately describe all material regulation of SUG that relates to the utility business of SUG. Except as set forth in Section 4.7 of the SUG Disclosure Schedule, SUG has and is in material compliance with all material Governmental Authorizations necessary to conduct its business and to own, operate and use all of its assets as currently conducted.

   Section 4.8 Legal Proceedings; Orders. Except as set forth in Section 4.8 of the SUG Disclosure Schedule or as specifically described in the SUG SEC Documents delivered to PNT prior to the date of this Agreement, there is no pending Proceeding:

    (1) that has been commenced by or against, or that otherwise relates to, SUG that is reasonably likely to have an SUG Material Adverse Effect; or

    (2) as of the date of this Agreement, that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Mergers or any of the transactions contemplated hereby.

To the Knowledge of SUG, no such Proceedings, audits or investigations have been Threatened that are, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect.

   Section 4.9 SEC Documents. SUG has made (and, with respect to such documents filed after the date hereof through the Closing Date, will make) available to PNT a true and complete copy of each report, schedule, registration statement (other than on Form S-8), and definitive proxy statement filed by SUG with the SEC since June 30, 1998 and through the Closing Date in substantially the form filed with the SEC (the "SUG SEC Documents"). As of their respective dates, the SUG SEC Documents, including without limitation any financial statements or schedules included therein, complied (or will comply), in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SUG SEC Documents, and did not (or will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of SUG included in the SUG SEC Documents (collectively, the "SUG Financial Statements") were (or will be) prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present (or will fairly present) in all material respects the financial position of SUG as of the respective dates thereof or the results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of unaudited interim financial statements, to normal, recurring adjustments which are not material in the aggregate.

   Section 4.10 Taxes. Except as set forth in Section 4.10 of the SUG Disclosure Schedule:

   (a) SUG and its Subsidiaries have timely filed all United States federal, state and local income Tax Returns required to be filed by or with respect to them or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired, and SUG and its Subsidiaries have timely paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due or made adequate provision therefor in accordance with GAAP except where the failures to so file, pay or discharge are not, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect. There are no pending audits or other examinations relating to any Tax matters. There are no Tax liens on any assets of SUG or its Subsidiaries. As of the date of this Agreement, SUG and its Subsidiaries have not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves (including deferred taxes) reflected in the SUG Balance Sheet are in all material respects adequate to cover all material Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP.

   (b) Neither SUG nor any of its Subsidiaries is obligated under any Contract with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for federal or state income tax purposes could be affected by the Merger or any of the transactions contemplated by this Agreement.

   Section 4.11 Intellectual Property. SUG has no Knowledge of (i) any infringement or claimed infringement by it of any patent rights or copyrights of others or (ii) any infringement of the patent or patent license rights, trademarks or copyrights owned by or under license to it, except for any such infringements of the type described in clause (i) or (ii) that are not, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect.

   Section 4.12 Title to Assets. Except (i) as set forth in Section 4.12 of the SUG Disclosure Schedule, (ii) as specifically described in the SUG SEC Documents delivered to PNT prior to the date of this Agreement, (iii) as set forth in Section 4.19 of this Agreement or (iv) as set forth in Section 4.19 of the SUG Disclosure Schedule, none of SUG's assets are subject to any Encumbrance other than SUG Permitted Liens.

   Section 4.13 Indebtedness. All outstanding principal amounts of indebtedness for borrowed money of SUG as of June 4, 1999 are set forth in
Section 4.13 of the SUG Disclosure Schedule.

   Section 4.14 Machinery and Equipment. Except for normal wear and tear and with such other exceptions as are not, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect, SUG's machinery and equipment is in good operating condition and in a state of reasonable maintenance and repair.

   Section 4.15 Material Contracts. Except as described in Section 4.15 of the SUG Disclosure Schedule or as specifically described in the SUG SEC Documents delivered to PNT prior to the date of this Agreement, and with such exceptions as are not, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect, all of SUG's Material Contracts are in full force and effect and neither SUG nor, to the

Knowledge of SUG, any other party thereto is in default thereunder nor has any event occurred or is any event occurring that, with notice or the passage of time or otherwise, is reasonably likely to give rise to an event of default thereunder by any party thereto.

   Section 4.16 Insurance. Section 4.16 of the SUG Disclosure Schedule sets forth a list of all policies of insurance held by SUG as of the date of this Agreement. Since June 30, 1994, the assets and the business of SUG have been continuously insured with what SUG reasonably believes are reputable insurers against all risks and in such amounts normally insured against by companies of the same type and in the same line of business as SUG. As of the date of this Agreement, no notice of cancellation, non-renewal or material increase in premiums has been received by SUG with respect to such policies, and SUG has no Knowledge of any fact or circumstance that could reasonably be expected to form the basis for any cancellation, non-renewal or material increase in premiums, except for such cancellations, non-renewals and increases which are not, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect. SUG is not in default with respect to any provision contained in any such policy or binder nor has there been any failure to give notice or to present any claim relating to the business or the assets of SUG under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for such defaults or failures which are not, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect. As of the date of this Agreement, there are no outstanding unpaid premiums (except premiums not yet due and payable), and no notice of cancellation or renewal with respect to, or disallowance of any claim under, any such policy or binder has been received by SUG as of the date hereof, except for such non-payments of premiums, cancellations, renewals or disallowances which are not, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect.

   Section 4.17 Employees. Except as set forth on Section 4.17 of the SUG Disclosure Schedule, as of the date of this Agreement, no labor union or other collective bargaining unit has been certified or recognized by SUG or its Subsidiaries, and, to the Knowledge of SUG, as of the date of this Agreement, there are no elections, organizing drives or material controversies pending or Threatened between SUG or its Subsidiaries and any labor union or other collective bargaining unit representing SUG's or its Subsidiaries' employees. There is no pending or, to the Knowledge of SUG, Threatened labor practice complaint, arbitration, labor strike or other material labor dispute (excluding grievances) involving SUG or its Subsidiaries which are, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect. Except as described in Section 4.18 or specifically described in the SUG SEC Documents delivered to PNT prior to the date of this Agreement, as of the date of this Agreement, neither SUG nor its Subsidiaries are a party to any employment agreement with any employee pertaining to SUG or any of its Subsidiaries.

   Section 4.18 Employee Benefit Plans.

   (a) Each of the SUG Benefit Plans has been operated and administered in all material respects in accordance with its governing documents and applicable federal and state laws (including, but not limited to, ERISA and the IRC). For purposes of this Agreement, "SUG Benefit Plans" shall mean all employee retirement, welfare or other benefit plans, agreements, practices, policies, programs, or arrangements identified and described in Section 4.18 of the SUG Disclosure Schedule, which sets forth all SUG Benefit Plans that are applicable to any employee of SUG or its Subsidiaries employed by SUG or its Subsidiaries thirty (30) days prior to the date of this Agreement or maintained by or contributed to by SUG or its Subsidiaries.

   (b) As to any SUG Benefit Plan subject to Title IV of ERISA, there is no event or condition which presents the material risk of plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of
Section 302 of ERISA or Section 412 of the IRC has been incurred for which any liability is outstanding, no reportable event within the meaning of Section 4043 of ERISA (for which the notice requirements of Regulation (S)4043 promulgated by the Pension Benefit Guaranty Corporation ("PBGC") have not been waived) has occurred within the last six years, no notice of intent to terminate the SUG Benefit Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the SUG Benefit Plan, there has been no termination or partial termination of the SUG Benefit Plan within the meaning of Section 411(d)(3) of the IRC within the last six years, except with respect to the conversion of the retirement income plan to a cash balance plan for which full vesting was granted with respect to affected employees, no event described in Sections 4062 or 4063 of ERISA has occurred, all PBGC premiums have been timely paid and no liability to the PBGC has been incurred, except for PBGC premiums not yet due.

   (c) There is no matter pending (other than qualification determination applications and filings and other required periodic filings) with respect to any of the SUG Benefit Plans before the IRS, the Department of Labor, the PBGC or in or before any other governmental authority.

   (d) Each trust funding an SUG Benefit Plan, which trust is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the IRC, satisfies the requirements of such section and has, whenever required by law, received a favorable determination letter from the IRS regarding such exempt status and, to the Knowledge of SUG has not, since receipt of the most recent favorable determination letter, been amended or operated in any way which would adversely affect such exempt status.

   (e) With respect to any SUG Benefit Plan or any other "employee benefit plan" as defined in Section 3(3) of ERISA which is established, sponsored, maintained or contributed to, or has been established, sponsored, maintained or contributed to or, to the Knowledge of SUG, with respect to any such plan which has been established, sponsored, maintained or contributed to within six years prior to the Closing Date, by SUG or its Subsidiaries or any corporation, trade, business or entity under common control or being a part of an affiliated service group with SUG, within the meaning of Section 414(b),
(c) or (m) of the IRC or Section 4001 of ERISA ("SUG Commonly Controlled Entity"), (i) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied and no such withdrawal liability is reasonably expected to be incurred, (ii) no liability under Title IV of ERISA (including, but not limited to, liability to the PBGC) has been incurred by SUG or any SUG Commonly Controlled Entity, which liability has not been satisfied (other than for PBGC premiums not yet due), (iii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the IRC has been incurred for which any liability is outstanding, (iv) there has been no failure to make any contribution (including installments) to such plan required by Section 302 of ERISA and Section 412 of the IRC which has resulted in a lien under Section 302 of ERISA or Section 412 of the IRC and for which any liability is currently outstanding, (v) to the Knowledge of SUG, no action, omission or transaction has occurred with respect to any such plan or any other SUG Benefit Plan which could subject SUG or the plan or trust forming a part thereof to a material civil liability or penalty under ERISA or other applicable laws, or a material Tax under the IRC, (vi) any such plan which is a Group Health Plan has complied in all material respects with the provisions of Sections 601-608 of ERISA and Section 4980B of the IRC, (vii) there are no pending or, to the Knowledge of SUG, Threatened claims by or on behalf of any such plan or any other SUG Benefit Plan, by any employees, former employees or plan beneficiaries covered by such plan or otherwise by or on behalf of any person involving any such plan (other than routine non-contested claims for benefits) which could result in a material liability to SUG and its Subsidiaries, taken as a whole, and (viii) neither SUG nor any SUG Commonly Controlled Entity has engaged in, or is a successor or parent corporation to any entity or person that has engaged in, a transaction described in Section 4069 of ERISA.

   (f) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) require SUG to make a later contribution to, payment or transfer of money or property or payment of greater benefits under or with respect to any SUG Benefit Plan than SUG or its Subsidiaries are currently required by the terms and provisions of such SUG Benefit Plan to do, (ii) create or give rise to any additional eligibility for participation, vested rights benefits or service credits under any SUG Benefit Plan, or (iii) in and of themselves cause or result in SUG incurring any civil liability or penalty under ERISA or other applicable laws or Tax under the IRC.

   (g) SUG is not a party to any Contract nor has it established any policy or practice, which would require SUG to make a payment or provide any other form of compensation or benefit to any Person performing (or who within the past twelve months performed) services for SUG during or upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

   (h) Except as would affect unionized employees and/or retirees who had been unionized employees, each SUG Benefit Plan which is an "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without any liability being incurred by SUG or any affiliate of SUG, except as to benefits accrued thereunder prior to such amendment or termination.

   (i) Section 4.18 of the SUG Disclosure Schedule contains a true and complete list as of the date of this Agreement of each SUG Benefit Plan, all stock option plans of SUG and any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any current or former officer, director or employee, any consulting contract with any person who prior to entering this such contract was a director or officer of SUG or any plan, agreement, arrangement or understanding similar to any of the foregoing.

   (j) SUG has not contributed nor been obligated to contribute to any "multi-employer plan" within the meaning of Section 3(37) of ERISA within the last six years and has no outstanding liability with respect to any such plan.

   Section 4.19 Environmental Matters. Except as set forth in Section 4.19 of the SUG Disclosure Schedule or as specifically described in the SUG SEC Documents delivered to PNT prior to the date of this Agreement, and with such other exceptions as are not, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect:

   (a) To the Knowledge of SUG, no Facility owned or operated by SUG is currently, or was at any time, listed on the National Priorities List promulgated under CERCLA, or on any comparable state list, and SUG has not received any written notification of potential or actual liability or a written request for information from any Person under or relating to CERCLA or any comparable Legal Requirement with respect to SUG or the Facilities;

   (b) To the Knowledge of SUG, SUG and any Person for whose conduct SUG is reasonably likely to be held responsible, and at all times has been, in material compliance with any Environmental Law. SUG has not received any Order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any violation or failure to comply with any Environmental Law, or of any obligation to undertake or bear the cost of any environmental cleanup, or with respect to any property or Facility at which Hazardous Materials generated by SUG or any other Person for whose conduct SUG may be held responsible were transported for disposal;

   (c) There are no pending or, to the Knowledge of SUG, Threatened claims or Encumbrances arising under or pursuant to any Environmental Law with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which SUG has or had a direct or indirect interest (including by ownership or use); and

   (d) SUG has delivered or made available to PNT true and complete copies and results of any environmental site assessments, studies, analyses, tests or monitoring possessed by SUG and of which it has Knowledge pertaining to Hazardous Materials or Hazardous Activities in, on or under the Facilities, or concerning compliance by SUG or any other Person for whose conduct SUG is reasonably likely to be held responsible, with Environmental Laws.

   Section 4.20 No Material Adverse Change. Except as described in the SUG SEC Documents that have been provided to PNT prior to the date of this Agreement, since the date of the SUG Balance Sheet, there has not been any SUG Material Adverse Effect, and no events have occurred or circumstances exist that are, individually or in the aggregate, reasonably likely to have an SUG Material Adverse Effect, except that any SUG Material Adverse Effect that results from or relates to (a) general business or economic conditions, (b) conditions generally affecting the industries in which SUG competes or (c) the announcement of the transactions contemplated by this Agreement shall be disregarded.

   Section 4.21 Brokers. SUG is not a party to, or in any way obligated under any Contract, and there are no outstanding claims against SUG, for the payment of any broker's or finder's fees in connection with the origin, negotiation, execution or performance of this Agreement.

   Section 4.22 Regulatory Proceedings. Except as set forth in Section 4.22 of the SUG Disclosure Schedule, other than purchase gas adjustment provisions, SUG (a) has no rates that have been or are being collected subject to refund, pending final resolution of any rate proceeding pending before a Governmental Body or on appeal to the courts, or (b) is a party to any rate proceeding before a Governmental Body that are, individually or in the aggregate, reasonably likely to result in any Orders having an SUG Material Adverse Effect.

   Section 4.23 Proxy Statement; Registration Statement. None of the information supplied or to be supplied to PNT by or on behalf of SUG for inclusion in the proxy statement, in definitive form, relating to the PNT Meeting (as defined in Section 6.1(j)) to be held in connection with the Merger (the "PNT Proxy Statement"), supplied or to be supplied by or on behalf of SUG in the proxy statement, in definitive form, relating to the SUG Meeting (as defined in Section 6.2(m)) to be held in connection with the Merger (the "SUG Proxy Statement") or supplied by or on behalf of SUG in the Registration Statement on Form S-4 (and any amendments thereto) to be filed by SUG with the SEC pursuant to the Securities Act to register the shares of SUG Common Stock constituting the Stock Consideration (the "Registration Statement") will, in the case of the Registration Statement, at the effective time of the Registration Statement, at any time the Registration Statement is amended or supplemented, at the date the PNT Proxy Statement is first mailed to PNT's shareholders, at any time the PNT Proxy Statement is amended or supplemented, at the time of the PNT Meeting and at the Effective Time, in the case of the PNT Proxy Statement, at the date the PNT Proxy Statement is first mailed to PNT's shareholders, at any time the PNT Proxy Statement is amended or supplemented and at the time of the PNT Meeting, and in the case of the SUG Proxy Statement, at the date the SUG Proxy Statement is first mailed to SUG's shareholders, at any time the SUG Proxy Statement is amended or supplemented and at the time of the SUG Meeting (giving effect to any documents incorporated by reference therein), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form and in substance in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. The SUG Proxy Statement will comply as to form and in substance in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder.

   Section 4.24 Vote Required. At the SUG Meeting, SUG will seek the approval of the Merger (and any other transaction contemplated by this Agreement which requires the approval of SUG's shareholders) by the holders of a majority of the outstanding shares of SUG Common Stock (the "SUG Shareholders' Approval"), and no other vote of the holders of any class or series of the capital stock of SUG is required to approve this Agreement and the Mergers.

   Section 4.25 Disclaimer of Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE IV, SUG MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND SUG HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES, WHETHER BY SUG, ANY SUBSIDIARY OF SUG, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO PNT OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, OF ANY DOCUMENTATION OR OTHER

INFORMATION BY SUG, ANY SUBSIDIARY OF SUG, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO ANY OF THE FOREGOING.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF PNT

   PNT, as to the Acquired Companies, represents and warrants to SUG as follows:

   Section 5.1 Organization, Existence and Qualification.

   (a) Each Acquired Company is a corporation duly incorporated, validly existing, and in good standing under the laws of its state of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts.
Section 5.1(a) of the PNT Disclosure Schedule sets forth the name of each Acquired Company, the state or jurisdiction of its incorporation or formation, and, except as set forth on Section 5.1(a) of the PNT Disclosure Schedule, each state or jurisdiction where such Acquired Company is duly qualified as a foreign corporation. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the business conducted by it, requires such qualification as a foreign corporation except such failures to be so qualified or in good standing as are not, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect.

   (b) PNT has delivered to SUG copies of the Organizational Documents, as currently in effect, of each Acquired Company.

   Section 5.2 Capitalization. The capital stock of PNT consists of 30,000,000 shares of PNT Common Stock, of which 10,835,270 shares were issued and outstanding on May 28, 1999. PG Energy is authorized to issue 997,500 shares of PG Preferred Stock, of which (i) 47,451 shares of the Series 4.10% PG Preferred Stock (the "4.10% PG Preferred Stock"), and (ii) 2,396 shares of the Series 5.75% PG Preferred Stock (the "5.75% PG Preferred Stock"), were issued and outstanding on May 28, 1999. The issued and outstanding shares of PNT Common Stock and PG Preferred Stock have been validly issued and are fully paid and nonassessable. Except as specifically described in the PNT SEC Documents delivered to SUG prior to the date of this Agreement, as of the date of this Agreement, no shares of PNT Common Stock or PG Preferred Stock are held, in treasury or otherwise, by PNT or any of its Subsidiaries and except as set forth in Section 5.2 of the PNT Disclosure Schedule, there are no outstanding (i) securities convertible into PNT Common Stock, PG Preferred Stock or other capital stock PNT or any of its material Subsidiaries, (ii) warrants or options to purchase PNT Common Stock or other securities of PNT or any of its material Subsidiaries or (iii) other commitments to issue shares of any PNT Common Stock, PG Preferred Stock or other securities of PNT or any of its material Subsidiaries.

   Section 5.3 Subsidiaries; Investments. Except as set forth in Section 5.3 of the PNT Disclosure Schedule, as of the date of this Agreement, PNT has no Subsidiaries or investments in any Person (except for marketable securities disclosed to SUG) and, except for the issued and outstanding PG Preferred Stock, PNT is the registered owner and holder of all of the issued and outstanding shares of capital stock of its Subsidiaries and has good title to such shares. The outstanding capital stock of each material Subsidiary has been validly issued and is fully paid and nonassessable. All such capital stock owned by any Acquired Company is free and clear of any Encumbrance (except for any Encumbrance disclosed in the PNT SEC Documents filed to date, or created or incurred by this Agreement in favor of SUG, or imposed by federal or state securities laws).

   Section 5.4 Authority Relative to this Agreement and Binding Effect. The execution, delivery and performance of this Agreement and the Related Documents by PNT have been duly authorized by all requisite corporate action, except, as of the date of this Agreement, for the PNT Shareholders' Approval, the approval of the Boards of Directors of PG Energy and Honesdale of the transactions contemplated hereby and the approval of the holders of common stock of each of PG Energy and Honesdale of the transactions contemplated hereby. Except as set forth in the schedule to be delivered by PNT to SUG within seven days of the date of this Agreement, the execution, delivery and performance of this Agreement and the Related Documents by PNT will not result in a violation or breach of any term or provision of, or constitute a default or accelerate the performance required under, the Organizational Documents of any of the Acquired Companies, any indenture, mortgage, deed of trust, security agreement, loan agreement, or Material Contract to which any of the Acquired Companies is a party or by which its assets are bound, or violate any order, writ, injunction or decree of any Governmental Body, with such exceptions as are not, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect. This Agreement constitutes and the Related Documents to be executed by any of the Acquired Companies when executed and delivered will constitute valid and binding obligations of such Acquired Company, enforceable against such Acquired Company in accordance with their terms, except as enforceability may be limited by (i) bankruptcy or similar laws from time to time in effect affecting the enforcement of creditors' rights generally or (ii) the availability of equitable remedies generally.

   Section 5.5 Governmental Approvals. Except as set forth in Section 5.5 of the PNT Disclosure Schedule and as required by the HSR Act, no approval or authorization of any Governmental Body with respect to performance under this Agreement by any Acquired Company is required to be obtained by PNT in connection with the execution and delivery by PNT of this Agreement or the consummation by the Acquired Companies of the transactions contemplated by this Agreement, the failure to obtain which are, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect.

   Section 5.6 Public Utility Holding Company Status; Regulation as a Public Utility. PNT is a "holding company" (as such term is defined in PUHCA) exempt from certain provisions of PUHCA, and has received no adverse notice from the SEC with respect to the validity of its exempt status, pursuant to Section 3(a)(1) of PUHCA. PG Energy is a "public utility company" (as such term is defined in PUHCA). Honesdale is a "public utility company" (as such term is defined in PUHCA). Each of PG Energy and Honesdale is a "subsidiary company" of PNT, and an "affiliate" of the other and of PNT (as such terms are defined in PUHCA). Except as stated above in this Section 5.6, none of the Acquired Companies is a "holding company," a "subsidiary company," a "public utility company," or an "affiliate" of a "public utility company" or a "holding company" within the meaning of such terms in PUHCA.

   Section 5.7 Compliance with Legal Requirements; Governmental
Authorizations.

   (a) Except as set forth in Section 5.7(a) of the PNT Disclosure Schedule or as specifically described in the PNT SEC Documents delivered to SUG prior to the date of this Agreement, and subject to Section 5.19 of this Agreement, to the Knowledge of any Acquired Company, no Acquired Company is in violation of any Legal Requirement that is applicable to it, to the conduct or operation of its business, or to the ownership or use of any of its assets, other than such violations, if any, which are not, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect.

   (b) The PNT SEC Documents delivered to SUG prior to the date of this Agreement accurately describe all material regulation of each Acquired Company that relates to the utility business of any Acquired Company. Except as set forth on Section 5.7(a) of the PNT Disclosure Schedule, each Acquired Company has and is in material compliance with all material Governmental Authorizations necessary to conduct its business and to own, operate and use all of its assets as currently conducted.

   Section 5.8 Legal Proceedings; Orders. Except as set forth in Section 5.8 of the PNT Disclosure Schedule or as specifically described in the PNT SEC Documents delivered to SUG prior to the date of this Agreement, there is no pending Proceeding:

    (1) that has been commenced by or against, or that otherwise relates to, any Acquired Company that is reasonably likely to have a PNT Material Adverse Effect; or

    (2) as of the date of this Agreement, that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the Mergers or any of the transactions contemplated hereby.

To the Knowledge of PNT, except as set forth in Section 5.8 of the PNT Disclosure Schedule, as of the date of this Agreement, no such Proceedings, audits or investigations have been Threatened that are, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect.

   Section 5.9 SEC Documents. PNT has made (and, with respect to such documents filed after the date hereof through the Closing Date, will make) available to SUG a true and complete copy of each report, schedule, registration statement (other than on Form S-8), and definitive proxy statement filed by PNT or PG Energy with the SEC since December 31, 1998 through the Closing Date in substantially the form filed with the SEC (the "PNT SEC Documents"). As of their respective dates, the PNT SEC Documents, including without limitation any financial statements or schedules included therein, complied (or will comply), in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such PNT SEC Documents, and did not (or will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of PNT or PG Energy included in the PNT SEC Documents (collectively, the "PNT Financial Statements") were (or will be) prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present (or will fairly present) in all material respects the financial position of PNT and its Subsidiaries, or PG Energy, as the case may be, as of the respective dates thereof or the results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of unaudited interim financial statements, to normal, recurring adjustments which are not material in the aggregate.

   Section 5.10 Taxes.

   (a) The Acquired Companies have timely filed all United States federal, state and local income Tax Returns required to be filed by or with respect to them or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired, and the Acquired Companies have timely paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due or made adequate provision therefor in accordance with GAAP except where failures to so file, pay or discharge are not, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect. There are no pending audits or other examinations relating to any Tax matters. There are no Tax liens on any assets of the Acquired Companies. As of the date of this Agreement, none of the Acquired Companies has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves (including deferred taxes) reflected in the PNT Balance Sheet are in all material respects adequate to cover all material Taxes accruable through the date thereof (including interest and penalties, if any, thereon and Taxes being contested) in accordance with GAAP. Prior to the date of this Agreement, no Acquired Company has at any time adopted a plan of complete liquidation within the meaning of
Section 332 of the IRC.

   (b) None of the Acquired Companies is obligated under any Contract with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for federal or state income tax purposes could be affected by the Merger or any of the transactions contemplated by this Agreement.

   Section 5.11 Intellectual Property. Except as set forth in Section 5.11 of the PNT Disclosure Schedule, no Acquired Company has any Knowledge of (i) any infringement or claimed infringement by it of any patent rights or copyrights of others or (ii) any infringement of the patent or patent license rights, trademarks or copyrights owned by or under license to it, except for any such infringements of the type described in clause (i) or
(ii) that are not, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect.

   Section 5.12 Title to Assets. Except (i) as set forth in Section 5.12 of the PNT Disclosure Schedule, (ii) as specifically described in the PNT SEC Documents delivered to SUG prior to the date of this Agreement, (iii) as set forth in Section 5.19 of this Agreement or (iv) as set forth in Section 5.19 of the PNT Disclosure Schedule, none of the Acquired Companies' assets are subject to any Encumbrance other than PNT Permitted Liens.

   Section 5.13 Indebtedness. All outstanding principal amounts of indebtedness for borrowed money of the Acquired Companies as of June 4, 1999 are set forth in Section 5.13 of the PNT Disclosure Schedule, except for inter-company indebtedness.

   Section 5.14 Machinery and Equipment. Except for normal wear and tear, and with such exceptions as are not, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect, the machinery and equipment of the Acquired Companies is in good operating condition and in a state of reasonable maintenance and repair.

   Section 5.15 Material Contracts. Except as specifically described in the PNT SEC Documents delivered to SUG prior to the date of this Agreement, and with such exceptions as are not, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect, all Material Contracts of the Acquired Companies are in full force and effect and no Acquired Company nor, to the Knowledge of PNT, any other party thereto is in default thereunder nor has any event occurred or is any event occurring that with notice or the passage of time or otherwise, is reasonably likely to give rise to an event of default thereunder by any party thereto.

   Section 5.16 Insurance. Section 5.16(a) of the PNT Disclosure Schedule sets forth a list of all policies of insurance held by the Acquired Companies as of the date of this Agreement. Except as set forth in Section 5.16(b) of the PNT Disclosure Schedule, since June 30, 1994, the assets and the business of the Acquired Companies have been continuously insured with what PNT reasonably believes are reputable insurers against all risks and in such amounts normally insured against by companies of the same type and in the same line of business as any of the Acquired Companies. As of the date of this Agreement, no notice of cancellation, non-renewal or material increase in premiums has been received by any of the Acquired Companies with respect to such policies, and no Acquired Company has Knowledge of any fact or circumstance that could reasonably be expected to form the basis for any cancellation, non-renewal or material increase in premiums, except for such cancellations, non-renewals and increases which are not, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect. None of the Acquired Companies is in default with respect to any provision contained in any such policy or binder nor has there been any failure to give notice or to present any claim relating to the business or the assets of the Acquired Companies under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for such defaults or failures which are not, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect. As of the date of this Agreement, there are no outstanding unpaid premiums (except premiums not yet due and payable), and no notice of cancellation or renewal with respect to, or disallowance of any claim under, any such policy or binder has been received by the Acquired Companies as of the date hereof, except for such non-payments of premiums, cancellations, renewals or disallowances which are not, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect.

   Section 5.17 Employees. Section 5.17(a) of the PNT Disclosure Schedule sets forth a list as of no more than thirty (30) days prior to the date of this Agreement of all the present officers and employees of the Acquired Companies. Except as set forth in Section 5.17(b) of the PNT Disclosure Schedule, as of the date of this Agreement, no labor union or other collective bargaining unit has been certified or recognized by any of the Acquired Companies, and, to the Knowledge of the Acquired Companies, as of the date of this Agreement, there are no elections, organizing drives or material controversies pending or Threatened between any of the Acquired Companies and any labor union or other collective bargaining unit representing any of the Acquired Companies' employees. There is no pending or, to the Knowledge of PNT, Threatened labor practice complaint, arbitration, labor strike or other material labor dispute (excluding grievances) involving any of the Acquired Companies which are, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect. Except for collective bargaining agreements or as described in or pursuant to Section 5.18 and Section 6.1(a)(16) or as attached as an exhibit to, or as specifically described in, the PNT SEC Documents delivered to SUG prior to the date of this Agreement, as of the date of this Agreement, to the Knowledge of PNT, none of the Acquired Companies is a party to any employment agreement with any employee pertaining to any of the Acquired Companies.

   Section 5.18 Employee Benefit Plans.

   (a) Except as set forth in Section 5.18 of the PNT Disclosure Schedule, each of the PNT Benefit Plans has been operated and administered in all material respects in accordance with its governing documents and applicable federal and state laws (including, but not limited to, ERISA and the IRC). For purposes of this Agreement, "PNT Benefit Plans" shall mean all employee retirement, welfare or other benefit plans, agreements, practices, policies, programs, or arrangements identified and described in Section 5.18 of the PNT Disclosure Schedule, which sets forth all PNT Benefit Plans that are applicable to any employee of the Acquired Companies identified in Section
5.17 of the PNT Disclosure Schedule or maintained by or contributed to by any of the Acquired Companies.

   (b) Except as set forth in Section 5.18 of the PNT Disclosure Schedule, as to any PNT Benefit Plan subject to Title IV of ERISA, there is no event or condition which presents the material risk of plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the IRC has been incurred for which any liability is outstanding, no reportable event within the meaning of Section 4043 of ERISA (for which the notice requirements of Regulation (S)4043 promulgated by the PBGC have not been waived) has occurred within the last six years, no notice of intent to terminate the PNT Benefit Plan has been given under
Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the PNT Benefit Plan, there has been no termination or partial termination of the PNT Benefit Plan within the meaning of Section 411(d)(3) of the IRC within the last six years, no event described in Sections 4062 or 4063 of ERISA has occurred, all PBGC premiums have been timely paid and no liability to the PBGC has been incurred, except for PBGC premiums not yet due.

   (c) There is no matter pending (other than qualification determination applications and filings and other required periodic filings) with respect to any of the PNT Benefit Plans before the IRS, the Department of Labor, the PBGC or in or before any other governmental authority.

   (d) Except as set forth in Section 5.18 of the PNT Disclosure Schedule, each trust funding a PNT Benefit Plan, which trust is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the IRC, satisfies the requirements of such section and has received a favorable determination letter from the IRS regarding such exempt status and to the Knowledge of any Acquired Company has not, since receipt of the most recent favorable determination letter, been amended or operated in any way which would adversely affect such exempt status.

   (e) Except as otherwise set forth in Section 5.18 of the PNT Disclosure Schedule, with respect to any PNT Benefit Plan or any other "employee benefit plan" as defined in Section 3(3) of ERISA which is established, sponsored, maintained or contributed to, or to the Knowledge of the Acquired Companies, with respect to any such plan which has been established, sponsored, maintained or contributed to within six years prior to the Closing Date, by the Acquired Companies or any corporation, trade, business or entity under common control or being a part of an affiliated service group with any of the Acquired Companies, within the meaning of Section 414(b), (c) or (m) of the IRC or Section 4001 of ERISA ("PNT Commonly Controlled Entity"), (i) no withdrawal liability, within the meaning of Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied and no such withdrawal liability is reasonably expected to be incurred, (ii) no liability under Title IV of ERISA (including, but not limited to, liability to the PBGC) has been incurred by the Acquired Companies or any PNT Commonly Controlled Entity, which liability has not been satisfied (other than for PBGC premiums not yet due), (iii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the IRC has been incurred for which any liability is outstanding, (iv) there has been no failure to make any contribution (including installments) to such plan required by Section 302 of ERISA and
Section 412 of the IRC which has resulted in a lien under Section 302 of ERISA or Section 412 of the IRC and for which any liability is currently outstanding; (v) to the Knowledge of any Acquired Company, no action, omission or transaction has occurred with respect to any such plan or any other PNT Benefit Plan which could subject any of the Acquired Companies, the plan or trust forming a part thereof, or SUG to a material civil liability or penalty under ERISA or other applicable laws, or a material Tax under the IRC, (vi) any such plan which is a Group Health Plan has complied in all material respects with the provisions of Sections 601-608 of ERISA and Section 4980B of the IRC, (vii) there are no pending or, to the Knowledge of any of the Acquired Companies, Threatened claims by or on behalf of any such plan or any other PNT Benefit Plan, by any employees, former employees or plan beneficiaries covered by such plan or otherwise by or on behalf of any person involving any such plan (other than routine non-contested claims for benefits) which could result in a material liability to the Acquired Companies taken as a whole and (viii) neither the Acquired Companies nor any PNT Commonly Controlled Entity has engaged in, or is a successor or parent corporation to any entity or person that has engaged in, a transaction described in Section 4069 of ERISA.

   (f) Except as otherwise set forth in Section 5.18 of the PNT Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) require SUG to make a later contribution to, payment or transfer of money or property or payment of greater benefits under or with respect to any PNT Benefit Plan than any of the Acquired Companies is currently required by the terms and provisions of such PNT Benefit Plan to do, (ii) create or give rise to any additional eligibility for participation, vested rights benefits or service credits under any PNT Benefit Plan, or (iii) in and of themselves cause or result in SUG incurring any civil liability or penalty under ERISA or other applicable laws or Tax under the IRC.

   (g) Except as otherwise set forth in Section 5.18 of the PNT Disclosure Schedule, none of the Acquired Companies is a party to any Contract nor has it established any policy or practice, which would require it or SUG to make a payment or provide any other form of compensation or benefit to any Person performing (or who within the past twelve months performed) services for any of the Acquired Companies during or upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

   (h) Except as would affect retirees and unionized employees and as otherwise set forth in Section 5.18 of the PNT Disclosure Schedule, each PNT Benefit Plan which is an "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without any liability being incurred by any of the Acquired Companies, SUG or any affiliate of SUG, except as to benefits accrued thereunder prior to such amendment or termination.

   (i) Section 5.18 of the PNT Disclosure Schedule contains a true and complete list as of the date of this Agreement of each PNT Benefit Plan, all Acquired Company Option Plans and any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any current or former officer, director or employee, any consulting contract with any person who prior to entering this such contract was a director or officer of any Acquired Company or any plan, agreement, arrangement or understanding similar to any of the foregoing.

   (j) None of the Acquired Companies has contributed nor been obligated to contribute to any "multi-employer plan" within the meaning of Section 3(37) of ERISA within the last six years, and none of the Acquired Companies has any outstanding liability with respect to any such plan.

   Section 5.19 Environmental Matters. Except as set forth in Section 5.19 of the PNT Disclosure Schedule or as specifically described in the PNT SEC Documents delivered to SUG prior to the date of this Agreement, and with such other exceptions as are not, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect:

   (a) To the Knowledge of any Acquired Company, no Facility owned or operated by any Acquired Company is currently, or was at any time, listed on the National Priorities List promulgated under CERCLA, or on any comparable state list, and no Acquired Company has received any written notification of potential or actual liability or a written request for information from any Person under or relating to CERCLA or any comparable Legal Requirement with respect to any Acquired Company or the Facilities;

   (b) To the Knowledge of any Acquired Company, each Acquired Company and any Person for whose conduct any Acquired Company is reasonably likely to be held responsible, and at all times has been, in material compliance with any Environmental Law. No Acquired Company has received any Order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any violation or failure to comply with any Environmental Law, or of any obligation to undertake or bear the cost of any environmental cleanup, or with respect to any property or Facility at which Hazardous Materials generated by any Acquired Company were transported for disposal;

   (c) There are no pending or, to the Knowledge of any of the Acquired Companies, Threatened claims arising under or pursuant to any Environmental Law with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which any Acquired Company has or had a direct or indirect interest (including by ownership or use); and

   (d) PNT has delivered or made available to SUG true and complete copies and results of any environmental site assessments, studies, analyses, tests or monitoring possessed by any Acquired Company of which any Acquired Company has Knowledge pertaining to Hazardous Materials or Hazardous Activities in, on or under the Facilities, or concerning compliance by any Acquired Company or any other Person for whose conduct any Acquired Company is reasonably likely to be held responsible, with Environmental Laws.

   Section 5.20 No Material Adverse Change. Since the date of the PNT Balance Sheet, except as specifically described in the PNT SEC Documents delivered to SUG prior to the date of this Agreement, there has not been any PNT Material Adverse Effect, and no events have occurred or circumstances exist that are, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect, except that any PNT Material Adverse Effect that results from or relates to (a) general business or economic conditions, (b) conditions generally affecting the industries in which the Acquired Companies compete or
(c) the announcement of the transactions contemplated by this Agreement shall be disregarded.

   Section 5.21 Brokers. No Acquired Company is a party to, or in any way obligated under any Contract, and there are no outstanding claims against any Acquired Company, for the payment of any broker's or finder's fees in connection with the origin, negotiation, execution or performance of this Agreement.

   Section 5.22 PNT Rights Agreement. Prior hereto, PNT has delivered to SUG a true and complete copy of the PNT Rights Agreement. The consummation of the transactions contemplated by this Agreement will not result in the triggering of any right or entitlement of the holders of the PNT Common Stock or other PNT securities under the PNT Rights Agreement or any similar agreement to which PNT or any of its Subsidiaries is a party.

   Section 5.23 Regulatory Proceedings. Except as set forth in Section 5.23 of the PNT Disclosure Schedule, other than purchase gas adjustment provisions, none of PNT or its Subsidiaries all or part of whose rates or services are regulated by a Governmental Body (a) has rates that have been or are being collected subject to refund, pending final resolution of any rate proceeding pending before a Governmental Body or on appeal to the courts, or (b) is a party to any rate proceeding before a Governmental Body that are, individually or in the aggregate, reasonably likely to result in any Orders having a PNT Material Adverse Effect.

   Section 5.24 Proxy Statement; Registration Statement. None of the information supplied or to be supplied by or on behalf of PNT and its Subsidiaries in either the PNT Proxy Statement or supplied or to be supplied by PNT to SUG for inclusion in either the SUG Proxy Statement or the Registration Statement, will, with respect to the Registration Statement, at the effective time of the Registration Statement, at any time the Registration Statement is amended or supplemented, at the date the PNT Proxy Statement is first mailed to PNT's shareholders, at any time the PNT Proxy Statement is amended or supplemented, at the time of the PNT Meeting and at the Effective Time, in the case of the PNT Proxy Statement, at the date the PNT Proxy Statement is first mailed to PNT's shareholders, at any time the PNT Proxy Statement is amended or supplemented and at the time of the PNT Meeting and in the case of the SUG Proxy Statement, at the date the SUG Proxy Statement is first mailed to SUG's shareholders, at any time the SUG Proxy Statement is amended or supplemented and at the time of the SUG Meeting (giving effect to any documents incorporated by reference therein), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The PNT Proxy Statement will comply as to form and in substance in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder.

   Section 5.25 Vote Required. Other than the approval of the Merger by the holders of a majority of the outstanding shares of PNT Common Stock (the "PNT Shareholders' Approval") and the approval by the holders of common stock of each of PG Energy and Honesdale, no vote of the holders of any class or series of the capital stock of any Acquired Company is required to approve this Agreement and the Mergers.

   Section 5.26 Opinion of Financial Advisor. PNT has provided (or promptly upon receipt of a written copy thereof, will provide) SUG a copy of the opinion of Legg Mason Wood Walker, Incorporated, dated as of the date hereof, with respect to the Merger Consideration to be received by the holders of PNT Common Stock pursuant to the transactions contemplated by this Agreement.

   Section 5.27 Disclaimer of Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE V, PNT MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND PNT HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES, WHETHER BY PNT, ANY SUBSIDIARY OF PNT, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO SUG OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, OF ANY DOCUMENTATION OR OTHER INFORMATION BY PNT, ANY SUBSIDIARY OF PNT, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, OR ANY OTHER PERSON, WITH RESPECT TO ANY OF THE FOREGOING.

                                  ARTICLE VI

                                   COVENANTS

   Section 6.1 Covenants of PNT. PNT agrees to observe and perform the following covenants and agreements:

   (a) Conduct of the Business Prior to the Closing Date. With respect to the Acquired Companies, except (i) as contemplated in this Agreement, (ii) for a sale by PNT of Keystone Pipeline Services, Inc. or by Keystone Pipeline Services, Inc. of its assets, or the sale by any of the Acquired Companies of any real property owned by any of them that is not used or useful in the Acquired Companies' utility operations, (iii) the redemption or repurchase of the PG Preferred Stock prior to the Effective Time, (iv) as required by law or regulation or (v) as otherwise expressly consented to in writing by SUG which consent will not be unreasonably withheld or delayed, prior to the Closing, PNT will cause each Acquired Company to:

      (1) Not make or permit any material change in the general nature of its business;

      (2) Maintain its Ordinary Course of Business in accordance with prudent business judgment and consistent with past practice and policy, and maintain its assets in good repair, order and condition, reasonable wear and tear excepted, subject to retirements in the Ordinary Course of Business;

      (3) Preserve the Acquired Company as an ongoing business and use reasonable efforts to maintain the goodwill associated with the Acquired Company;

      (4) Preserve all of the Acquired Companies' franchises, tariffs, certificates of public convenience and necessity, licenses, authorizations and other governmental rights and permits;

      (5) Not enter into any material transaction or Material Contract other than in the Ordinary Course of Business;

      (6) Not purchase, sell, lease, dispose of or otherwise transfer or make any contract for the purchase, sale, lease, disposition or transfer of, or subject to lien, any of the assets of the Acquired Company other than in the Ordinary Course of Business;

      (7) Not hire any new employee unless such employee is a bona fide replacement for a presently-filled position with the Acquired Company as of the date hereof except for no more than ten (10) new employees to be hired by PG Energy Services, Inc. for the conduct of the electric and natural gas marketing business;

      (8) Not file any material applications, petitions, motions, orders, briefs, settlement or agreements in any material Proceeding before any Governmental Body which involves the Acquired Company, and appeals related thereto without, to the extent reasonably practicable, consulting SUG; provided, however, that if such Proceeding is reasonably likely to have a PNT Material Adverse Effect, PNT shall not make any such filing without the consent of SUG, which consent shall not be unreasonably withheld or delayed;

      (9) Not engage in any new (other than intercompany short-term financing arrangements in the Ordinary Course of Business), or modify any existing, intercompany transactions involving Keystone Pipeline Services, Inc., and not engage in or modify, except in the Ordinary Course of Business, any material intercompany transactions involving any other Acquired Company, except as set forth in Section 6.1(a)(9) of the PNT Disclosure Schedule;

      (10) Not voluntarily change in any material respect or terminate any insurance policies disclosed on Section 5.16(a) of the PNT Disclosure Schedule that presently are in effect unless equivalent coverage is obtained;

      (11) Except as disclosed or specifically contemplated in this Agreement or in Section 6.1(a)(11) of the PNT Disclosure Schedule, and with respect to budgeted expenditures known and specifically disclosed in writing to SUG, subject to adjustments in the Ordinary Course of Business and other deviations (which in the aggregate shall not exceed 5% on an annualized basis during the period from the date of this Agreement until the Closing Date), not make any capital expenditure or capital expenditure commitment;

      (12) Not make any changes in financial policies or practices, or strategic or operating policies or practices, in each case which involve any Acquired Company, except as required by law, rule or regulation;

      (13) Comply in all material respects with all applicable material Legal Requirements and permits, including without limitation those relating to the filing of reports and the payment of Taxes due to be paid prior to the Closing, other than those contested in good faith;

      (14) Not adopt, amend (other than amendments that reduce the amounts payable by SUG or any of its subsidiaries or amendments required by law) or assume an obligation to contribute to any PNT Benefit

Plan or collective bargaining agreement or enter into any employment, severance or similar contract with any Person (including without limitation, contracts with management of any Acquired Company or any of its affiliates that might require payments be made upon consummation of the transactions contemplated hereby) or amend any such existing contracts to increase any amounts payable thereunder or benefits provided thereunder;

       (15) Except in the Ordinary Course of Business or in accordance with the terms of any existing Contract, PNT Benefit Plan or collective bargaining agreement, not grant any increase or change in total compensation, benefits or pay any bonus to any employees;

       (16) Not grant or enter into any Contract, written or oral, with respect to continued employment for any employee, officer or director;

       (17) Not make (i) any loan or advance to any officer, director, stockholder or employee other than in the Ordinary Course of Business or (ii) make any other loan or advance to any Person other than in the Ordinary Course of Business;

       (18) Not terminate any existing gas purchase, exchange or transportation contract necessary to supply firm gas at all city gate delivery points or enter into any new contract for the supply, transportation, storage or exchange of gas with respect to the Acquired Companies' regulated gas distribution operations or renew or extend or negotiate any existing contract providing for the same where such contract is not terminable within sixty (60) days without penalty unless specifically agreed to by SUG;

       (19) Not amend any of its Organizational Documents; and

       (20) Subject to Section 6.1(l), not issue or assume any note, debenture or other evidence of indebtedness which by its terms does not mature within two year(s) (except that PG Energy shall have no more than $11,999,999 of indebtedness which matures within one year from the date of any such issuance or assumption) from the date of execution or issuance thereof, unless otherwise redeemable or subject to prepayment at any time at the option of the Acquired Company on not more than thirty (30) days notice without penalty for such redemption or prepayment.

   (b) Customer Notifications. At any time and from time to time reasonably requested by SUG prior to the Closing Date, each Acquired Company will permit SUG at SUG's expense to insert preprinted single-page customer education materials into billing documentation to be delivered to customers affected by this Agreement; provided that, PNT has reviewed in advance and consented to the content of such materials, which consent shall not be unreasonably withheld. Other means of notifying customers may be employed by either party, at the expense of the initiating party, but in no event shall any notification be initiated without the prior consent of the other party (which consent shall not be unreasonably withheld).

   (c) Access to the Acquired Companies' Offices, Properties and Records; Updating Information.

       (1) From and after the date hereof and until the Closing Date, the Acquired Companies shall permit SUG and its Representatives to have, on reasonable notice and at reasonable times, reasonable access to such of the offices, properties and employees of the Acquired Companies, and shall disclose, and make available to SUG and its Representatives all books, papers and records to the extent that they relate to the ownership, operation, obligations and liabilities of or pertaining to the Acquired Companies and their businesses and assets. Without limiting the application of the Confidentiality Agreement dated May 10, 1999 between PNT and SUG (the "Confidentiality Agreement"), all documents or information furnished by the Acquired Companies hereunder shall be subject to the Confidentiality Agreement.

       (2) PNT will notify SUG as promptly as practicable of any significant change in the Ordinary Course of Business or operation of any of the Acquired Companies and of any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) by any Governmental Body, or the institution or overt threat or settlement of any material Proceeding involving or affecting any of the

Acquired Companies or the transactions contemplated by this Agreement, and shall use reasonable efforts to keep SUG fully informed of such events and permit SUG's Representatives access to all materials prepared in connection therewith, consistent with any applicable Legal Requirement or Contract.

       (3) As promptly as practicable after SUG's request, PNT will furnish such financial and operating data and other information pertaining to the Acquired Companies and their businesses and assets as SUG may reasonably request; provided, however, that nothing herein will obligate any of the Acquired Companies to take actions that would unreasonably disrupt its Ordinary Course of Business or violate the terms of any Legal Requirement or Contract to which the Acquired Company is a party or to which any of its assets is subject in providing such information, or to incur any costs with respect to SUG's external auditors (or the Acquired Companies' external auditors in the event a report by such auditors is requested by SUG) providing accounting services with respect to issuing an auditor's report required by or for SUG.

   (d) Governmental Approvals; Third Party Consents. PNT will use its reasonable best efforts to obtain all necessary consents, approvals and waivers from any Person required under any license, lease, permit or Contract applicable to the Acquired Companies, including, without limitation, the approvals of those Governmental Bodies and the consents of those third parties listed in Section 5.4 and Section 5.5 of the PNT Disclosure Schedule and as required by the HSR Act.

   (e) Dividends. PNT shall not, nor shall it permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its or their capital stock other than (A) dividends by a wholly owned Subsidiary to PNT or another wholly owned subsidiary, (B) dividends by a less than wholly owned Subsidiary consistent with past practice, (C) regular quarterly dividends on PNT Common Stock with usual record and payment dates that do not exceed the current rate of $1.20 per fiscal year, or (D) regular cumulative cash distributions on the 4.10% PG Preferred Stock not to exceed an annual rate of $4.10 per share or on the 5.75% PG Preferred Stock not to exceed an annual rate of $5.75 per share; (ii) split, combine or reclassify any capital stock or the capital stock of any Subsidiary or issue or authorize or propose the issuance of any other securities in respect of, or in substitution for, shares of capital stock or the capital stock of any Subsidiary; or (iii) redeem, repurchase or otherwise acquire any shares of capital stock of any Subsidiary other than (A) redemptions, repurchases and other acquisitions of shares of capital stock in connection with the administration of employee benefit and dividend reinvestment and customer stock purchase plans as in effect on the date hereof in the ordinary course of the operation of such plans consistent with past practice, (B) intercompany acquisitions of capital stock, (C) required redemptions of the 5.75% PG Preferred Stock, (D) the redemption or repurchase of the PG Preferred Stock as contemplated herein or (E) as set forth in Section 6.1(l) of this Agreement.

   (f) Issuance of Securities. PNT shall not, nor shall it permit any of its Subsidiaries to, issue, agree to issue, deliver, sell, award, pledge, dispose of or otherwise encumber or authorize or propose the issuance, delivery, sale, award, pledge, disposal or other encumbrance of, any shares of its or their capital stock of any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, other than as provided for in the PNT Benefit Plans, Acquired Company Option Plans (including options to be granted to directors of PNT pursuant to such PNT Benefit Plans and Acquired Company Option Plans) and any dividend reinvestment or customer stock purchase plans of PNT in effect as of the date hereof.

   (g) Accounting. PNT shall not, nor shall it permit any of its Subsidiaries to, make any changes in their accounting methods, principles or practices except as required by law, rule, regulation or GAAP.

   (h) No Shopping.

       (1) PNT shall not, and shall not authorize or permit any of its (or any of its Subsidiaries') officers, directors, agents, financial advisors, attorneys, accountants or other representatives to, directly or indirectly, solicit, initiate or encourage submission of proposals or offers from any Person relating to, or that could reasonably be expected to lead to, a Business Combination or participate in any negotiations or discussions regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek a Business Combination; provided, however, that, prior to the PNT Shareholders' Approval, PNT may, in response to an unsolicited written proposal from a third party with respect to a Business Combination that PNT's Board of Directors determines, in its good faith judgment, after consultation with and the receipt of the advice of its financial advisor and outside counsel with customary qualifications, is a Superior Proposal, (i) furnish information to, and negotiate, explore or otherwise engage in substantive discussions with such third party, only if PNT's Board of Directors determines, in its good faith judgment after consultation with its financial advisors and outside legal counsel, that it is reasonably necessary in order to comply with its fiduciary duties under applicable law and (ii) take and disclose to PNT's shareholders a position with respect to another Business Combination proposal, or amend or withdraw such position, pursuant to Rule 14d-9 and 14e-2 under the Exchange Act, or make such disclosure to PNT's shareholders which in the good faith judgment of PNT's Board of Directors is required by applicable law, based on the advice of its outside counsel. Prior to furnishing any non-public information to, entering into negotiations with or accepting a Superior Proposal from such third party, PNT will (i) provide written notice to SUG to the effect that it is furnishing information to or entering into discussions or negotiations with such third party and (ii) receive from such third party an executed confidentiality agreement containing substantially the same terms and conditions as the Confidentiality Agreement. PNT will immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiations with any parties conducted heretofore by PNT or any of its representatives with respect to any Business Combination.

       (2) Except as expressly permitted by this Section 6.1(h), neither the PNT Board of Directors nor any committee thereof may, (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to SUG, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, a Business Combination or (iii) cause PNT to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Business Combination. Notwithstanding the foregoing, prior to the time at which the PNT Shareholders' Approval has been obtained, in response to an unsolicited Business Combination proposal from a third party, if PNT's Board of Directors determines, in its good faith judgment, after consultation with and the receipt of the advice of its financial advisor and outside counsel with customary qualifications, that such proposal is a Superior Proposal and that failure to do any of the actions set forth in clauses (i), (ii) or (iii) above would create a reasonable possibility of a breach of the fiduciary duties of PNT's Board of Directors under applicable law, PNT's Board of Directors may (i) withdraw or modify its approval or recommendation of the Merger or this Agreement, approve or recommend a Business Combination or cause PNT to enter into a Business Combination and (ii) negotiate with a third party with respect to such Business Combination proposal and, subject to PNT having paid to SUG the fees described in Section 8.3(a) hereof and having entered into a definitive agreement with respect to such Business Combination proposal, terminate this Agreement; provided, however, that prior to entering into a definitive agreement with respect to a Business Combination proposal, the Company shall give SUG at least five (5) day's notice thereof, and shall cause its representatives to, negotiate with SUG to make such adjustments in the terms and conditions of this Agreement as would enable PNT to proceed with the transactions contemplated herein on such adjusted terms; provided, further, that if PNT and SUG are unable to reach an agreement on such adjustments within five (5) days after such notice from PNT, PNT may enter into such definitive agreement, subject to the provisions of Article VIII.

       (3) PNT shall notify SUG orally and in writing of any such inquiries, offers or proposals (including, without limitation, the material terms and conditions of any such offer or proposal and the identity of the Person making
it), within one business day of the receipt thereof, shall use all reasonable efforts to keep SUG informed of the status and details of any such inquiry, offer or proposal and shall give SUG two (2) days advance notice of the first delivery of non-public information to such Person. If any such inquiry, offer or proposal is in writing, PNT shall promptly deliver to SUG a copy of such inquiry, offer or proposal.

       (4) For purposes of this Agreement, (i) "Business Combination" means (other than the transactions contemplated or permitted by this Agreement) (A) a merger, consolidation or other business combination, share exchange, sale of shares of capital stock, tender offer or exchange offer or similar transaction involving PNT or any of its Subsidiaries, (B) acquisition in any manner, directly or indirectly, of a material interest in any capital stock of, or a material equity interest in a substantial portion of the assets of, PNT or any of its Subsidiaries, including any single or multi-step transaction or series of related transactions that is structured to permit a third party to acquire beneficial ownership of a majority or greater equity interest in PNT or any of its Subsidiaries, or (C) the acquisition in any manner, directly or indirectly, of any material portion of the business or assets (other than immaterial or insubstantial assets or inventory in the ordinary course of business or assets held for sale) of PNT or any of its Subsidiaries and (ii) "Superior Proposal" means a proposed Business Combination involving at least 50% of the shares of capital stock or a material portion of the assets of PNT that PNT's Board of Directors determines, after consulting with PNT's financial advisors and outside counsel, is financially superior to the transactions contemplated hereby and it appears that the party making the proposal is reasonably likely to have the funds necessary to consummate the Business Combination.

   (i) Solicitation of Proxies; PNT Proxy Statement. Subject to Section 6.1(h), PNT shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of SUG, advisable to secure the PNT Shareholders' Approval. PNT shall cause PG Energy and Honesdale to approve the Honesdale Merger and the PG Energy Merger.

   (j) PNT Shareholder Approval.

       (1) Subject to the provisions of Section 6.1(h) and Section 6.1(j)(2), PNT shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (including all adjournments thereof, the "PNT Meeting") for the purpose of securing the PNT Shareholders' Approval, (ii) distribute to its shareholders the PNT Proxy Statement in accordance with applicable federal and state law and with its Organizational Documents, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with SUG with respect to each of the foregoing matters.

       (2) The PNT Meeting for the purpose of securing the PNT Shareholders' Approval, including any adjournments thereof, will be held on such date or dates as PNT and SUG mutually determine.

   (k) Rule 145 Letters. PNT shall promptly identify to SUG all officers and directors of any Acquired Company and any other persons who are "affiliates" within the meaning of such term as used in Rule 145 under the Securities Act ("Rule 145 Affiliates"), and PNT shall use its reasonable efforts to provide to SUG undertakings from such persons ("Rule 145 Letters") to the effect that no disposition of shares of SUG Common Stock received in the Merger will be made by such persons except within the limits and in accordance with the applicable provisions of said Rule 145, as amended from time to time, or except in a transaction which, in the opinion of legal counsel satisfactory to SUG, is exempt from registration under the Securities Act.

   (l) Financing Activities. PNT shall, and shall cause its Subsidiaries to, cooperate, to the fullest extent commercially reasonable and practicable, with SUG's requests with respect to refinancing by the Acquired Companies of the current maturities of any of their indebtedness, and any repurchase, redemption or prepayment by any of the Acquired Companies of any of its indebtedness or preferred stock that may be required prior to or because of the Mergers or that SUG may request that the Acquired Companies effect prior to the Mergers, so as to permit SUG to have the maximum opportunity to refinance, on or promptly after the Closing Date without any penalty except as may be due pursuant to the terms of the Acquired Companies' indebtedness and preferred stock as in effect on the date of this Agreement, any of the Acquired Companies' indebtedness or preferred stock outstanding on the Closing Date, including, but not limited to, the redemption or repurchase by PG Energy (or purchase by PNT) by the Effective Time of all outstanding shares of PG Preferred Stock; provided, however, that no Acquired Company shall be required to consummate prior to the Effective Time any such refinancing, repurchase, redemption or repayment requested by SUG.

   (m) PNT Disclosure Schedule. On the date hereof, PNT has delivered to SUG the PNT Disclosure Schedule, accompanied by a certificate signed by an executive officer of PNT stating the PNT Disclosure Schedule is being delivered pursuant to this Section 6.1(m). The PNT Disclosure Schedule constitutes an integral part of this Agreement and modifies the representations, warranties, covenants or agreements of PNT contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the PNT Disclosure Schedule.

   Section 6.2 Covenants of SUG. SUG agrees to observe and perform the following covenants and agreements:

   (a) Governmental Approvals; Third Party Consents. SUG will use its reasonable best efforts at SUG's sole expense to obtain all necessary consents, approvals and waivers from any Person required under any license, lease, permit, Contract or agreement applicable to SUG, including, without limitation, the approvals of the Missouri Public Service Commission, the Florida Public Service Commission and the Pennsylvania Public Utility Commission as described in Section 4.5 and as required by the HSR Act.

   (b) Employees; Benefits. With respect to the employees (excluding unionized employees) listed in Section 5.17(a) of the PNT Disclosure Schedule (or their successors employed pursuant to Section 6.1(a)(7) above) (the "Employees"), except as otherwise specified herein, SUG agrees as follows:

    (1) During the 12 months immediately following the Closing Date, to make available to the Employees who continue their service with the Surviving Corporation or any Subsidiary of the Surviving Corporation Benefit Plans that are no less favorable, in the aggregate, than the Benefit Plans listed in
Section 5.18 of the PNT Disclosure Schedule offered to the Employees immediately prior to the Effective Time. Notwithstanding the foregoing, SUG's obligations under PNT's Directors' Retirement Plan, Directors' 1995 Stock Compensation Plan and Directors' Deferred Compensation Plan shall be limited to obligations accrued through and including the Effective Time, including, but not limited to, the change in control provisions contained in such plans.

    (2) For purposes of eligibility, vesting and benefit accrual under all benefit plans provided to the Employees after the Closing Date, SUG will recognize the tenure of employment, as recognized by the Acquired Companies as of the Closing Date.

    (3) All vacation time earned by the Employees prior to the Closing Date must be taken by the end of the calendar year of the Closing Date, except where the Employee is requested by PNT or SUG to forego their vacation for business-related reasons. For purposes of awarding vacation time at the beginning of each calendar year following the Closing Date, SUG will recognize the tenure of employment, as recognized by the Acquired Company as of the Closing Date.

    (4) SUG will permit each of the Employees to carry forward all days of sick leave accrued prior to the Closing Date.

   (c) Rule 16b-3. SUG will take all reasonable steps so that the acquisition of the Merger Consideration by officers and directors of PNT (including Merger Consideration with respect to PNT Common Stock held under PNT Benefit Plans), and cash payments or substitute SUG options issued in exchange for PNT Options in accordance with Section 3.4, will be exempt from Section 16(b) of the Exchange Act by reason of Rule 16b-3 promulgated thereunder.

   (d) Tax Matters. SUG will not take, or fail to take, any action before or after the Closing Date that will adversely affect the qualification of the Merger(s) as a reorganization under Section 368(a)(1)(A) of the IRC.

   (e) Blue Sky Permits. SUG shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "blue sky" permits and approvals required to carry out the transactions contemplated by the Agreement, and will pay all expenses incident thereto.

   (f) Listing Application. Prior to the Closing, SUG shall cause the shares of SUG Common Stock constituting the Stock Consideration and any other such shares required to be reserved for issuance in connection with the Merger to be listed on the NYSE, subject to official notice of issuance thereof.

   (g) Directors. After the Effective Time on the Closing Date, three individuals to be selected prior to the Closing Date by SUG from the Board of Directors of PNT immediately prior to the Effective Time shall be elected to the Board of Directors of SUG as the Surviving Corporation, and thereafter nominated and recommended for reelection if necessary such that each of them shall have a term of at least three years from the Closing Date, and each such individual shall hold office in accordance with the Certificate of Incorporation and By-laws of SUG as the Surviving Corporation; provided that, any such individual who is also an officer or employee of the Surviving Corporation shall be required to resign as a director of the Surviving Corporation if he resigns or is terminated as an officer or employee of the Surviving Corporation.

   (h) Technology: Pennsylvania Operations. SUG will give full consideration to using or retaining PNT's technology and management systems for the PNT operations after the Effective Time, if SUG determines that they are superior to such technology and management systems being used by SUG in its other operations and it is in the best interests of SUG and PNT's operations. SUG intends to operate the Acquired Companies' utility operations in Pennsylvania as a separate division of the Surviving Corporation headquartered in Pennsylvania.

   (i) Charitable Contributions. SUG will maintain PNT's charitable contributions of at least the amount given and/or committed in 1998 for at least the next three calendar years.

   (j) Collective Bargaining Agreements. At the Effective Time, SUG agrees to assume all collective bargaining agreements covering employees of any Acquired Company, and shall discharge when due any and all liabilities of any Acquired Company under such collective bargaining agreements relating to periods after the Effective Time.

   (k) Restrictions on Unusual Distributions; Anti-Dilution. Except for an annual 5% stock dividend, SUG will not, prior to the Effective Time, declare any stock dividend, stock split, reclassification, recapitalization, combination or distribution of assets, securities or other property to holders of, or affecting, SUG Common Stock.

   (l) Solicitation of Proxies; SUG Proxy Statement. SUG shall use its reasonable best efforts to solicit from SUG's shareholders proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of PNT, advisable to secure the SUG Shareholders' Approval. All Lindemann family members who own shares of SUG Common Stock as of the date of this Agreement have provided PNT with a commitment and irrevocable proxy to vote all of their shares of SUG Common Stock in favor of the Merger, the form of which is attached hereto as Schedule 6.2(l).

   (m) SUG Shareholder Approval.

    (1) Subject to the provisions of Section 6.2(m)(2), SUG shall, as soon as reasonably practicable after the date hereof (i) take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders (including all adjournments thereof, the "SUG Meeting") for the purpose of securing the SUG Shareholders' Approval, (ii) distribute to its shareholders the SUG Proxy Statement in accordance with applicable federal and state law and with its Organizational Documents, (iii) subject to the fiduciary duties of its Board of Directors, recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and (iv) cooperate and consult with PNT with respect to each of the foregoing matters.

    (2) The SUG Meeting for the purpose of securing the SUG Shareholders' Approval, including any adjournments thereof, will be held on such date or dates as PNT and SUG mutually determine.

   (n) SUG Disclosure Schedule. On the date hereof, SUG has delivered to PNT the SUG Disclosure Schedule, accompanied by a certificate signed by an executive officer of SUG stating that the SUG Disclosure Schedule is being delivered pursuant to this Section 6.2(n). The SUG Disclosure Schedule constitutes an integral part of this Agreement and modifies the representations, warranties, covenants or agreements of SUG contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the SUG Disclosure Schedule.

   (o) Conduct of the Business Prior to the Closing Date. Except as contemplated in this Agreement, as required by law or regulation or as otherwise expressly consented to in writing by PNT which consent will not be unreasonably withheld, prior to the Closing, SUG will:

    (1) Not make or permit any material change in the general nature of its business;

    (2) Maintain its present operations in the Ordinary Course of Business in accordance with prudent business judgment and consistent with past practice and policy, and maintain its assets in good repair, order and condition, reasonable wear and tear excepted, subject to retirements in the Ordinary Course of Business;

    (3) Preserve SUG as an ongoing business and use reasonable efforts to maintain the goodwill associated with SUG; and

    (4) Preserve all of SUG's franchises, tariffs, certificates of public convenience and necessity, licenses, authorizations and other governmental rights and permits.

   (p) Access to SUG's Offices, Properties and Records; Updating Information.

    (1) From and after the date hereof and until the Closing Date, SUG and its Subsidiaries shall permit PNT and its Representatives to have, on reasonable notice and at reasonable times, reasonable access to such of the offices, properties and employees of SUG and its Subsidiaries, and shall disclose, and make available to PNT and its Representatives all books, papers and records to the extent that they relate to the ownership, operation, obligations and liabilities of or pertaining to SUG, its Subsidiaries and their respective businesses and assets. Without limiting the application of the Confidentiality Agreement, all documents or information furnished by SUG and its Subsidiaries hereunder shall be subject to the Confidentiality Agreement.

    (2) SUG will notify PNT as promptly as practicable of any significant change in the Ordinary Course of Business or operation of SUG or any of its Subsidiaries and of any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) by any Governmental Body, or the institution or overt threat or settlement of any material Proceeding involving or affecting SUG or any of its Subsidiaries or the transactions contemplated by this Agreement, and shall use reasonable efforts to keep PNT fully informed of such events and permit PNT's Representatives access to all materials prepared in connection therewith consistent with any applicable Legal Requirement or Contract.

    (3) As promptly as practicable after PNT's request, SUG will furnish such financial and operating data and other information pertaining to SUG, its Subsidiaries and their respective businesses and assets as PNT may reasonably request; provided, however, that nothing herein will obligate SUG or any of its Subsidiaries to take actions that would unreasonably disrupt its Ordinary Course of Business or violate the terms of any Legal Requirement or Contract to which SUG or any of its Subsidiaries is a party or to which any of its assets is subject in providing such information, or to incur any costs with respect to PNT's external auditors (or SUG's external auditors in the event a report by such auditors is requested by PNT) providing accounting services with respect to issuing an auditor's report required by or for PNT.

   Section 6.3 Additional Agreements.

   (a) The Registration Statement, the PNT Proxy Statement and the SUG Proxy Statement. As soon as practicable after the date hereof, PNT and SUG shall take such reasonable steps as are necessary for the prompt preparation and filing with the SEC of (i) the PNT Proxy Statement by PNT, (ii) the SUG Proxy Statement by SUG and (iii) the Registration Statement, which will include information contained in the PNT Proxy Statement, by SUG. The foregoing shall include without limitation: (i) obtaining and furnishing the information required to be included therein, (ii) after consultation between PNT and SUG, responding promptly to any comments made by the SEC with respect to the PNT Proxy Statement, the SUG Proxy Statement and the Registration Statement and any amendments and preliminary version thereof and (iii) causing the Registration Statement to become effective, the PNT Proxy Statement to be mailed to PNT's shareholders at the earliest practicable date and the SUG Proxy Statement to be mailed to SUG's shareholders at the earliest practicable date. PNT agrees, as to information with respect to PNT, its officers, directors, shareholders and Subsidiaries contained in the Registration Statement, the PNT Proxy Statement and the SUG Proxy Statement, and SUG agrees, as to information with respect to SUG, its officers, directors, shareholders and Subsidiaries contained in the Registration Statement, the PNT Proxy Statement and the SUG Proxy Statement, that such information, in the case of the PNT Proxy Statement at the time of the mailing of the PNT Proxy Statement and (as then amended or supplemented) at the time of the PNT Meeting, in the case of the SUG Proxy Statement, at the time of the mailing of the SUG Proxy Statement and (as then amended or supplemented) at the time of the SUG Meeting or in the case of the Registration Statement at the time of the mailing of the PNT Proxy Statement (as then amended or supplemented), at the time of the PNT Meeting and at the effective time of the Registration Statement, will not contain any untrue statement of material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation, warranty, covenant or agreement is made by or on behalf of PNT with respect to information supplied by any other party for inclusion in the PNT Proxy Statement, the SUG Proxy Statement or the Registration Statement. No representation, warranty, covenant or agreement is made by or on behalf of SUG with respect to information supplied by any other party for inclusion in the PNT Proxy Statement, the SUG Proxy Statement or the Registration Statement. No filing of, or amendment or supplement to, the PNT Proxy Statement, the SUG Proxy Statement or the Registration Statement shall be made by any party hereto without providing the other party with the opportunity to review and comment thereon (except for any ongoing SEC reporting required of SUG, PNT or PG Energy that will be incorporated by reference). If at any time prior to the Effective Time any information relating to any party hereto or any of their respective officers, directors, shareholders or Subsidiaries, should be discovered by any party hereto which should be set forth in an amendment or supplement to the PNT Proxy Statement, the SUG Proxy Statement or the Registration Statement so that the PNT Proxy Statement, the SUG Proxy Statement or the Registration Statement would not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly prepared, filed with the SEC and, to the extent required by law, disseminated to the shareholders of PNT and/or the shareholders of SUG, as may be necessary.

   (b) Further Assurances. Each of SUG, PNT and any Acquired Company agrees to take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purpose of this Agreement and to vest PNT or SUG with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Acquired Companies, PNT's shareholders and the officers and directors of the Acquired Companies immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE VII

                                  CONDITIONS

   Section 7.1 Conditions to SUG's Obligation to Effect the Merger. The obligation of SUG to effect the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions:

   (a) Representations and Warranties True as of the Closing Date. PNT's representations and warranties in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date, subject to changes expressly contemplated and permitted by this Agreement; provided that, any such representation or warranty that is qualified by any standard of materiality (including, but not limited to, PNT Material Adverse Effect) shall have then been, and shall then be, accurate in all respects.

   (b) Compliance with Agreements. The covenants, agreements and conditions required by this Agreement to be performed and complied with by any of the Acquired Companies shall have been performed and complied with in all material respects prior to or at the Closing Date.

   (c) Certificate. PNT shall execute and deliver to SUG a certificate of an authorized officer of PNT, dated the Closing Date, stating that the conditions specified in Sections 7.1(a) and 7.1(b) of this Agreement applicable to the Acquired Companies have been satisfied.

   (d) Governmental Approvals. All approvals, consents, opinions or rulings of all Governmental Bodies required in order to consummate the transactions contemplated hereby shall have been obtained by Final Order in such form as is, and with no conditions that are, individually or in the aggregate, reasonably likely to have a PNT Material Adverse Effect or a material adverse effect on the business, operations, properties, financial condition or results of operations of the Surviving Corporation. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or have been terminated.

   (e) Third Party Consents. Each of the consents required under Section 5.4 of this Agreement shall have been obtained to the reasonable satisfaction of SUG, other than any such consents which, if not obtained, are not, individually or in the aggregate, reasonably likely to result in a PNT Material Adverse Effect after the Closing. In addition, all consents and approvals required, under the terms of any note, bond or indenture listed on the schedule to be delivered pursuant to Section 5.4, to which any of the Acquired Companies is a party, shall have been obtained.

   (f) Injunctions. On the Closing Date, there shall be no Orders which operate to restrain, enjoin or otherwise prevent the consummation of this Agreement or the Mergers.

   (g) Resignations. Each director of each Acquired Company shall, if requested by SUG, resign any position as a director of an Acquired Company effective as of the Closing Date in accordance with such Subsidiary's Organizational Documents and applicable provisions of the PBCL; provided that, such resignations shall not cause the termination of any such Person's employment as an employee of an Acquired Company or reduce any such employee's then current level of compensation.

   (h) Opinion of Tax Counsel. On the Closing Date, SUG shall have received from Roberts and Holland, L.L.P., special tax counsel to SUG, an opinion to the effect that the Merger will constitute a "reorganization" within the meaning of IRC Section 368(a)(1)(A), that the Honesdale Merger and the PG Energy Merger will each constitute "reorganizations" within the meaning of IRC
Section 368(a)(1)(A) or "liquidations" within the meaning of IRC Section 332, and that no gain or loss will be recognized by SUG or any of the Acquired Companies with respect to the Mergers.

   (i) Shareholder Approvals. The SUG Shareholders' Approval and the PNT Shareholders' Approval shall have been obtained, and all of the outstanding shares of the PG Preferred Stock shall have been redeemed in accordance with the Organizational Documents of PG Energy, purchased by PNT or repurchased by PG Energy.

   (j) Dissenter's Rights. Demand for payment of dissenters' rights by shareholders of PNT with respect to the Merger shall not equal or exceed seven percent of the outstanding shares of PNT Common Stock entitled to vote thereon.

   (k) Rule 145 Letters. Each Rule 145 Affiliate shall have executed and delivered to SUG a Rule 145 Letter, in form and substance reasonably satisfactory to SUG and its counsel.

   (l) Registration Statement. The Registration Statement shall have become effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

   (m) Listing of SUG Common Stock. The shares of SUG Common Stock constituting the Stock Consideration and any other shares of SUG Common Stock required to be issued or reserved hereunder to consummate the transactions contemplated by this Agreement shall have been authorized for listing, upon official notice of issuance, on the NYSE.

   Section 7.2 Conditions to PNT's Obligations to Effect the Mergers. The obligation of PNT to effect the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions:

   (a) Representations and Warranties True as of the Closing Date. SUG's representations and warranties in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date, subject to changes expressly contemplated and permitted by this Agreement; provided that, any such representation or warranty that is qualified by any standard of materiality (including, but not limited to, SUG Material Adverse Effect) shall have then been, and shall then be, accurate in all respects.

   (b) Compliance with Agreements. The covenants, agreements and conditions required by this Agreement to be performed and complied with by SUG shall have been performed and complied with in all material respects prior to or at the Closing Date.

   (c) Certificate. SUG shall execute and deliver to PNT a certificate of an authorized officer of SUG, dated the Closing Date, stating that the conditions specified in Sections 7.2(a) and 7.2(b) of this Agreement applicable to SUG have been satisfied.

   (d) Governmental Approvals. All approvals, consents, opinions or rulings of all Governmental Bodies required in order to consummate the transactions contemplated hereby shall have been obtained by Final Order in such form as is, and with no conditions that are, individually or in the aggregate, reasonably likely to have a material adverse effect on the business, operations, properties, financial condition or results of operations of the Surviving Corporation. The applicable waiting period under the HSR Act with respect to the transactions contemplated hereby shall have expired or have been terminated.

   (e) Injunctions. On the Closing Date, there shall be no Orders which operate to restrain, enjoin or otherwise prevent the consummation of this Agreement or the Mergers.

   (f) Opinion of Counsel. On the Closing Date, PNT shall have received from Hughes Hubbard & Reed LLP, counsel to PNT, an opinion to the effect that the Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of IRC Section 368(a), and that no gain or loss will be recognized for federal income tax purposes by the shareholders of PNT upon their receipt of the Merger Consideration, except that any realized gain will be recognized to the extent of the amount of cash received.

   (g) Shareholder Approvals. The SUG Shareholders' Approval and the PNT Shareholders' Approval shall have been obtained.

   (h) Registration Statement. The Registration Statement shall have become effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

   (i) Listing of SUG Common Stock. The shares of SUG Common Stock constituting the Stock Consideration and any other shares of SUG Common Stock required to be issued or reserved hereunder to consummate the transactions contemplated by this Agreement shall have been authorized for listing, upon official notice of issuance, on the NYSE.

                                 ARTICLE VIII

                                  TERMINATION

   Section 8.1 Termination Rights. This Agreement may be terminated in its entirety at any time prior to the Closing:

   (a) By the mutual written consent of SUG and PNT;

   (b) By PNT, on the one hand, or SUG, on the other hand, in writing if there shall be in effect a non-appealable order of a court of competent jurisdiction prohibiting the consummation of the Mergers in accordance with this Agreement;

   (c) By PNT if there is a breach of any representation, warranty, covenant or agreement of SUG, which breach cannot be cured and would cause the conditions set forth in Section 7.2(a) to be incapable of being satisfied;

   (d) By SUG if there is a breach of any representation, warranty, covenant or agreement of PNT, which breach cannot be cured and would cause the conditions set forth in Section 7.1(a) to be incapable of being satisfied;

   (e) By PNT, by written notice to SUG in accordance with Section 6.1(h)(2); provided, however, that the termination described in this clause (e) shall not be effective unless and until PNT shall have paid SUG the fee described in
Section 8.3(a) and PNT has substantially contemporaneously entered into a definitive agreement with respect to a Business Combination Proposal;

   (f) By PNT, in writing if the PNT Shareholders' Approval is not obtained at the PNT Meeting or the SUG Shareholders' Approval is not obtained at the SUG Meeting or by SUG in writing if the PNT Shareholders' Approval is not obtained at the PNT Meeting provided that there has not been a material misrepresentation or a material breach of covenant, warranty or agreement contained herein on the part of the party asserting its right to terminate pursuant to this Section 8.1(f);

   (g) By PNT, if the Average Trading Price of the SUG Common Stock as of the Closing is lower than $17.30000;

   (h) By SUG, by written notice to PNT, if the Board of Directors of PNT or any committee thereof (i) withdraws or modifies, or proposes publicly to withdraw or modify, in a manner adverse to SUG, the approval or recommendation by the Board of Directors or such committee of the Merger or this Agreement,
(ii) approves or recommends, or proposes publicly to approve or recommend, a Business Combination, (iii) causes PNT to enter into a definitive agreement related to any Business Combination, (iv) resolves to take any of the actions specified in clause (i), (ii) and (iii) above or (v) fails by the Effective Time to cause PG Energy to redeem or repurchase all of the outstanding shares of PG Preferred Stock;

   (i) By SUG, by written notice to PNT, if a third party, including a group (as defined under the Exchange Act) acquires securities representing greater than 50% of the voting power of the outstanding voting securities of PNT; or

   (j) By either party in writing at any time after 5:00 p.m., Eastern Time on June 7, 2000, (the "Initial Termination Date") if the Closing has not occurred prior thereto; provided, however, that the right to terminate this Agreement under this Section 8.1(j) will not be available to any party that is in material breach of its representations, warranties, covenants or agreements contained herein; and provided, further, that if on the Initial Termination Date (i) the conditions to closing set forth in Sections 7.1(d) and 7.2(d) shall not have been fulfilled or (ii) any approval or authorization of any Governmental Body required in connection with the consummation of the Mergers shall have not been obtained and such approval or authorizations shall not have become a Final Order, but all other conditions to Closing shall be fulfilled or shall be capable of being fulfilled, then the Initial Termination Date will be extended to December 7, 2000.

   Section 8.2 Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, this Agreement shall be of no further force and effect and there shall be no further liability hereunder on the part of any party or its affiliates, directors, officers, shareholders, agents or other representatives; provided, however, that no such termination shall relieve any party of liability for any claims, damages or losses suffered by the other party as a result of the negligent or willful failure of a party to perform any obligations required to be performed by it hereunder on or prior to the date of termination. Notwithstanding anything to the contrary contained herein, the provisions of Section 8.2, Sections 10.1 through 10.6 and Sections
10.8 through 10.11 of this Agreement shall survive any termination of this Agreement. Notwithstanding anything to the contrary contained herein, but subject to Section 7.1(i), Section 8.1(h) and Section 8.2, the failure by PG Energy to obtain the approval of the transactions contemplated by this Agreement by the holders of either series of PG Preferred Stock in the event such approval may be determined to be required shall not constitute a breach by PNT of any of its representations, warranties or covenants contained herein.

   Section 8.3 Termination Fee; Expenses.

   (a) Termination Fee. If this Agreement is terminated pursuant to Section 8.1(e), 8.1(h) or 8.1(i), then PNT shall pay to SUG promptly (but not later than five business days after notice is received from PNT) an amount equal to $10 million in cash.

   (b) Expenses. The parties agree that the agreements contained in this
Section 8.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. Notwithstanding anything to the contrary contained in this Section 8.3, if PNT fails to pay promptly to SUG the fee due under Section 8.3(a), in addition to any amounts paid or payable pursuant to Section 8.3(a), PNT shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee calculated using an annual percentage rate of interest equal to the prime rate published in the Wall Street Journal on the date (or preceding business day if such date is not a business day) such fee was required to be paid, compounded on a daily basis using a 360-day year.

                                  ARTICLE IX

                           INDEMNIFICATION; REMEDIES

   Section 9.1 Directors' and Officer's Indemnification.

   (a) Indemnification and Insurance. For a period of six years after the Effective Time, the Surviving Corporation will indemnify and hold harmless the present and former officers and directors of PNT and its Subsidiaries (the "Indemnified Parties") in respect of acts or omissions occurring prior to the Effective Time to the extent provided under PNT's certificate of incorporation and bylaws in effect on the date hereof; provided, however, that if any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of such claims shall continue until the final disposition of any and all such claims. For six years after the Effective Time, the Surviving Corporation will use its reasonable best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by PNT's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that in satisfying its obligation under this Section, if the annual premiums of such insurance coverage exceed 200% of the previous year's premiums, the Surviving Corporation will be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of the Surviving Corporation for a cost not exceeding such amount.

   (b) Successors. In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, proper provisions must be made so that the successors and assigns of the Surviving Corporation will assume the obligations set forth in this Section 9.1.

   (c) Survival of Indemnification. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the employees, agents, directors and officers of any Acquired Company with respect to their activities as such prior to the Effective Time, as provided in their respective Organizational Documents in effect on the date hereof, or otherwise in effect on the date hereof, will survive the Mergers and will continue in full force and effect except for amendments to make changes permitted by law that would enhance the rights of past or present officers and directors to indemnification or advancement of expenses in respect of acts or omissions occurring prior to the Effective Time. for a period of not less than six years from the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved).

   Section 9.2 Representations and Warranties. Each and every representation and warranty of either party shall expire at, and be terminated and extinguished with, the Effective Time.

                                   ARTICLE X

                              GENERAL PROVISIONS

   Section 10.1 Expenses. Each of the parties will pay all costs and expenses of its performance of and compliance with this Agreement, except (i) as provided in Section 8.3 and as expressly provided otherwise herein, (ii) PNT shall pay all fees and expenses of counsel for PNT, (iii) SUG will pay all real estate transfer taxes and real estate recording fees, if any, including expenses of counsel associated with real estate title, transfer and recording issues in connection with the Mergers, and all filing and application fees paid to Governmental Bodies in connection with the Mergers and (iv) SUG and PNT will each pay half of the combined costs of printing and mailing to the PNT stockholders the prospectus that is a part of the Registration Statement and the Proxy Statement.

   Section 10.2 Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been given upon receipt if either (a) personally delivered, (b) sent by prepaid first class mail, and registered or certified and a return receipt requested or (c) by facsimile telecopier with completed transmission acknowledged:

     if to SUG, to:

     Southern Union Company
     504 Lavaca Street, Suite 800
     Austin, Texas 78701
     Attention: Peter H. Kelley
                President and Chief Operating Officer
     Telecopier: (512) 477-3879

     with a copy to:

     Fleischman and Walsh, L.L.P.
     Suite 600
     1400 Sixteenth Street, N.W.
     Washington, D.C. 20036
     Attention: Stephen A. Bouchard, Esq.
     Telecopier: (202) 265-5706
     if to PNT, to:

     Pennsylvania Enterprises, Inc.
     One PEI Center
     Wilkes-Barre, Pennsylvania 18711-0601
     Attention: Thomas F. Karam
                President and Chief Executive Officer
     Telecopier: (570) 829-8900

     with a copy to:

     Hughes Hubbard & Reed LLP
     One Battery Park Plaza
     New York, New York 10004-1482
     Attention: Garett J. Albert, Esq.
     Telecopier: (212) 422-4726

or at such other address or number as shall be given in writing by a party to the other parties.

   Section 10.3 Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto.

   Section 10.4 Successor Bound. Subject to the provisions of Section 10.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

   Section 10.5 Governing Law; Forum; Consent to Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of New York except to the extent that the terms and consummation of the Mergers are subject to the DGCL or the PBCL. Each party to this Agreement hereby irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of the federal courts of the Southern District of New York in the county of New York and the borough of Manhattan for any proceeding arising in connection with this Agreement (and each such party agrees not to commence any such proceeding, except in such courts), (ii) to the extent such party is not a resident of the State of New York, agrees to appoint an agent in the State of New York as such party's agent for acceptance of legal process in any such proceeding against such party with the same legal force and validity as if served upon such party personally within the State of New York, and to notify promptly each other party hereto of the name and address of such agent, (iii) waives any objection to the laying of venue of any such proceeding in the federal courts of the Southern District of New York in the county of New York and the borough of Manhattan, and (iv) waives, and agrees not to plead or to make, any claim that any such proceeding brought in any federal court of the Southern District of New York has been brought in an improper or otherwise inconvenient forum.

   Section 10.6 Waiver of Trial By Jury. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH ANY SUCH PARTY MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO (i) THIS AGREEMENT, (ii) THE MERGERS, (iii) THE CONFIDENTIALITY AGREEMENT OR (iv) ANY RELATED DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH PARTY HERETO, AND EACH SUCH PARTY HEREBY REPRESENTS AND WARRANTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON TO INDUCE THIS WAIVER OR TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH PARTY TO THIS AGREEMENT FURTHER REPRESENTS AND WARRANTS THAT EACH SUCH PARTY HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF EACH SUCH PARTY'S OWN FREE WILL, AND THAT EACH SUCH PARTY HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

   Section 10.7 Cooperation; Further Documents.

   (a) Each of the parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws, regulations or otherwise, to consummate and to make effective the transactions contemplated by this Agreement, including, without limitation, the timely performance of all actions and things contemplated by this Agreement to be taken or done by each of the parties hereto.

   (b) Each party shall cooperate with the other party in such other party's discharge of the obligations hereunder, which shall include making reasonably available to the other party such of its personnel as have relevant information, with respect thereto.

   Section 10.8 Construction of Agreement. The terms and provisions of this Agreement represent the results of negotiations between PNT and SUG, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and PNT and SUG hereby waive the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the party whose attorney prepared the executed draft or any earlier draft of this Agreement.

   Section 10.9 Publicity; Organizational and Operational Announcements. No party hereto shall issue, make or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby, or otherwise make any disclosures relating thereto, without the consent of the other party, such consent not to be unreasonably withheld or delayed; provided, however, that such consent shall not be required where such release or announcement is required by applicable law or the rules or regulations of a securities exchange, in which event the party so required to issue such release or announcement shall endeavor, wherever possible, to furnish an advance copy of the proposed release to the other party.

   Section 10.10 Waiver. Except as otherwise expressly provided in this Agreement, neither the failure nor any delay on the part of any party to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege available to each party at law or in equity.

   Section 10.11 Parties in Interest. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person, other than the parties hereto and their successors and permitted assigns, any rights or remedies hereunder, except that the parties hereto agree and acknowledge that the agreements and covenants contained in Section 6.2(g) are intended for the direct and irrevocable benefit of each director of PNT selected by SUG prior to the Closing Date pursuant thereto, and that the agreements and covenants contained in Section 9.1 are intended for the direct and irrevocable benefit of the Indemnified Parties described therein and their respective heirs or legal representatives (each such director or Indemnified Party, a "Third Party Beneficiary"), and that each such Third Party Beneficiary, although not a party to this Agreement, shall be and is a direct and irrevocable third party beneficiary of such agreements and covenants and shall have the right to enforce such agreements and covenants against the Surviving Corporation in all respects fully and to the same extent as if such Third Party Beneficiary were a party hereto.

   Section 10.12 Specific Performance. The parties hereto agree that irreparable damage would occur to a party in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that any party shall be entitled to an injunction or injunctions to prevent breaches of this agreement by any other party and to enforce specifically, to the fullest extent available, the terms and provisions hereof, including each party's obligation to close, in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which any party is entitled at law or in equity.

   Section 10.13 Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   Section 10.14 Amendment. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

   Section 10.15 Entire Agreement. This Agreement, the exhibits, annexes and schedules hereto and the documents specifically referred to herein and the Confidentiality Agreement constitute the entire agreement, understanding, representations and warranties of the parties hereto.

   Section 10.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                     [SIGNATURES APPEAR ON FOLLOWING PAGE]

   IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                                          SOUTHERN UNION COMPANY

                                            /s/ Peter H. Kelley
                                          By: _________________________________
                                          Name: Peter H. Kelley
                                          Title:President and Chief Operating
                                           Officer

                                          PENNSYLVANIA ENTERPRISES, INC.

                                            /s/ Thomas F. Karam
                                          By: _________________________________
                                          Name: Thomas F. Karam
                                          Title:President and Chief Executive
                                           Officer

                                   APPENDIX B

              [Letterhead of Legg Mason Wood Walker, Incorporated]

                                  June 7, 1999

The Board of Directors
Pennsylvania Enterprises, Inc.
One PEI Center
Wilkes-Barre, Pennsylvania 18711-0601

Attention: Thomas F. Karam

Members of the Board of Directors:

   We are advised that Pennsylvania Enterprises, Inc. (collectively, "Pennsylvania Enterprises" or the "Company") has entered into an Agreement of Merger (the "Agreement") with Southern Union Company ("Southern Union"), pursuant to which Pennsylvania Enterprises will merge into Southern Union and each outstanding share of Pennsylvania Enterprises common stock will be converted into the right to receive $32.00 in value of common stock of Southern Union and $3.00 in cash on terms and conditions as more fully set forth in the Agreement (the transaction is referred to herein as the "Transaction").

   You have requested our opinion, as investment bankers, as to the fairness to the shareholders of the Company, from a financial point of view, of the consideration to be received by the shareholders of the Company in the Transaction.

   For purposes of rendering this opinion, we have, among other things:

  (i) reviewed the form of the definitive Agreement and certain related documents;

  (ii) reviewed the audited consolidated financial statements of Pennsylvania Enterprises for the twelve month periods ended December 31, 1998, 1997, 1996 and 1995;

  (iii) reviewed the unaudited financial statements of Pennsylvania Enterprises for the three month period ended March 31, 1999;

  (iv) reviewed the audited consolidated financial statements of Southern Union for the twelve month periods ended June 30, 1998, 1997, 1996 and 1995;

  (v) reviewed the unaudited financial statements of Southern Union for the nine month period ended March 31, 1999;

  (vi) reviewed certain publicly available information concerning Pennsylvania Enterprises and Southern Union;

  (vii) reviewed forecast financial statements of Pennsylvania Enterprises and Southern Union furnished to us by the senior management of Pennsylvania Enterprises and Southern Union;

  (viii) reviewed and analyzed certain publicly available financial and stock market data with respect to operating statistics relating to selected public companies that we deemed relevant to our inquiry;

  (ix) reviewed the reported prices and trading activity of the publicly-traded securities of Pennsylvania Enterprises and Southern Union;

  (x) analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that we considered relevant to our inquiry;

  (xi) held meetings and discussions with certain officers and employees of Pennsylvania Enterprises and Southern Union concerning the operations, financial condition and future prospects of Pennsylvania Enterprises and Southern Union; and

  (xii) conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our opinion.

   In connection with our review, we have assumed and relied upon the accuracy and completeness of all financial and other information supplied to us by Southern Union and Pennsylvania Enterprises or publicly available, as we have not independently verified such information. We have further relied upon the assurances of management of Southern Union and Pennsylvania Enterprises as they are unaware of any facts that would make such information incomplete or misleading. We also have relied upon the managements of Southern Union and Pennsylvania Enterprises, as to the reasonableness and achievability of the financial projections (and the assumptions and bases therein) provided to us or prepared for Pennsylvania Enterprises and Southern Union, and we have assumed that such projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future operating performance of Pennsylvania Enterprises and Southern Union, including without limitation the tax benefits, cost savings and operating synergy to be enjoyed by Southern Union after the Transaction. Neither Southern Union nor Pennsylvania Enterprises publicly discloses internal management projections of the type provided to Legg Mason in connection with Legg Mason's review of the Transaction. Such projections were not prepared with the expectation of public disclosure. The projections were based on numerous variables and assumptions that are inherently uncertain, including without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections.

   We have not been requested to make, and have not made, an independent appraisal or evaluation of the assets, properties or liabilities of Pennsylvania Enterprises and we have not been furnished with any such appraisal or evaluation. We have not reviewed any of the books and records of Pennsylvania Enterprises or assumed any responsibility for conducting a physical inspection of the properties or facilities of Pennsylvania Enterprises. Further, this opinion is based upon prevailing market conditions and other circumstances and conditions existing on the date hereof. We have assumed that the Transaction will be consummated on the terms and conditions described in the form of the Agreement reviewed by us. It is understood that subsequent developments may affect the conclusions reached in this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

   It is understood that this letter is directed to the Company's Board of Directors. The opinion expressed herein is provided for the use of the Company's Board of Directors in its evaluation of the proposed Transaction and does not constitute a recommendation to any shareholder of the Company either of the Transaction or as to how such shareholder should vote on or otherwise respond to the Transaction. In addition, this letter does not constitute a recommendation of the Transaction over any other alternative transaction which may be available to the Company and does not address the underlying business decision of the Board of Directors of the Company to proceed with or effect the Transaction. This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without the prior written consent of Legg Mason Wood Walker, Incorporated; provided that this Opinion may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission with respect to the Transaction.

   In the past, Legg Mason has provided investment banking services to Pennsylvania Enterprises and received a fee for its services. In addition, Legg Mason will receive a separate fee for providing this Opinion to the Board of Directors of Pennsylvania Enterprises.

   Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the consideration to be received by the shareholders of Pennsylvania Enterprises in the Transaction is fair to such shareholders from a financial point of view.

                                          Very truly yours,

                                          Legg Mason Wood Walker, Incorporated

                                          By: /s/ Alexsander M. Stewart
                                              __________________________________
                                              Alexsander M. Stewart
                                              Managing Director

                                   APPENDIX C

      [Letterhead of Donaldson, Lufkin & Jenrette Securities Corporation]

                               As of June 6, 1999

Board of Directors
Southern Union Company
504 Lavaca Street--Eighth Floor
Austin, Texas 78701

Dear Sirs:

   You have requested our opinion as to the fairness from a financial point of view to Southern Union Company ("SUG" or the "Company") of the consideration to be paid by the Company to the stockholders of Pennsylvania Enterprises, Inc. ("PNT") pursuant to the terms of the Agreement of Merger, to be dated as of June 7, 1999 (the "Agreement"), by and between the Company and PNT and pursuant to which PNT will be merged (the "Merger") with and into SUG.

   Pursuant to the Agreement, at the effective time of the Merger, each issued and outstanding share of PNT common stock (other than shares with respect to which dissenter rights have been perfected under applicable law), together with the associated stock purchase rights, will be converted into the right to receive (i) that number of whole shares of SUG common stock equal to $32.00 divided by the Conversion Price (as defined in the Agreement) (the "Exchange Ratio"), subject to a collar (the "Collar") which provides that the Conversion Price shall not be more than $22.71 nor less than $19.46 (such amounts representing 105% and 90%, respectively, of the closing price of SUG common stock on June 4, 1999), with a cash payment to be made by SUG in lieu of any fractional shares, and (ii) an amount in cash (the "Cash Consideration"), without interest, equal to the sum of $3.00 plus, if the Conversion Price (notwithstanding the operation of the Collar) is less than $19.46, the product of (x) the amount, not to exceed $2.16, by which $19.46 exceeds the Conversion Price and (y) the Exchange Ratio (the maximum cash amount potentially payable pursuant to this clause (ii) being $6.55 per share of PNT common stock). The Exchange Ratio, as bound by the Collar, and the Cash Consideration are collectively referred to herein as the Merger Consideration.

   In arriving at our opinion, we have reviewed the draft dated June 6, 1999 of the Agreement. We also have reviewed financial and other information that was publicly available or furnished to us by the Company including information provided during discussions with Company management. Included in the information provided during discussions with management were certain financial projections of PNT for the period beginning January 1, 1999 and ending December 31, 1999 prepared by the management of PNT and certain financial projections of PNT and the Company for the period beginning January 1, 1999 and ending December 31, 2003 prepared by the management of the Company. In addition, we have compared certain financial and securities data of the Company and PNT with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the common stock of PNT and the Company, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

   In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and PNT or their respective representatives, or that was otherwise reviewed by us and have assumed that the Company is not aware of any information prepared by it or its other advisors that might be material to our opinion that has not been made available to us. In particular, we have relied upon the estimates of the management of the Company of the operating synergies achievable as a result of the Merger. With respect to the financial projections supplied to us, we have relied on representations that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of PNT as to the future operating and financial performance of PNT and the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company and PNT. We have not assumed any responsibility for making any independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by us. We have relied as to certain legal matters on advice of counsel to the Company.

   Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligations to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which the Company's common stock will actually trade at any time. Our opinion does not address the relative merits of the Merger and the other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the Merger. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed transaction.

   Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DLJ is currently engaged by SUG to act as its exclusive financial advisor in connection with another potential acquisition. DLJ expects to receive usual and customary investment banking fees in connection with this assignment.

   Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Merger Consideration to be paid by the Company pursuant to the Agreement is fair to the Company from a financial point of view.

                                    Very truly yours,

                                    Donaldson, Lufkin & Jenrette Securities
                                    Corporation

                                    By: /s/ John A. Cavalier
                                       ________________________________________
                                       John A. Cavalier
                                       Managing Director

                                   APPENDIX D

                      DISSENTERS RIGHTS PROVISIONS OF THE
           PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988, AS AMENDED

                        SUBCHAPTER D--DISSENTERS RIGHTS

(S) 1571. Application and effect of subchapter.

   (a) General rule. Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

      Section 1906(c) (relating to dissenters rights upon special treatment).
      Section 1930       (relating to dissenters rights).
      Section 1931(d)    (relating to dissenters rights in share exchanges).
      Section 1932(c)    (relating to dissenters rights in asset transfers).
      Section 1952(d)    (relating to dissenters rights in division).
      Section 1962(c)    (relating to dissenters rights in conversion).
      Section 2104(b)    (relating to procedure).
      Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).
      Section 2325(b)    (relating to minimum vote requirement).
      Section 2704(c)    (relating to dissenters rights upon election).
      Section 2705(d) (relating to dissenters rights upon renewal of election).
      Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).
      Section 7104(b)(3) (relating to procedure).

   (b) Exceptions.

     (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

         (i)   listed on a national securities exchange; or

         (ii)  held of record by more than 2,000 shareholders;

shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

     (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

         (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

         (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

         (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

     (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

   (c) Grant of optional dissenters rights. The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholder to dissenters rights.

   (d) Notice of dissenters rights. Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

     (1) A statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

     (2) A copy of this subchapter.

   (e) Other statutes. The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

   (f) Certain provisions of articles ineffective. This subchapter may not be relaxed by any provision of the articles.

   (g) Cross references. See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

(S) 1572. Definitions.

   The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

   "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

   "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

   "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

   "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

(S) 1573. Record and beneficial holders and owners.

   (a) Record holders of shares. A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

   (b) Beneficial owners of shares. A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

(S) 1574. Notice of intention to dissent.

   If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

(S) 1575. Notice to demand payment.

   (a) General rule. If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

     (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

     (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

     (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

     (4) Be accompanied by a copy of this subchapter.

   (b) Time for receipt of demand for payment. The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

(S) 1576. Failure to comply with notice to demand payment, etc.

   (a) Effect of failure of shareholder to act. A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

   (b) Restriction on uncertificated shares. If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

   (c) Rights retained by shareholder. The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

(S) 1577. Release of restrictions or payment for shares.

   (a) Failure to effectuate corporate action. Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

   (b) Renewal of notice to demand payment. When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

   (c) Payment of fair value of shares. Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

     (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

     (2) A statement of the corporation's estimate of the fair value of the shares.

     (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

   (d) Failure to make payment. If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

(S) 1578. Estimate by dissenter of fair value of shares.

   (a) General rule. If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

   (b) Effect of failure to file estimate. Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

(S) 1579. Valuation proceedings generally.

   (a) General rule. Within 60 days after the latest of:

     (1) Effectuation of the proposed corporate action;

     (2) Timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

     (3) Timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

If any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

   (b) Mandatory joinder of dissenters. All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

   (c) Jurisdiction of the court. The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

   (d) Measure of recovery. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

   (e) Effect of corporation's failure to file application. If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

(S) 1580. Costs and expenses of valuation proceedings.

   (a) General rule. The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

   (b) Assessment of counsel fees and expert fees where lack of good faith appears. Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

   (c) Award of fees for benefits to other dissenters. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

(S) 1930. Dissenters rights.

   (a) General rule. If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

   (b) Plans adopted by directors only. Except as otherwise provided pursuant to section 1571(c) (relating to grant of optional dissenters rights), Subchapter D of Chapter 15 shall not apply to any of the shares of a corporation that is a party to a merger or consolidation pursuant to section 1924(1)(i) (relating to adoption by board of directors).

   (c) Cross references. See sections 1571(b) (relating to exceptions) and 1904 (relating to de facto transaction doctrine abolished).

                        PENNSYLVANIA ENTERPRISES, INC.

              Solicited by the Board of Directors of the Company
                              Stockholder's Proxy

The undersigned hereby appoints Vincent A. Bonaddio, John F. Kell, Jr., and Donna M. Abdalla, or any one or more of them, each with full power of substitution, the proxy or proxies of the undersigned to vote the shares of Common Stock of Pennsylvania Enterprises, Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Pennsylvania Enterprises, Inc. to be held on October 19, 1999, at The Plaza Hotel, Fifth Avenue at Central Park South, New York, New York, at 10:00 a.m. (Eastern Time), and at any and all adjournments or postponements thereof.


                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

-------------------------------------------------------------------------------
                          /\ FOLD AND DETACH HERE /\

                                                        Please mark
                                                        your votes as  [X]
                                                        indicated in
                                                        this example

The Board of Directors Recommends a Vote "FOR the Agreement of Merger" in
Item 1.

The shares represented by this proxy, which revokes all prior proxies, will be voted as directed by the stockholder. If no direction is given, such shares will be voted "FOR the Agreement of Merger" in Item 1.



                                                   FOR the   AGAINST the
Item 1 - Approval and adoption of the Agreement   Agreement   Agreement
         of Merger by and between the Company     of Merger   of Merger  ABSTAIN
         and Southern Union Company:                 [ ]         [ ]       [ ]

Item 2 - In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

                                      If you plan to attend the Special
[                            ]        Meeting, please check this box in    [ ]
[                            ]        order to receive an admission ticket.
[                            ]
                                Date                                     ,1999
                                    -------------------------------------

                                ----------------------------------------------
                                Signature

                                ----------------------------------------------
                                Signature

                                Please mark, date and sign your name exactly as it appears to the left and return promptly in the enclosed envelope. For joint accounts, each joint owner should sign. When signing as an attorney, executor, administrator, trustee, guardian or other officer of a corporation, please give your full title as such. If stock is owned by a partnership or corporation, please indicate your capacity in signing the proxy.

[ *** IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW *** ]

--------------------------------------------------------------------------------
                          /\ FOLD AND DETACH HERE /\

[graphic]                      VOTE BY TELEPHONE                      [graphic]
                         QUICK *** EASY *** IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

To vote FOR the Agreement of Merger and to authorize the Proxies to vote in their discretion upon such matters as may properly come before the meeting, press 1; to vote AGAINST the Agreement of Merger and to withhold discretionary authority from the Proxies, press 9.

              When asked, please confirm your vote by Pressing 1.

       PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF YOU VOTED BY PHONE.

Call ** Toll Free ** On a Touch-Tone Telephone
1-800-840-1208 - ANYTIME
                                                                        [     ]
There is NO CHARGE to you for this call.